Exhibit 4.1
EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SECOND LIEN CREDIT AGREEMENT
by and among
BAKERS FOOTWEAR GROUP, INC.
as Borrower,
and
THE LENDERS THAT ARE SIGNATORIES HERETO
as the Lenders,
and
PRIVATE EQUITY MANAGEMENT GROUP, INC.
as the Arranger and Administrative Agent
Dated as of February 1, 2008

1

2

3

4

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Subordinated Term Note
Exhibit C-1	Form of Compliance Certificate
Schedule A-1	Agent’s Account
Schedule B-1	Commitments
Schedule C-1	Designated Account
Schedule D-1	Registration Rights Agreement
Schedule E-1	Allocation of Common Shares
Schedule P-1	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.5	Locations of Inventory and Equipment
Schedule 4.7(a)	States of Organization
Schedule 4.7(b)	Chief Executive Offices
Schedule 4.7(c)	Organizational Identification Numbers
Schedule 4.7(d)	Commercial Tort Claims
Schedule 4.8(b)	Capitalization of Borrower
Schedule 4.8(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.9(b)	No Conflicts
Schedule 4.9(c)	Consents and Filings
Schedule 4.10	Litigation
Schedule 4.14	Environmental Matters
Schedule 4.15	Scheduled Intellectual Property Collateral
Schedule 4.17	Deposit Accounts and Securities Accounts
Schedule 4.19	Permitted Indebtedness
Schedule 5.2	Collateral Reporting
Schedule 5.3	Financial Statements, Reports, Certificates
Schedule 5.8	Certificate of Insurance
Schedule 6.4	Disposal of Assets
Schedule 6.13	Transactions with Affiliates

v

SECOND LIEN CREDIT AGREEMENT
     THIS SECOND LIEN CREDIT AGREEMENT (this “Agreement”), is entered into as of February 1, 2008, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”).
INTRODUCTION
     All defined terms not otherwise defined above or in this Introduction are as defined in Schedule 1.1 or as defined elsewhere herein.
     Borrower has requested that the Lenders agree to make Borrower a secured term loan of $7,500,000 the proceeds of which will be used for (i) the partial pay down of the Indebtedness outstanding under the Senior Loan Agreement, (ii) working capital for business operations, and (iii) fees and expenses related to the transactions contemplated by the Loan Documents.
     To provide assurance and security for the repayment of the loans and other Obligations of Borrower hereunder, Borrower will provide or will cause to be provided to Agent (for the benefit of the Lender Group) a security interest in all of its personal property assets pursuant to the Security Agreement (as defined herein).
     As additional inducement to the Lenders, the Borrower has agreed that, on the Funding Date, the Borrower will issue to Agent or its Affiliates shares of the Borrower’s Common Stock as is set forth next to such Person’s name on Schedule E-1 hereto, which shares shall in the aggregate total 350,000 shares of the Common Stock of the Borrower. On the Funding Date, the parties will enter into the Registration Rights Agreement, pursuant to which, among other things the Borrower will agree to provide certain registration rights under the Securities Act. The Agent, each Lender and Borrower are executing and delivering this Agreement and the Loan Documents in reliance upon the exemption from securities registration afforded by the provisions of Regulation D as promulgated by the SEC under the Securities Act.
     Subject to the terms and conditions set forth herein, Agent is willing to act as agent for the Lenders and each Lender is willing to make loans to Borrower in an aggregate amount not in excess of its Commitment hereunder.
     Accordingly, the parties hereto hereby agree as follows:
1.	DEFINITIONS AND CONSTRUCTION.
     1.1 Definitions. Except as otherwise provided herein, capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Agent shall so request, the Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein, provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Divisions of the Code, the definition of such term contained in Article 9 shall govern.
     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or,” and any provision that is set forth herein as part of a list or series is to be construed in a manner that does not result in duplication of any other provision in such list or series. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein, subject to qualifications of materiality set forth in the Loan Documents.
     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.	TERM LOAN AND TERMS OF PAYMENT.
     2.1 INTENTIONALLY OMITTED.
     2.2 Term Loan.
          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender agrees (severally, not jointly or jointly and severally) to make a term loan (collectively, the “Term Loan”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Commitment.
          (b) All amounts outstanding under the Term Loan shall constitute Obligations. No portion of the Term Loan which is repaid or prepaid may be reborrowed. The Term Loan shall be repaid in installments as set forth in the tables set forth in subsections (c) and (d) below; provided, however, that the outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration.
          (c) Subject to subsection (b) above and subsection (d) below, the principal of the Term Loan shall be repaid in installments as follows:
               (i) commencing on March 1, 2008, and continuing on the first day of each of the 34 consecutive months thereafter, equal installments of $208,333.33; and
               (ii) on the Maturity Date, a final installment in an amount equal to the then unpaid principal balance of the Term Loan.
          (d) If Borrower prepays any portion of the Term Loan prior to the Maturity Date, such prepayment shall be made in the inverse order of maturity, and the payment schedule for the remaining balance shall be recalculated so as to result in equal payments which fully amortize the remaining principal balance over the remaining term of the Term Loan.
     2.3 Borrowing Procedure.
          (a) Generally.
               (i) The Borrowing of the Term Loan shall be made by an irrevocable written request by an Authorized Person delivered to Agent and the Lenders. Such notice must be received by Agent and the Lenders no later than 10:00 a.m. (California time) on the Closing Date, specifying the requested Funding Date, which shall be a Business Day.
               (ii) [INTENTIONALLY OMITTED]
               (iii) Borrower shall borrow pursuant to Section 2.2(a) an amount equal to the Term Loan in a single drawing.
               (iv) Subject to the other conditions set forth in this Section 2.3(a), each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date. After Agent’s receipt of such funds, Agent shall make such funds available to Borrower on the Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower’s Designated Account; provided, however, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any portion of the Term Loan if Agent shall have actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the Borrowing unless such condition has been waived. In the event any Lender shall not have made the amount of Lender’s Pro Rata Share of the requested Borrowing in accordance with the provisions of this Section 2.3(a), Agent or its designee shall fund any such shortfall and the Lenders’ Pro Rata Shares shall be deemed to be adjusted accordingly.
               (v) Agent shall not be obligated to transfer to a Defaulting Lender any payments respecting the Term Loan made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s portion of the Term Loan was funded by the other members of the Lender Group). Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable portion of the Term Loan and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.
          (b) Notation. Agent shall record on its books the principal amount of the Term Loan owing to each Lender, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, gross negligence or willful misconduct on the part of Agent, conclusively be presumed to be correct and accurate.
          (c) Lenders’ Failure to Perform. All portions of the Term Loan shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares and subject to Section 2.2. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any portion of the Term Loan (or other extensions of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
     2.4 Payments.
          (a) Payments by Borrower.
               (i) Except as otherwise expressly provided herein and subject to the Senior Loan Subordination Agreement, all payments by Borrower shall be made in Dollars to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue until such following Business Day.
               (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
          (b) Apportionment and Application.
               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender), and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders. Subject to the Senior Loan Subordination Agreement, all payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                    (A) first, ratably to pay any Lender Group Expenses then due to Agent or any of the Lenders under the Loan Documents, until paid in full,
                    (B) second, ratably to pay any fees or premiums then due to Agent (for its separate account, after giving effect to any agreements between Agent and individual Lenders) or any of the Lenders under the Loan Documents until paid in full,
                    (C) third, ratably to pay interest due in respect of the Term Loan until paid in full,
                    (D) fourth, ratably to pay any principal amount then due and payable with respect to the Term Loan until paid in full; provided that, if Borrower is making a prepayment of the Term Loan in accordance with Sections 2.4(d) or 2.4(e), in accordance with Section 2.2(d); and
                    (E) fifth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.
               (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.
               (iv) For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding.
               (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.
               (vi) The provisions of this Section 2.4 constitute an agreement among Borrower and the Lender Group as to the application of payments, Collections and proceeds of Collateral and do not constitute any subordination of (x) any Obligations or (y) the right to payment of any Obligations.
          (c) Mandatory Prepayments.

               (i) [INTENTIONALLY OMITTED]
               (ii) No later than two (2) Business Days following receipt of Net Cash Proceeds from any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of property or assets after the Closing Date (other than sales or dispositions of Inventory or Equipment or other fixed assets in the ordinary course of business and other than any proceeds from the termination of the lease for Borrower’s store located on 34th Street, New York City, NY), subject to the Senior Loan Subordination Agreement, Borrower shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds in excess of $500,000 in any fiscal year of Borrower received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by Borrower and its Subsidiaries (and not paid to Agent as a prepayment of the Obligations) for all such sales or dispositions shall exceed $500,000 in any fiscal year. Nothing contained in this subclause (ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.
               (iii) No later than two (2) Business Days following the receipt by Borrower or any of its Subsidiaries of any cash or other collected funds in respect of Extraordinary Receipts after the Closing Date in excess of $500,000 in the aggregate in any fiscal year of Borrower ending after the Closing Date, subject to the Senior Loan Subordination Agreement, Borrower shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts in excess of $500,000 in the aggregate in any fiscal year of Borrower ending after the Closing Date, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.
               (iv) No later than two (2) Business Days following the issuance or incurrence by Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a) through (c) and (e) through (g) of Section 6.1) after the Closing Date, or the sale or issuance by Borrower or any of its Subsidiaries of any shares of its Capital Stock in an amount in excess of $500,000 in any one transaction or series of related transactions, subject to the Senior Loan Subordination Agreement and excluding proceeds from the issuance of Capital Stock as a result of the exercise of options, warrants or subordinated convertible debentures outstanding prior to the Closing Date or the exercise of rights with respect to any Capital Stock based compensation awarded to officers, directors or employees of Borrower, Borrower shall prepay the outstanding principal of the Obligations in accordance with clause (d) in an amount equal to 50% of the Net Cash Proceeds received by Borrower or its Subsidiaries in connection with such sale, issuance, or incurrence. The provisions of this subsection (iv) shall not be deemed to be implied consent to any such sale, issuance, or incurrence otherwise prohibited by the terms and conditions of this Agreement.
          (d) Application of Prepayments.
               (i) Each prepayment pursuant to subclauses (c)(ii) and (c)(iii) above (in each case except with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral) and subclause (c)(iv) above shall be applied first, to payment of the Applicable Prepayment Premium, and then in accordance with Section 2.2(d).

               (ii) Each prepayment pursuant to subclauses (c)(ii) above and (c)(iii) with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral shall be applied in the manner set forth in Section 2.4(b)(i), provided, however, that, except during the continuation of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair, or restore the properties or assets in respect of which such proceeds were paid if (i) the amount of proceeds received in respect of such sales, dispositions, insurance policies, or condemnation awards are less than $5,000,000 in the aggregate during the term of this Agreement, (ii) Borrower delivers a certificate to Agent within 30 days after such sale or 30 days after the date of such loss, destruction, or taking, as the case may be, stating that such proceeds shall be used to replace, repair, or restore such properties or assets within a period specified in such certificate not to exceed the earlier of (x) 180 days after the receipt of such proceeds and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds are immediately deposited in a Deposit Account subject to a Control Agreement. If all or any portion of such proceeds not so applied to the prepayment of the Obligations in accordance with this clause (ii) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations in accordance with this clause (ii) on the last day of such specified period. Each such prepayment of the Term Loan shall be applied in accordance with Section 2.2(d).
          (e) Optional Prepayment of Term Loan. Borrower shall have the right to make full or partial prepayments of the Term Loan, upon two (2) Business Days prior written notice to the Agent; provided that any such prepayment shall be accompanied by the Applicable Prepayment Premium as provided in the Fee Letter. Any optional prepayment of the Term Loan shall be in a minimum amount of the lesser of (x) the then remaining principal balance of the Term Loan and (y) $500,000. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity.
     2.5 Payment of Obligations. Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.
     2.6 Interest: Rates, Payments, and Calculations.
          (a) Interest Rate. Except as provided in clause (b) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at fifteen percent (15%) per annum.
          (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two and one half (2 1/2) percentage points above the per annum rate otherwise applicable hereunder.
          (c) Payment. Except as provided to the contrary in Section 2.11, interest and all fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding. Borrower hereby authorizes Agent, from time to time, without prior notice to Borrower, to charge all fees (when due and payable), all Lender Group Expenses (as and when incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan) and in each case (other than fees provided in Section 2 of the Fee Letter) which are not paid by Borrower within thirty (30) days of the date of Agent’s invoice therefor to Borrower’s Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to the Term Loan. Any interest not paid when due shall be compounded by being charged to Borrower’s Loan Account and shall accrue interest at the rate then applicable to the applicable Loan.
          (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.
          (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
     2.7 INTENTIONALLY OMITTED.
     2.8 Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
     2.9 Designated Account. Agent is authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Term Loan requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, the proceeds of the Term Loan shall be made to the Designated Account.
     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with the Term Loan, and with all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be rebuttably presumed to be correct and accurate.
     2.11 Fees. Borrower shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
     2.12 INTENTIONALLY OMITTED.
     2.13 INTENTIONALLY OMITTED.
     2.14 Registered Notes. Agent, acting solely for this purpose as a non-fiduciary agent on behalf of Borrower (or in the case of an assignment not recorded in the Register in accordance with Section 13.1(f), the assigning Lender) agrees to record the Commitments and Term Loan on the Register. The Term Loan recorded on the Register shall be evidenced only by the Registered Notes (as defined below). Upon the registration of the Term Loan, Borrower agrees to execute and deliver to each Lender a Subordinated Term Note, in the form of Exhibit B-1 hereto, and registered as provided in Section 13.1(f) (a “Registered Note”), payable to the order of such Lender or its registered assigns and otherwise duly completed. Once recorded on the Register, no Commitment or Term Loan may be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.
     2.15 Issuance of Common Shares. Subject to the terms and conditions of this Agreement, on the Closing Date at the closing, the Agent shall purchase and the Borrower shall sell and issue to the Agent or its designees the Common Shares in the respective amounts set forth on Schedule E-1 hereto as additional consideration for the Agent entering into this Agreement and arranging the Term Loan.
3.	CONDITIONS; TERM OF AGREEMENT.
     3.1 Conditions Precedent to the Extension of Credit and Issuance of Common Shares. The obligation of each Lender to make its extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent). The Borrower’s obligation to sell and issue the Notes and Common Shares and to accept the extension of credit at the closing is subject to the fulfillment to the satisfaction of the Borrower on or prior to the Closing Date of the conditions precedent set forth on Schedule 3.1A, any of which may be waived by the Borrower.
     3.2 INTENTIONALLY OMITTED.
     3.3 Term. This Agreement shall continue in full force and effect for a term ending on February 1, 2011 (the “Maturity Date”), unless terminated earlier in accordance with the terms of this Agreement. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement pursuant to Section 8.1.
     3.4 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder or under any other Loan Document, and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.
     3.5 Early Termination by Borrower. Borrower has the option, at any time upon 2 Business Days prior written notice by Borrower to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay in cash the Obligations in full on the date set forth as the date of termination of this Agreement in such notice.
4.	BORROWER’S REPRESENTATIONS AND WARRANTIES.
     In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete as of the date hereof, and shall be true, correct, and complete as of the Closing Date, (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
     4.1 No Encumbrances. Borrower has good and indefeasible title to, or a valid leasehold interest in, its personal property assets and good and marketable title to, or a valid leasehold interest in, its Real Property, in each case, free and clear of Liens except for Permitted Liens.
     4.2 INTENTIONALLY OMITTED.
     4.3 INTENTIONALLY OMITTED.

     4.4 Equipment. Each item of Equipment of Borrower and its Subsidiaries which is material to their business is in good working order, ordinary wear and tear and damage by casualty excepted.
     4.5 Location of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of Borrower are not stored with a bailee, warehouseman, or similar party except as set forth in Schedule 4.5 and are located only at, or in-transit between, the locations identified on Schedule 4.5 (as such Schedule may be updated pursuant to Section 5.9).
     4.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof in all material respects.
     4.7 State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.
          (a) The name and jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 4.7(a).
          (b) The chief executive office of Borrower and, as of the Closing Date, each of its Subsidiaries, is located at the address indicated on Schedule 4.7(b).
          (c) Borrower’s and each of its Subsidiaries’ organizational identification number, if any, is identified on Schedule 4.7(c).
          (d) As of the Closing Date, to the best of Borrower’s knowledge, Borrower and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 4.7(d).
     4.8 Due Organization and Qualification; Subsidiaries.
          (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.
          (b) Set forth on Schedule 4.8(b) is a complete and accurate description of the authorized capital stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.
          (c) Set forth on Schedule 4.8(c) is a complete and accurate list of Borrower’s direct and indirect Subsidiaries, showing: (i) the jurisdiction of its organization, (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.
          (d) Except as set forth on Schedule 4.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s Subsidiaries’ capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s Subsidiaries’ capital stock or any security convertible into or exchangeable for any such capital stock.
     4.9 Due Authorization; No Conflict.
          (a) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.
          (b) Other than as identified on Schedule 4.9(b), the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract to which Borrower is a party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of the material properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower’s interest holders or any approval or consent of any Person under any material contract to which Borrower is a party, other than consents or approvals that have been obtained and that are still in force and effect.
          (c) Other than the consents and filings identified on Schedule 4.9(c), the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other third Person, other than consents or approvals that have been obtained and that are still in force and effect.
          (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
          (e) The Agent’s Liens are validly created, perfected (to the extent perfected by filing of a UCC-1 financing statement) and first priority Liens, subject only to Permitted Liens.
     4.10 Litigation. Other than those matters disclosed on Schedule 4.10, there are no material actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles) and (b) matters arising after the Closing Date that, if decided adversely to Borrower or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.
     4.11 No Material Adverse Change. All financial statements of Borrower and its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower’s and its Subsidiaries’ financial condition in accordance with GAAP as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since the date of the latest consolidated financial statements submitted to Agent on or before the Closing Date.
     4.12 Fraudulent Transfer.
          (a) Borrower is Solvent.
          (b) No transfer of property is being made by Borrower or any Subsidiary of Borrower and no obligation is being incurred by Borrower or any Subsidiary of Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.
     4.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of its ERISA Affiliates maintains or contributes to any Benefit Plan or Multiemployer Plan. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change.
     4.14 Environmental Condition. Except as set forth on Schedule 4.14, and except for other matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) to Borrower’s knowledge, none of Borrower’s properties or assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.
     4.15 Intellectual Property.
          (a) Borrower and each Subsidiary of Borrower owns or has a right to use all Patents, Copyrights, Trademarks and Licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 4.15 (as updated annually) is a true, correct, and complete listing of Patents, Copyrights and Trademarks as to which Borrower and each Subsidiary of Borrower is the owner or is an exclusive licensee (collectively, the “Scheduled Intellectual Property Collateral”) as of the date hereof.
          (b) Except as set forth in Schedule 4.15:
               (i) Borrower and each Subsidiary of Borrower is the sole owner or is an exclusive licensee of its Scheduled Intellectual Property Collateral, free and clear of any Lien (other than any Permitted Lien) without the payment of any monies or royalty except with respect to off-the-shelf software;
               (ii) Borrower and each Subsidiary of Borrower has taken, and will continue to take, all actions which are reasonably necessary or advisable to acquire and protect its Scheduled Intellectual Property Collateral, including: (x) registering all Copyrights included within the Scheduled Intellectual Property Collateral which, in such Borrower’s or Subsidiary’s business judgment, are of sufficient value to merit such treatment, in the U.S. Copyright Office, and (y) registering all Patents and Trademarks included within the Scheduled Intellectual Property Collateral which, in such Borrower’s or Subsidiary’s business judgment, are of sufficient value to merit such treatment, in the United States Patent and Trademark Office;
               (iii) Borrower’s and each Subsidiary of Borrower’s rights in the Scheduled Intellectual Property Collateral are valid and enforceable;
               (iv) Neither Borrower nor any Subsidiary of Borrower has received any material demand, claim, notice or inquiry from any Person in respect of the Scheduled Intellectual Property Collateral which challenges, threatens to challenge or inquiries as to whether there is any basis to challenge, the validity of, the rights of Borrower and its Subsidiaries in or the right of Borrower and its Subsidiaries to use, any such Scheduled Intellectual Property Collateral, and Borrower and its Subsidiaries know of no basis for any such challenge;
               (v) Borrower and its Subsidiaries have not received any written notice of any violation or infringement of any proprietary rights of any other Person that could reasonably be expected to result in a Material Adverse Change;
               (vi) Borrower and its Subsidiaries have not granted any license with respect to any Scheduled Intellectual Property Collateral to any Person;
               (vii) Borrower and its Subsidiaries are not pursuing any claims or causes of actions against any Person for infringement of the Scheduled Intellectual Property Collateral that could reasonably be expected to result in a Material Adverse Change; and
               (viii) Notwithstanding any provision of the Loan Documents to the contrary, neither the Borrower nor any Subsidiary of Borrower shall be obligated to acquire, maintain, or protect any Scheduled Intellectual Property Collateral in the event Borrower or its Subsidiary determines, in its reasonable business judgment, that such collateral is no longer necessary or desirable in the conduct of its business.

     4.16 Leases. Borrower enjoys peaceful and undisturbed possession under all leases of Equipment and Real Property material to their business and to which they are parties or under which they are operating, and all of such material leases are valid and subsisting and no material default by Borrower which has continued beyond any applicable notice and cure period exists under any of them. Borrower’s Subsidiaries enjoy peaceful and undisturbed possession under all leases of Equipment and Real Property material to the business of the Borrower and its Subsidiaries, taken as a whole, and to which they are parties or under which they are operating, and all of such material leases are valid and subsisting and no default material to the business of the Borrower and its Subsidiaries, taken as a whole, by any of Borrower’s Subsidiaries exists under any of them.
     4.17 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.17 is a listing of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
     4.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, including the SEC Filings), for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower’s good faith estimate of its consolidated future performance for the periods covered thereby, taking into account the assumptions and qualifications discussed therein; provided, however, that the Closing Date Projections and additional Projections are not to be viewed as facts and that actual results during the period or periods covered by such Projections may differ from such Projections and that the differences may be material.
     4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of Borrower and each Subsidiary of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, and such Schedule accurately reflects the aggregate principal amount of such Indebtedness as of the Closing Date.
     4.20 Regulation U. No action has been taken or is currently planned by Borrower or any of its Subsidiaries which would cause this Agreement or any of the other Loan Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and, except as may be expressly agreed to and documented between Borrower and Agent, none of the proceeds of the Term Loan will be used directly or indirectly for such purpose.

4A. AGENT’S AND LENDERS’ REPRESENTATIONS AND WARRANTIES. Agent and each Lender hereby represent and warrant to the Borrower as follows:
     4A.1 Organization; Authorization. All action on the part of such Agent and each Lender necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date. Such Agent and each Lender is a natural person or is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with requisite individual, corporate, or organizational power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and to otherwise carry out its obligations hereunder. The Loan Documents, when executed and delivered by Agent and each Lender, shall constitute a valid and legally binding obligation of Agent and each Lender enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.
     4A.2 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Borrower or Agent or any Lender for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Agent or any Lender.
     4A.3 Prohibited Transactions. Since the time the Agent or any Lender was first contacted regarding an investment in the Borrower until the date hereof, neither Agent or any Lender nor any Affiliate of Agent or any Lender which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Agent or such Lender’s investments or trading or information concerning Agent or such Lender’s investments, including in respect of the Securities, or (z) is subject to Agent or such Lender’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Borrower, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Agent and each Lender shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.
     4A.4 Limited Ownership. The purchase by Agent and each Lender of the Securities issuable to it at the closing will not result in Agent nor each such Lender (individually or together with other Persons with whom Agent or such Lender has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Borrower’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Borrower on a post-transaction basis that assumes that such closing shall have occurred. Agent and each Lender does not presently intend to, alone or together with others, make a public filing with the

SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such closing (when added to any other securities of the Borrower that it or they then own or have the right to acquire), beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Borrower on a post-transaction basis that assumes that the closing at issue shall have occurred.
     4A.5 Independent Investment Decision. Agent and each Lender has independently evaluated the merits of its decision to purchase Securities pursuant to the Loan Documents, and Agent and each Lender confirms that it has not relied on the advice of any other Person’s business, tax and/or legal counsel in making such decision. Agent and each Lender has not relied on the business, legal advice or tax advice of the Borrower or any of the Borrower’s agents, counsel or Affiliates in making its investment decision hereunder. Agent and each Lender acknowledges that the Borrower makes no representations or warranties regarding the tax consequences of the Securities to Agent and each Lender.
     4A.6 Investment Representations.
          (a) This Agreement is made with the Agent and each Lender in reliance upon each of Agent’s and Lender’s representation to the Borrower, which by its acceptance hereof Agent and each Lender hereby confirms, that the Securities to be received by it will be acquired for investment purposes and for its own account (not as a nominee or agent, and not with a view to the sale or distribution of any part thereof), and that neither the Agent nor any Lender has the present intention of selling, granting participation in or otherwise distributing the same. By executing this Agreement, Agent and each Lender further represents that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities. Neither the Agent nor any Lender are registered broker dealers or an entity engaged in the business of being a broker dealer.
          (b) Each of Agent and each Lender understands that the Securities are not registered under the Securities Act, on the ground that the sale provided for pursuant to this Agreement and the issuance of the Securities hereunder should be exempt from registration under the Securities Act and that the Borrower’s reliance on such exemption is predicated on such Agent’s and Lenders’ representations set forth herein. Agent and each Lender realize that the basis for the exemption may not be present if, notwithstanding such representations, such Agent or Lender has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. Agent and each Lender confirm that it has no such intention.
          (c) At the time such Agent or Lender was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act. Agent and each Lender represent that each is experienced in evaluating and investing in companies such as the Borrower, is able to fend for itself in the transactions contemplated by this Agreement, including the Notes and the Common Stock, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. Agent and each Lender acknowledge receipt of copies of and its satisfactory review of the SEC Filings. Agent and each Lender further represent that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by the Borrower under the Securities Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Borrower concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access and that it has received such information that is necessary to make an informed investment decision with respect to the Securities. Neither Agent nor any Lender learned of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act. Each Lender is an Eligible Transferee and was not formed solely for the purpose of investing in the Securities.
          (d) Agent and each Lender understand that the Securities may only be disposed of in compliance with state and federal securities laws. Agent and each Lender understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering. Agent and each Lender further understand that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Agent and each Lender is aware that the Securities may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met and that Agent or each Lender may be deemed to be an “affiliate” for purposes of the rule. Agent and each Lender represent that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and in accordance with the terms and conditions of this Agreement.
          (e) Agent and each Lender agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the Securities Act) unless and until (i) such Agent or Lender shall have notified the Borrower of the proposed disposition and shall have furnished the Borrower with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Borrower, at the expense of such Agent or Lender or transferee, it shall have furnished to the Borrower an opinion of counsel, reasonably satisfactory to the Borrower, to the effect that such transfer may be made without registration under the Securities Act.
     4A.7 Legends.
          (a) All certificates for the Securities may bear the following or a substantially similar legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES

ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE [BORROWER].
          (b) The certificates for the Securities may also bear any legend required by any applicable state securities or other law or any of the other agreements executed by Agent or any Lender in connection with its investment in the Borrower.
     4A.8 Securities Laws Disclosure; Publicity. The Borrower may issue a press release reasonably acceptable to the Agent disclosing the transactions contemplated hereby within four Business Days of the date of this Agreement and timely file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Borrower may make such other filings and notices in the manner and time required by the SEC and the Eligible Market on which the Common Stock is listed with respect to the transactions contemplated hereby.
5.	AFFIRMATIVE COVENANTS.
     Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following (provided, however, that only Borrower is required to comply with Section 5.2 and Section 5.3):
     5.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep a reporting system that shows all additions, sales, claims, returns and allowances with respect to its sales.
     5.2 Collateral Reporting. Provide Agent with each of the reports set forth on Schedule 5.2 at the times specified therein.
     5.3 Financial Statements, Reports, Certificates. Deliver to Agent each of the financial statements, reports, or other items set forth on Schedule 5.3 at the time specified herein. In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year end different from that of Borrower, other than as required by applicable law.
     5.4 Appraisal. Permit Agent to have the Inventory reappraised by an appraisal company selected by Agent from time to time after the Closing Date; provided, however, that Borrower may satisfy this covenant by delivery to Agent, no less frequently than annually, of a copy of the appraisal of Borrower’s inventory obtained by Senior Lender.

     5.5 Inspection. Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists and is continuing, with reasonable prior notice to Borrower.
     5.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so would not be reasonably expected to result in a Material Adverse Change), and comply in all material respects at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any material loss or forfeiture thereof or thereunder.
     5.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all material tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower or its Subsidiary has made such payments or deposits.
     5.8 Insurance.
          (a) At Borrower’s expense, maintain insurance respecting its and its Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny and embezzlement. All such policies of insurance shall be in such amounts as are ordinarily maintained by Persons engaged in the same or similar businesses and with such insurance companies as are reasonably satisfactory to Agent. Other than business interruption insurance policies, Borrower shall deliver or has delivered certificates of insurance evidencing all required coverages to Agent with an endorsement naming Agent as loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each certificate of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. Agent stipulates and agrees that Borrower’s insurance as set forth on Schedule 5.8(a) is satisfactory to Agent.
          (b) Borrower shall give Agent prompt notice of any loss of the Collateral exceeding $50,000 covered by such insurance. Borrower shall have the exclusive right to adjust any losses payable under any insurance policies.
     5.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 4.5 or in transit from one such location to another;

provided, however, that Borrower may amend Schedule 4.5 so long as such amendment occurs by written notice to Agent not less than 5 days prior to the date on which such Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, if such location is not owned by Borrower, Borrower provides Agent a Collateral Access Agreement with respect thereto.
     5.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.
     5.11 Leases. Pay, or cause to be paid, when due all rents and other amounts payable under any material leases to which Borrower or any Subsidiary of Borrower is a party or by which Borrower’s or any of its Subsidiaries’ properties and assets are bound.
     5.12 Existence. At all times preserve and keep in full force and effect Borrower’s and its Subsidiaries’ (a) valid existence and (b) good standing and any rights and franchises, in each case, material to the Borrower’s business taken as a whole.
     5.13 Environmental.
          (a) Keep any property owned or operated by Borrower or any Subsidiary of Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or any Subsidiary of Borrower and take or cause to be taken any Remedial Actions reasonably required to abate said release or otherwise for Borrower to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower that is not a Permitted Lien, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or any Subsidiary of Borrower which could reasonably be expected to cause a Material Adverse Change, and (iii) notice of a violation, citation, or other administrative order which reasonably would be expected to result in a Material Adverse Change.
     5.14 Disclosure Updates. Promptly and in no event later than 10 Business Days after any Authorized Officer obtains actual knowledge thereof, notify Agent if any written information, exhibit, or report (taken as a whole), including the contents of the SEC Filings, furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the facts and circumstances in which such statement was made or known by Borrower or any Subsidiary of Borrower to exist at the time such statement was made. Agent shall be deemed to have notice of updated disclosure regarding Borrower and its Subsidiaries to the extent set forth in the SEC Filings.
     5.15 Control Agreements. Subject and pursuant to the Senior Subordination Agreement with respect to Borrower’s Deposit Accounts maintained at Senior Lender, take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all Deposit Accounts maintained at Senior Lender, and with respect to (subject to the proviso contained in Section 6.12) all of its Securities Accounts and other Deposit Accounts (other than Store Deposit Accounts), electronic chattel paper, investment property, and letter of credit rights.
     5.16 Assignment of Proceeds. Execute and deliver to Agent any and all additional documents that Agent may reasonably request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, providing for the collateral assignment of all proceeds to Agent arising from any license or royalty agreement entered into by Borrower with respect to Borrower’s General Intangibles. Such assignment shall provide that Borrower may retain such proceeds so long as no Event of Default shall have occurred and be continuing.
     5.17 Employee Benefits.
          (a) Deliver to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or its Subsidiaries know or have reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower or such Subsidiary describing such ERISA Event and any action that is being taking with respect thereto by Borrower or its Subsidiaries or their ERISA Affiliates, and any action taken or threatened by the IRS, Department of Labor, or PBGC; Borrower and its Subsidiaries shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower or its Subsidiaries or, to the knowledge of Borrower or its Subsidiaries, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three Business Days after receipt by Borrower or its Subsidiaries of the notice of the PBGC’s intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.
          (b) Cause to be delivered to Agent, upon Agent’s request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all material written interpretations thereof and material written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; and (iii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.
     5.18 Formation of Subsidiaries. At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower shall (a), if new Subsidiary is a Domestic Subsidiary, cause such new Subsidiary to provide to Agent a guaranty of the Obligations and a joinder to such security documents (including the Security Agreement and Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in any such new Domestic Subsidiary, and if such new Foreign Subsidiary is owned by a Domestic Subsidiary, 66% of the direct or beneficial ownership interest in any such new Foreign Subsidiary, in each case in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.18 shall be a Loan Document.
6.	NEGATIVE COVENANTS.
     Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:
     6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:
          (a) Indebtedness evidenced by this Agreement and the other Loan Documents,
          (b) Indebtedness set forth on Schedule 4.19,
          (c) Permitted Purchase Money Indebtedness,
          (d) [INTENTIONALLY OMITTED]
          (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 6.1 or this Section 6.1(e) (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more obligors as liable with respect thereto if such additional obligors were not liable with respect to the original Indebtedness, (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
          (f) endorsement of instruments or other payment items for deposit, and
          (g) Indebtedness comprising Permitted Investments.
     6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are continuations or replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 6.1(e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).
     6.3 Restrictions on Fundamental Changes.
          (a) Enter into any Fundamental Transaction or other consolidation, reorganization or recapitalization (other than any merger (x) between any Domestic Subsidiary and Borrower in which Borrower is the surviving corporation or (y) between two Foreign Subsidiaries of Borrower) not otherwise permitted under the Loan Documents, or reclassify its capital stock other than pursuant to the terms of such capital stock (except for common stock dividends, splits, reverse splits or other similar transactions);
          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),
          (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets, or
          (d) Other than Permitted Dispositions, suspend or go out of a substantial portion of its or their business.
     6.4 Disposal of Assets. Except as set forth on Schedule 6.4, other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of Borrower or any Subsidiary of Borrower.
     6.5 Change Name. Change Borrower’s or any its Subsidiaries’ name, organizational identification number, state of organization, or organizational identity; provided, however, that Borrower or a Subsidiary of Borrower may change its name upon at least 30 days’ prior written notice by Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower or Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.
     6.6 Nature of Business. Make any change in the principal nature of their business.
     6.7 Prepayments and Amendments. Except in connection with a refinancing permitted by Section 6.1(e):

          (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or a Subsidiary of Borrower, other than the Obligations in accordance with this Agreement and the Indebtedness evidenced by the Senior Loan Documents in accordance with the terms thereof,
          (b) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or
          (c) directly or indirectly, materially amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b).
     6.8 Change of Control. Cause or permit, directly or indirectly, any Change of Control.
     6.9 Consignments. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.
     6.10 Distributions. Other than distributions or declaration and payment of dividends by any Subsidiary of Borrower to Borrower, or by any Foreign Subsidiary of Borrower to any other Subsidiary of Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of the capital stock of Borrower, of any class, whether now or hereafter outstanding except for cashless exercises (including by delivery of previously outstanding shares) or termination of options or warrants or similar transactions.
     6.11 Accounting Methods. Modify or change their fiscal year or materially modify or change their method of accounting (other than as may be required to conform to GAAP or to comply with SEC reporting requirements) or enter into, modify, or terminate any agreement currently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records in a manner that would result in said accounting firm or service bureau declining to provide Agent information regarding Borrower’s and its Subsidiaries’ financial condition.
     6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) other than Indebtedness permitted under Section 6.1 for or in connection with any Investment; provided, however, that Borrower shall not have Permitted Investments in Securities Accounts in an aggregate amount in excess of $50,000 at any one time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, Borrower shall not establish or maintain any Securities Account or Deposit Account (other than Store Deposit Accounts) unless Agent shall have received a Control Agreement in respect of such Securities Account or Deposit Account.
     6.13 Transactions with Affiliates. Except as set forth on Schedule 6.13, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are upon fair and reasonable terms, and (b) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate.
     6.14 Use of Proceeds. Use the proceeds of the Term Loan for any purpose other than (a) the partial repayment of the Indebtedness of Borrower due under the Senior Loan Documents, (b) working capital for business operations and (c) fees and expenses related to this Agreement.
     6.15 Inventory and Equipment with Bailees. Except as set forth on Schedule 4.5, store any Inventory or Equipment of Borrower at any time now or hereafter with a bailee, warehouseman, or similar party without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
     6.16 Financial Covenants.
          (a) Tangible Net Worth. Fail to achieve Tangible Net Worth, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table on the date set forth opposite thereto:

Applicable Date	Applicable Amount
May 3, 2008	$10,369,508
August 2, 2008	$8,010,428
November 1, 2008	$2,791,630
January 31, 2009	$8,298,878
May 2, 2009	$5,341,871
August 1, 2009	$2,751,000
October 31, 2009	$(2,807,935)
January 30, 2010	$1,663,997
May 1, 2010	$(1,730,058)
July 31, 2010	$(4,107,320)
October 30, 2010	$(9,569,175)
          (b) Minimum EBITDA. Fail to achieve EBITDA, measured on a fiscal year to date basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Amount
February 3, 2008 to May 3, 2008	$(1,130,419)
February 3, 2008 to August 2, 2008	$(1,058,178)
February 3, 2008 to November 1, 2008	$(3,710,683)

Applicable Period	Applicable Amount
February 3, 2008 to January 31, 2009	$4,305,231
February 1, 2009 to May 2, 2009	$(1,338,523)
February 1, 2009 to August 1, 2009	$(1,266,327)
February 1, 2009 to October 31, 2009	$(4,134,907)
February 1, 2009 to January 30, 2010	$4,576,432
January 31, 2010 to May 1, 2010	$(1,462,274)
January 31, 2010 to July 31, 2010	$(1,326,164)
January 31, 2010 to October 30, 2010	$(4,252,196)
          (c) Capital Expenditures.Make Capital Expenditures in a fiscal year of Borrower in excess of the amount set forth in the following table for the applicable year set forth opposite thereto.

Applicable Year	Applicable Amount
2008	$1,500,000
2009	$2,000,000
2010	$3,000,000
     6.17 No Transactions Prohibited Under ERISA; Unfunded Liability.
          (a) Directly or indirectly
               (i) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;
               (ii) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;
               (iii) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;
               (iv) terminate any Benefit Plan where such event would result in any liability of Borrower, any Subsidiary of Borrower or any of their ERISA Affiliates under Title IV of ERISA which was not paid in connection with such termination;
               (v) fail to make any required contribution or payment to any Multiemployer Plan;

               (vi) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;
               (vii) amend a Plan resulting in an increase in current liability for the Plan year such that Borrower, any Subsidiary of Borrower or any of their ERISA Affiliates is required to provide security to such Plan under Section 401(a)(29) of the IRC; or
               (viii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of such entity under Title IV of ERISA;
which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any of their ERISA Affiliates in excess of $1,000,000.
7.	EVENTS OF DEFAULT.
     Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
     7.1 If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days after notice from Agent, or (b) all or any portion of the principal of the Obligations;
     7.2 If Borrower or any Subsidiary of Borrower
          (a) fail to perform or observe any covenant or other agreement contained in any of Sections 5.2, 5.5, 5.8, 5.12(a), 5.14, 5.16, or 6.1 through 6.17 of this Agreement;
          (b) fail to perform or observe any covenant or other agreement contained in any of Sections 5.1, 5.6, 5.7, 5.9, 5.10 5.11, 5.12(b), or 5.15 of this Agreement and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any Authorized Officer or (ii) written notice thereof is given to Borrower by Agent;
          (c) fail to perform any covenant or other agreement contained in Section 5.3, and such failure continues for a period of 5 Business Days after notice from Agent;
          (d) fail to pay liquidated damages pursuant to Section 2(b) of the Registration Rights Agreement and such failure continues for a period of 10 Business Days after the earlier of (i) the date on which such failure shall first become known to any Authorized Officer or (ii) written notice thereof is given to Borrower by Agent; or

          (e) fail to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents (excluding the Registration Rights Agreement, except as provided in Section 7.2(d) of this Agreement); in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any Authorized Officer or (ii) written notice thereof is given to Borrower by Agent; provided, however, the failure to timely make any filings or notices, including Current Reports on Form 8-K, required by the Commission or the Trading Market on which the Common Stock is listed shall not constitute an Event of Default unless such required filing or notice is not made after a period of 30 Trading Days after the date that Agent submits written demand to Borrower to make such required filing or notice (regardless of whether any such filing shall remain late under rules of the Commission or such Trading Market).
     7.3 If any material portion of the assets of Borrower or any material portion of the assets of Borrower and its Subsidiaries, taken as a whole, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower or the applicable Subsidiary;
     7.4 If an Insolvency Proceeding is commenced by Borrower;
     7.5 If an Insolvency Proceeding is commenced against Borrower or any Subsidiary of Borrower and any of the following events occur: (a) Borrower or its applicable Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any Subsidiary of Borrower, or (e) an order for relief shall have been issued or entered therein;
     7.6 If Borrower or any Subsidiary of Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;
     7.7 If one or more judgments, orders, or awards involving an aggregate amount of $500,000 or more (except to the extent covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against Borrower or any Subsidiary of Borrower or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or the applicable Subsidiary;
     7.8 If Borrower or any Subsidiary thereof (a) fails to pay when due any Material Debt Agreement or (b) fails to observe or perform any other obligation under any Material Debt

Agreement, and such failure results in the obligations thereunder becoming or being declared due and payable prior to the date on which they would otherwise become due and payable;
     7.9 If any material warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Lender in connection with this Agreement or any other Loan Document by Borrower or any officer, employee or director of Borrower, proves to have been untrue in any material respect when made;
     7.10 If Borrower shall breach its obligations in any material respect under any of the Senior Loan Documents or Debenture Documents and such breach shall continue beyond any applicable notice and cure period;
     7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected Lien (which is subject only to Permitted Liens) on or security interest in any material portion of the Collateral covered hereby or thereby (taken as a whole), except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or
     7.12 Any material provision of any Loan Document (except the Registration Rights Agreement) shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Subsidiary of Borrower, or a proceeding shall be commenced by Borrower or any Subsidiary of Borrower, or by any Governmental Authority having jurisdiction over Borrower or any Subsidiary of Borrower, seeking to establish the invalidity or unenforceability thereof.
8.	THE LENDER GROUP’S RIGHTS AND REMEDIES.
     8.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:
          (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;
          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;
          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent’s Liens in the Collateral and without affecting the Obligations; and
          (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.
     8.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.	TAXES AND EXPENSES.
     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as and to the extent required under the terms of this Agreement, then, Agent, in its sole discretion and after prior written notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof (except to the extent Borrower has advised Agent of a good faith dispute as to the amount, timing or propriety of such payment), or (b) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.
10. WAIVERS; INDEMNIFICATION.
     10.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor (other than any notice required under this Agreement), notice of payment and nonpayment (other than any notice required under this Agreement), nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.
     10.2 The Lender Group’s Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the

Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.
     10.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or in connection with the monitoring of Borrower’s or its Subsidiaries’ compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
     10.4 Special Damages. Each party hereto hereby irrevocably and unconditionally waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages in any legal action, suit or proceeding with respect to Loan Documents.
11.	NOTICES.
     Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

If to Borrower:	BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Attention: Peter A. Edison, Chief Executive Officer
Fax No.: (314) 641-0390

With a copy to:	Bryan Cave LLP
211 N. Broadway, Suite 3600
St. Louis, Missouri 63102
Attention: Harold R. Burroughs, Esq.
Fax No.: (314) 552-8706

If to Agent:	PRIVATE EQUITY MANAGEMENT GROUP, INC.
1 Park Plaza, Suite 550
Irvine, California 92614
Attention: Peter Paul Mendel, Esq., General Counsel
Fax No.: (949) 757-0978

With a copy to:	Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, California 90067
Attn: Joel J. Berman, Esq.
Fax No.: (310) 203-0567
     Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.
12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAWS AND PRINCIPLES.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
     (c) BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
     13.1 Assignments and Participations.
          (a) Neither Agent nor any Lender may assign or transfer all, or any part, of the Obligations, the Commitments and any other rights and obligations of such Agent or such Lender hereunder and under the Loan Documents except as provided herein. The Obligations, Commitments and any other rights and obligations of Agent and each Lender hereunder and under the Loan Documents must be transferred pursuant to a registration statement filed under the Securities Act of 1933, as amended, or an exemption from such registration. The Borrower shall be entitled to advance notice of any transfer and reasonable assurance, including an opinion of counsel reasonably acceptable to the Borrower, that such transfer complies with applicable securities laws. Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to an assignment and delegation by a Lender to (x) any other Lender or an Affiliate of such Lender or a Related Fund of such Lender, (y) a group of new Lenders, each of which is an Affiliate or Related Fund of each other so long as the aggregate amount to be assigned to such group is at least $5,000,000 or (z) if as a result of such assignment such Lender shall cease to be a party hereto); provided, however, that, Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Agent an Assignment and Acceptance, and (iii) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $5,000. Notwithstanding the preceding sentence, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender or (y) the assignee is a Lender or an Affiliate of a Lender or a Related Fund of a Lender; provided that any such assignment must otherwise comply with applicable securities laws and the other provisions of this Section 13.1(a).
          (b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee (if required), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 16.7 of this Agreement.
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) Immediately upon Agent’s receipt of any processing fee payment (if required) and the fully executed Assignment and Acceptance this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
          (e) In connection with any such assignment or proposed assignment, a Lender may, subject to the provisions of Section 16.7, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.
          (f) Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain, or cause to be maintained, a register (the “Register”) on which it shall enter the names and addresses of the Lenders and the Commitments of, and the principal amount of the Term Loan (and stated interest thereon) owing to, each Lender from time to time. Subject to the last sentence of this Section 13.1(f), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable notice.
          (g) A Registered Loan (and the Registered Note evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note evidencing the same), Agent and Borrower shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.
     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section

13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.
14.	AMENDMENTS; WAIVERS.
     14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and Borrower, do any of the following:
          (a) increase or extend any Commitment of any Lender,
          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
          (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,
          (d) change the Pro Rata Share that is required to take any action hereunder,
          (e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,
          (f) other than as permitted by Section 15.12, release Agent’s Lien in and to any of the Collateral,
          (g) change the definition of “Required Lenders” or “Pro Rata Share”,
          (h) contractually subordinate any of the Agent’s Liens,
          (i) release Borrower from any obligation for the payment of money, or
          (j) amend any of the provisions of Sections 2.2, 2.4(b), or 15 and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     14.2 Replacement of Holdout Lender.
          (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
          (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitment, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of the Term Loan.
     14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.	AGENT; THE LENDER GROUP.
     15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints PEMG as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a)) are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that PEMG is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make portions of the Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
     15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
     15.3 Liability of Agent. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or the books or records or properties of Borrower’s Subsidiaries or Affiliates.
     15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the requisite Lenders as it deems appropriate and until such instructions are received, Agent shall refrain from acting as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
     15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable.
     15.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.
     15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower and its Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make any portion of the Term Loan or any other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including reasonable fees and expenses of attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
     15.8 Agent in Individual Capacity. PEMG and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though PEMG were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, PEMG or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include PEMG in its individual capacity.
     15.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders (or such shorter period agreed to by the Agent and the Required Lenders). If Agent resigns under this Agreement, the Required Lenders (with Borrower’s approval which shall not be unreasonably withheld, as long as an Event of Default shall not have occurred and then be continuing) shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the effective date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
     15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

     15.11 Withholding Taxes.
          (a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 15.11(a), subject to receipt of the necessary forms from the Lenders. “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Borrower.
          (b) (i) If a Lender claims an exemption from United States withholding tax, such Lender shall deliver to Agent (or, in the case of an assignee of a Lender which is (x) a Qualified Affiliate or Qualified Related Fund of such Lender, and (y) for which an Assignment and Acceptance is not delivered to the Agent pursuant to Section 13.1(c), to the assigning Lender only, and in the case of a participant, to the Lender granting the participation only) the following:
                    (A) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable;
                    (B) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable; or
                    (C) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.

                    (ii) If a Lender claims an exemption from United States withholding tax pursuant to the portfolio interest exception, such Lender represents that such Lender (v) is not a “bank” as described in Section 881(c)(3)(A) of the IRC, (w) is not a 10% shareholder of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the IRC, (x) is not a controlled foreign corporation related to Borrower within the meaning of Sections 864(d)(4) and 881(c)(3)(C) of the IRC, (y) has no arrangement with Borrower that would cause the interest to be “contingent” within the meaning of Sections 871(h)(4) and 881(c)(4) of the IRC, and (z) does not reside in a foreign country described in Sections 871(h)(6) or 881(c)(6) of the IRC. Each such Lender shall deliver to Agent (or, in the case of an assignment to a Qualified Affiliate or Qualified Related Fund that is made pursuant to Section 13.1(c), to the assigning Lender) a properly completed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.
          Notwithstanding the foregoing, such Lender may provide a form W-8IMY, where applicable, with appropriate forms attached thereto.
          Each Lender agrees promptly to notify Agent or the assigning Lender, as applicable, of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Notwithstanding any other provision of this Section 15.11, no Lender shall be required to deliver any form that such Lender is not legally able to deliver.
          (c) If a Lender claims an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States, such Lender shall deliver to Agent (or, in the case of an assignee of a Lender which is (x) a Qualified Affiliate or Qualified Related Fund of such Lender, and (y) for which an Assignment and Acceptance is not delivered to the Agent pursuant to Section 13.1(c), to the assigning Lender only, and in the case of a participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.
          Each Lender agrees promptly to notify Agent or the assigning Lender, as applicable, of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 15.11 are not delivered in accordance with such subsections, then Agent or the assigning Lender, as applicable, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or the assigning Lender, as applicable, did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the proper Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent or the assigning Lender, as applicable, harmless for all amounts paid, directly or indirectly, by Agent or the assigning Lender, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable by Agent or the assigning Lender, as applicable, under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
     15.12 Collateral Matters.
          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which neither Borrower nor any of its Subsidiaries owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.
     15.13 Restrictions on Actions by Lenders; Sharing of Payments.
          (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any Deposit Accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     15.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Division 8 or Division 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
     15.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
     15.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan

Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
     15.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the books and records of Borrower and its Subsidiaries, as well as on representations of Borrower’s personnel,
          (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.7, and
          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request

Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
     15.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.
16.	GENERAL PROVISIONS.
     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
     16.3 Interpretation. Neither this Agreement or any of the other Loan Documents nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto and thereto. Time is of the essence in Borrower’s payment and performance of the Obligations.
     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
     16.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
     16.7 Confidentiality. Agent and Lenders each individually (and not jointly or jointly and severally) agree that, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section 16.7, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender or Agent shall: (y) notify

Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and (z) notify all other Persons described in clause (a) above that they are bound by, the provisions of this Section 16.7. The provisions of this Section 16.7 shall survive the payment in full of the Obligations.
     16.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
     16.9 INTENTIONALLY OMITTED
     16.10 Compliance With USA Patriot Act. Agent is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act Agent is required to obtain, verify and record information that identifies Borrower and certain of its Affiliates, which information includes the name and address of Borrower and these Affiliates and other information that will allow Agent to identify Borrower and these Affiliates in accordance with the USA Patriot Act.
     16.11 Subordination Agreements. All undertakings and obligations of Borrower hereunder and all rights, privileges, undertakings and obligations of the Lender Group hereunder are subject to the terms, conditions and covenants set forth in the Subordination Agreements.
     16.12 Public Announcements. Nothing contained in this Agreement will prohibit Borrower, Agent or any Lender or any of their respective advisors after the Closing Date from issuing or causing publication of any “tombstone” or similar advertisement in customary form, provided that no such “tombstone” or similar advertisement issued or caused to be published by or on behalf of Borrower, Agent or any Lender or any of their respective advisors shall contain information regarding (a) financial information concerning Borrower, Agent of any Lender or (b) the financial terms of this Agreement or the transactions contemplated hereby other than the amount of the Term Loan; provided further, that any such tombstones shall comply with applicable securities laws and Borrower and Agent shall have the right to approve any such tombstone or advertisement prior to publication, which approval shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter A. Edison Peter A. Edison, Chief Executive Officer

PRIVATE EQUITY MANAGEMENT GROUP, INC.,

By:	/s/ Danny Pang

Title:	Chairman, CEO

GVECR II 2007 E Trust dated December 17, 2007,
as a Lender

By:	/s/ Wilbur Quon

Title:	CFO
[Signature Page to the Second Lien Credit Agreement]

EXHIBIT A-1
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                      (“Assignor”) and                      (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
          1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents [excluding the Registration Rights Agreement to the extent not transferred] as of the date hereof with respect to the Obligations owing to the Assignor, Assignor’s portion of the Term Loan, all as specified on Annex 1 and Assignor’s obligations owing to the Borrower.
          2. Assignee represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the Securities Act, and hereby agrees to be bound by the terms and conditions of the Loan Documents. Assignee agrees to be bound by the terms and conditions of the Loan Documents and agrees that it will not dispose of the Securities except in compliance with the applicable requirements of the Securities Act.
          3. Assignee hereby confirms that, as of the date hereof: (1) including the shares of Common Stock to be acquired, the undersigned, together with its Affiliates, does not beneficially own more than 19.99% of the outstanding Common Stock as determined pursuant to Section 5 of the Notes; and (2) that, upon receipt, the shares of Common Stock will not be disposed of except in compliance with applicable federal and state securities laws.
          4. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Term Loan assigned hereunder, as reflected by the Register.

EXHIBIT A-1 - 1

          5. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information (including documents filed by Borrower with the SEC) as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the IRS certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Documents [excluding the Registration Rights Agreement to the extent not transferred] or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
          6. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor (if required by the Credit Agreement) to the Agent (with a copy to the Borrower) for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution hereof by the Assignor and the Assignee, the payment by Assignor or Assignee to Agent for Agent’s sole and separate account of a processing fee in the amount of $5,000 (if required by the Credit Agreement), and the receipt of any required consent of the Borrower and Agent, (b) the Settlement Date specified on Annex I, and (c) the receipt by Assignor of the Purchase Price specified in Annex I.
          7. Upon recording by the Agent, as of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents [excluding the Registration Rights Agreement to the extent not transferred], and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 16.7 of the Credit Agreement.
          8. Upon recording by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Credit Agreement and the other Loan Documents [excluding the Registration Rights Agreement to the extent not transferred] in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the Purchase Price (as set forth on Annex I) of the principal amount of any outstanding loans under the Credit Agreement and the other Loan

EXHIBIT A-1 - 2

Documents [excluding the Registration Rights Agreement to the extent not transferred]. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents [excluding the Registration Rights Agreement to the extent not transferred] for periods prior to the Settlement Date directly between themselves on the Settlement Date.
          9. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
          10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By:

Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By:

Name:
Title:

ACCEPTED THIS ____ DAY OF , 200__

PRIVATE EQUITY MANAGEMENT GROUP, INC.,
as Agent
By:

Name:
Title:

EXHIBIT A-1 - 3

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: BAKERS FOOTWEAR GROUP, INC.

2.	Name and Date of Credit Agreement:

Second Lien Credit Agreement, dated as of February 1, 2008, by and among Borrower, the lenders from time to time a party thereto (the “Lenders”), and Private Equity Management Group, Inc., a Nevada corporation, as the arranger and administrative agent for the Lenders

3.	Date of Assignment Agreement:

4.	Assigned Amount of Term Loan	$

5.	Settlement Date:

6.	Purchase Price	$

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

EXHIBIT A-1 - 4

EXHIBIT B-1
FORM OF SUBORDINATED TERM NOTE

SUBORDINATED TERM NOTE
THIS SUBORDINATED TERM NOTE (“NOTE”) AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR LOAN SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 1, 2008 BETWEEN AND AMONG BAKERS FOOTWEAR GROUP, INC., A MISSOURI CORPORATION (THE “COMPANY”), EACH OF THE SUBORDINATED CREDITORS SET FORTH ON THE SIGNATURE PAGES THERETO AND BANK OF AMERICA, N.A. (“SENIOR LENDER”), TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS NOTE TO THE SENIOR LENDER, AND THE LENDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SENIOR LOAN SUBORDINATION AGREEMENT.
THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. STN-1:	$7,500,000
February 1, 2008
BAKERS FOOTWEAR GROUP, INC.
SUBORDINATED TERM NOTE
          THIS SUBORDINATED TERM NOTE (this “Note”) is being issued pursuant to the terms of that certain Second Lien Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 1, 2008, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), the lenders party thereto as “Lenders” (“Lenders”) and Private Equity Management Group, Inc., a Nevada corporation, in its capacity as administrative agent for the Lender Group (together with its successors, “Agent”)
          FOR VALUE RECEIVED, the Company promises to pay to the order of GVECR II 2007 E Trust dated December 17, 2007 or its registered assigns (the “Lender”), the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($7,500,000), or such lesser principal amount as may then be outstanding hereunder, on February 1, 2011 or such earlier date as this Note is required to be repaid as provided hereunder (the “Maturity Date”), and

1

to pay interest to the Lender in accordance with the provisions of the Credit Agreement. This Note is subject to the following additional provisions:
     1. Definitions. In addition to the terms defined elsewhere in this Note, capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Credit Agreement.
     2. Payments. The Company shall pay principal and interest to the Lender pursuant to the terms of the Credit Agreement. This Note also may and must be prepaid as provided in the Credit Agreement, together with any premiums set forth herein, under the circumstances therein described. Payment of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.
     3. Transfers. This Note may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended, or an exemption from such registration. Subject to such restrictions, the Company shall register (or allow the registration of) the transfer of any portion of this Note upon surrender of this Note to the Company, properly endorsed, at its address for notice set forth herein together with delivery of the duly executed Note assignment form attached hereto as Exhibit A and in compliance with Section 7(a). Any transfer shall also comply with the provisions on transfer in the Credit Agreement. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Lender. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. The Company agrees that its prior consent is not required for the transfer of any portion of this Note; provided, however, that the Company shall be entitled to reasonable assurance, including an opinion of counsel reasonably acceptable to Company, that such transfer complies with applicable securities laws. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.
     4. Ranking. This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Loan Documents and is subject to the terms and conditions of the Credit Agreement, including those in respect of any additional indebtedness. Notwithstanding anything to the contrary herein, the Company and Lender agree that the payment of all amounts hereunder is subject to the Subordination Agreement.
     5. Charges, Taxes and Expenses. The Lender shall be responsible for all tax liability that may arise as a result of holding or transferring this Note.
     6. Notices. Any and all notices or other communications or deliveries hereunder shall be made in accordance with Section 11 of the Credit Agreement.
     7. Miscellaneous.
          (a) Lender may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be (A) an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the Securities Act; (B) shall be an Affiliate of Private Equity Management

Group, Inc.; (C) shall not be a direct competitor of the Company to such Lender; and (D) which shall agree in writing to be bound by the terms and conditions of this Note, its rights hereunder in connection with the transfer of the Note by Lender to such person, provided that the Lender complies with all laws applicable thereto and provides written notice of assignment in the form attached hereto as Exhibit A to the Company promptly after such assignment is effected. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.
          (b) Subject to Section 8(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Lender any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Lender.
          (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING.
          (d) The prevailing party in a proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.
          (e) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
          (f) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.
          (g) No provision of this Note may be waived, amended or otherwise modified except in accordance with the requirements set forth in the Credit Agreement. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
          (h) To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Lender in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Lender with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Lender’s election.
          (i) This note is one of the Notes referred to in the Credit Agreement. The Credit Agreement and the other Loan Documents referred to therein contain additional rights of the holder of, and the security for, this Note.
          (j) This Note shall be governed by, and construed in accordance with, the laws of the State of California in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.
          (k) In the event of a conflict between the provisions of this Note and the provisions of the Credit Agreement, the latter shall control.
**********

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of this ___ day of February, 2008.

BAKERS FOOTWEAR GROUP, INC.

By:
Name:	Peter A. Edison
Title:	Chairman, Chief Executive Officer and President
[Signature Page to the Subordinated Term Note]

EXHIBIT A
NOTE ASSIGNMENT FORM
FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers to the transferee named below, this Note together with all right, title and interest therein. The transferee agrees to be bound by the terms and conditions of this Note and agrees that it will not dispose of the Note except in compliance with the applicable requirements of the Securities Act of 1933, as amended.

Date:

[Name of Note holder]

By:
Name:
Title:

Address:

[Name of Transferee]

By:
Name:
Title:

Address:

EXHIBIT C-1
FORM OF COMPLIANCE CERTIFICATE
[on Borrower’s letterhead]

To:	Private Equity Management Group, Inc., as Agent
under the below referenced Credit Agreement
1 Park Plaza, Suite 550
Irvine, California 92614
Attention: Peter Paul Mendel, Esq., General Counsel

Re: Compliance Certificate dated
Ladies and Gentlemen:
          Reference is made to that certain Second Lien Credit Agreement (the “Credit Agreement”) dated as of February 1, 2008, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lenders (“Agent”), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.
          Pursuant to Schedule 5.3 of the Credit Agreement, the undersigned officer of Parent hereby certifies that:
          1. The consolidated financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes or as set forth on Schedule 1), and fairly presents in all material respects in accordance with GAAP the financial condition of Borrower and its Subsidiaries.
          2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.3 of the Credit Agreement.
          3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.
          4. The representations and warranties of Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as

EXHIBIT C-1 - 1

of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.
          5. Borrower is in compliance with the applicable covenants contained in Section 6.16 of the Credit Agreement as demonstrated on Schedule 4 hereof and as calculated on Schedule 5 hereof.
          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ___ day of                     ,                     .

BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

EXHIBIT C-1 - 2

SCHEDULE 1
Financial Information
EXHIBIT C-1
SCHEDULE 1

SCHEDULE 2

Default or Event of Default
EXHIBIT C-1
SCHEDULE 2

SCHEDULE 3
Representations and Warranties
EXHIBIT C-1
SCHEDULE 3

SCHEDULE 4
Financial Covenants
1.	Minimum Tangible Net Worth.
     Borrower’s Tangible Net Worth, measured on a quarter-end basis, on the following date                     ,                      is $                    , which amount [is/is not] greater than or equal to the amount set forth in Section 6.16(a) of the Credit Agreement on the date of measurement.
2.	Minimum EBITDA.
     Borrower’s EBITDA, measured on a fiscal year to date basis, for the period of                     ,                      to                     , ___is $                    , which amount [is/is not] greater than or equal to the amount set forth in Section 6.16(b) of the Credit Agreement on the date of measurement.
3.	Capital Expenditures.
     Borrower’s consolidated Capital Expenditures during the fiscal year of                      is                     , which [is/is not] less than or equal to the amount set forth in Section 6.16(c) of the Credit Agreement for the corresponding year.
EXHIBIT C-1
SCHEDULE 4

SCHEDULE 5
Financial Covenant Calculation Sheet
EXHIBIT C-1
SCHEDULE 5

EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
Schedule A-1
Agent’s Account

Name of Bank:	East West Bank
5402 Walnut Ave
Irvine, CA 92604

ABA No:	*********

Account Name:	Private Equity Management Group, Inc.

Account No.:	*********

Reference:	Bakers Footwear Group, Inc.

SCHEDULE A-1 - 1

Schedule B-1
Commitments

Lender	Commitment
GVECR II 2007 E Trust dated December 17, 2007	$7,500,000

All Lenders:	$7,500,000

SCHEDULE B-1 - 1

EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
Schedule C-1
Designated Account

Name of Bank:	Bank of America Retail Finance
100 West 33rd Street
New York, NY 10001

ABA No:	*********

Account Name:	BBRF Collateral Acc. Proceeds
From Bakers Footwear Group Inc.

Account No.:	*********

SCHEDULE C-1 - 1

Schedule D-1
Registration Rights Agreement

SCHEDULE D-1 - 1

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of February, 2008, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and each of the holders of the Shares (as defined below) set forth on Exhibit A hereto (each a “Securityholder” and, collectively, the “Securityholders”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Lien Credit Agreement, dated as of February 1, 2008 (the “Credit Agreement”), by and among the Securityholders and the Company, the Securityholders have been issued Subordinated Term Notes of the Company in the aggregate principal amount of $7,500,000;
     WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Securityholders or their designees have received an aggregate of 350,000 shares of the Company’s Common Stock (the “Shares”); and
     WHEREAS, as a condition to closing the transactions contemplated by the Credit Agreement, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Securityholders with respect to registration under the Securities Act of 1933, as amended, of the shares of Common Stock issued to the Securityholders.
     NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
     The Company and the Securityholders hereby agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Credit Agreement” is defined in the recitals to this Agreement.
          “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.
          “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share, and any stock or securities issued with respect to such Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise.
          “Discontinuation Event” means (i) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to be made to such Registration Statement or Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding

1

for such purpose; (iv) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein; (v) upon discovery that, or upon the happening of an event or the passage of time as a result of which any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus, Free Writing Prospectus or other documents so that, in the case of such Registration Statement, Prospectus, or Free Writing Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and/or (vi) the Company in good faith determines that any such Registration Statement, Prospectus or Free Writing Prospectus, or the use thereof, would materially and adversely affect any material corporate event as would otherwise require disclosure of non-public information which the Company determines, in its reasonable discretion, is not in the best interests of the Company at such time.
          “Effectiveness Date” means a date no later than one hundred twenty (120) days following the date hereof.
          “Effectiveness Period” shall have the meaning set forth in Section 2(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations of the Commission issued thereunder.
          “Filing Date” means a date no later than the earlier of (i) ninety (90) days following the date hereof and (ii) five business days after the Company files its Form 10-K for fiscal year 2007 with the Commission.
          “Free Writing Prospectus” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.
          “Holder” or “Holders” means (a) the Securityholder, (b) any employee, director, officer or affiliate of the Securityholder to the extent that any of them hold Registrable Securities.
          “Person” means any individual, corporation, partnership, limited liability company, trust or any other incorporated or unincorporated entity or organization of any kind.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

2

          “Registration Expenses” shall mean all reasonable and customary expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange or registration and filing fees; (ii) filings pursuant to the policy of the National Association of Securities Dealers, Inc. with respect to the review of corporate financing; (iii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum); (iv) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or automated quotation system; and (vi) the fees and disbursements of counsel for the Company, the independent public accountants of the Company and one counsel for the Holders of the Registrable Securities included in such registration. Registration Expenses shall specifically exclude underwriting discounts and commissions or fees of underwriters, selling brokers, dealers, managers or similar securities industry professionals relating to the sale or disposition of Registrable Securities by the Holders and transfer and income taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.
          “Registrable Securities” means the Shares (and any securities issued with respect to the Shares as a result of any stock splits, combinations, reorganization or recapitalization); provided that a security shall cease to be a Registrable Security upon (i) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or similar rule, which results in the Shares sold no longer being deemed “restricted securities” or (ii) such security becoming eligible for sale under Rule 144 without volume limitation, manner of sale or current information requirements, but only to the extent that the Company has caused (or offered to cause) the certificates representing such shares of Common Stock to be reissued to the Holder without restrictive legend.
          “Registrable Securities Value” means the aggregate value of all then currently Registrable Securities which shall be deemed to equal to $2.74 per share.
          “Registration Statement” means each registration statement required to be filed hereunder in respect of the Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Required Holders” means the Holders then holding a majority in interest of the Registrable Securities.
          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

3

          “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission issued thereunder.
          “Trading Market” means any of the NASD OTC Bulletin Board, NASDAQ Capital Market, the NASDAQ Global Market, The NASDAQ Global Select Market, the American Stock Exchange or the New York Stock Exchange.
     2. Registration.
          (a) On or prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or such other appropriate form for which the Company then qualifies or that counsel for the Company shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the methods of distribution thereof intended by the Holders, which methods shall be communicated in writing as a plan of distribution in advance to the Company and shall be subject to comments of the staff of the Commission). Such Registration Statement may also include additional shares of Common Stock pursuant to “piggyback” or similar registration rights previously granted by the Company, but only to the extent that the Company in good faith determines that it is required by the terms of such “piggy back” or similar rights to include additional shares in such Registration Statement. Notwithstanding anything to the contrary contained herein, the Company shall not be required to register any Registrable Securities, taking into account the nature of the securities and manner of disposition proposed by such Holders, to the extent that the Commission or its staff advises the Company in writing that the Registrable Securities may not be registered for sale as proposed, or objects to such registration in writing, or to the extent that such registration is not allowed by law or applicable regulation. If any Registrable Securities otherwise required to be registered hereunder are not able to be registered pursuant to the prior sentence, then such securities shall not be required to be registered until the later to occur of both(a) such securities becoming registrable (taking into account the nature of securities and the method of distribution proposed) under applicable law, regulation or Commission comment, as applicable, and (b) written notice to the Company requesting such registration.
          The Company shall use reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act, except as provided herein, until the date which is the earlier date of when (i) all Registrable Securities have been sold, (ii) the date on which all of the Shares are no longer Registrable Securities, or (iii) two years from the date hereof (the “Effectiveness Period”).

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          (b) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (iii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) or cannot, by virtue of the provisions of Section 9(d) hereof, be used by the Holders due to any Discontinuation Event, as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 60 days in the aggregate per year or more than 30 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective); or (iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of five (5) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 60 day or 30 consecutive day period (as the case may be) is exceeded or for purposes of clause (iv) the date on which such five (5) Trading Day period is exceeded, being referred to as “Event Date”), then:
               until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to two percent (2.0%) of the Registrable Securities Value held by such Holder for each thirty (30) day period (prorated for partial periods and computed on a daily basis; provided that if the Registration Statement is not filed on or prior to the Filing Date, then for any liquidated damages with respect to such failure to file, liquidated damages shall be calculated as if the Filing Date was sixty (60) days after the date hereof. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) business days following the date on which such Event has been cured by the Company.
          (c) Within five business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion, in such form as is reasonably requested by the Securityholders, to the transfer agent stating that the applicable shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Holder and confirmation by the Holder that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Holder within the five business day time frame set forth above.
     3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act (including the registration required to be filed before the Filing Date pursuant to Section 2 above), the Company will, as soon as reasonably possible:
          (a) prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as reasonably possible to any comments received from the Commission, and use its reasonable best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and

5

promptly provide to the Holders copies of all filings and Commission letters of comment relating thereto;
          (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;
          (c) furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as each Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;
          (d) use its reasonable best efforts to register or qualify for unsolicited purchase and sale the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified;
          (e) list the Registrable Securities covered by the Registration Statement with any Trading Market on which the Common Stock of the Company is then listed;
          (f) immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (g) make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders or any agent for the Holders designated in the Credit Agreement, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Holders;
          (h) to the extent reasonably requested by the Holders, enter into an underwriting agreement in customary form and participate in “road shows” and similar presentations reasonably requested by any underwriters; and
          (i) cause the Company’s counsel and independent accountants to deliver to any underwriters and/or the Holders opinions and comfort letters in customary form as reasonably requested by the Holders or by any underwriting agreement entered into by the Holders and the Company.
     4. Registration Expenses. The Company shall be responsible for and shall promptly pay all Registration Expenses relating to the Company’s compliance with Sections 2 and 3 of this Agreement.

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     5. Rule 144 Reporting. With a view toward making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act until the earlier of: (i) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect without volume limitations or current information requirements, or (ii) such date as all of the Registrable Securities shall have been resold;
          (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (c) so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
     6. Obligations of the Holders.
          (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may be reasonably required to effect such registration. At least seven (7) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. Each Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated damages or other damages under this Agreement to a Holder resulting from any delay in registration caused by the failure of such Holder to furnish to the Company such information at least two (2) business days prior to such filing date.
          (b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
          (c) Each Holder agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from the Company of the happening of a Discontinuation Event (which notice shall contain an explanation of the nature of the Discontinuation Event without providing material non-public information), such Holder will

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immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until such Holder’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective.
          (d) The Holder acknowledges and agrees that, as described in Schedule 6(d) hereto, other security holders of the Company have the right to include such securities, in addition to the Registrable Securities, in any Registration Statement filed or maintained by the Company pursuant to this Agreement.
          (e) No Holder may use any confidential information received by it pursuant to this Agreement in violation of the Exchange Act, or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Holder. Each Holder agrees to comply in all material respects with the Securities Act and other applicable laws in connection with the offer or sale of any Registrable Securities; provided, however, that any failure to comply that is due to any breach by the Company of its obligations hereunder or under applicable securities laws (including any misstatements or omission of material facts by the Company in its public disclosure documents) shall not constitute a breach of this Section 6(e) by the Holder. The obligations in this Section 6(e) shall survive the expiration or termination of this Agreement.
     Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to the Holders, or any advisors or representatives or underwriters any material nonpublic information. The Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, pursuant to this Agreement unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.
     7. Indemnification.
          (a) In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Holders, including but not limited to each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Holder or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (as amended or supplemented if the Company shall have

8

furnished any amendments or supplements thereto) or Free Writing Prospectus furnished by the Company pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company by or on behalf of any Holder or such control person specifically for inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus (it being understood that the Holders have approved the plan of distribution included in the Registration Statement for this purpose and shall be deemed to have been specifically furnished by such Holders), or in the case of an occurrence of a Discontinuation Event, the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected, (ii) each Holder, severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of such Holder or any such control person specifically for the inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, (it being understood that the Holders have approved the plan of distribution included in the Registration Statement for this purpose and shall be deemed to have been specifically furnished by such Holders), or in the case of an occurrence of a Discontinuation Event, the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.
          (b) Notice of, and Procedures for, Collecting Indemnification. Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying

9

party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (ii) and (iii) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the provisions of this Section 7, no Holder shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by such Holder in respect of Registrable Securities in connection with any such registration under the Securities Act.
          (c) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) and (b) hereof, other than as expressly set forth above, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims or damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder(s) on the other hand from the offering of the Registrable Securities, and any other securities included in the Registration Statement which gave rise to such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total net proceeds from the offering (before deducting expenses) received by the Holders, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and the Holder(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission
     8. Representations and Warranties. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has filed all reports required to be filed under the Exchange Act for the twelve months preceding the date hereof on a timely basis or has timely filed a valid extension of such time of filing and has filed such reports prior to the expiration of any such extension. The Company has filed (i) its Annual Report on Form 10-K for its fiscal year ended February 3, 2007 and (ii) its Quarterly Reports on Form 10-Q for each of its first three fiscal quarters after February 3, 2007 (collectively, the “SEC Reports”). Each SEC

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Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report, subject, in the case of unaudited statement, to normal, immaterial, year-end audit adjustments and the absence of complete footnotes.
     9. Miscellaneous.
          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
          (b) No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(d) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement relating to the Registrable Securities to any of its security holders. Except as and to the extent specified in Schedule 6(d) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.
          (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
          (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Company agrees to use its reasonable best efforts to immediately cure any such Discontinuation

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Event and to use its reasonable best efforts to immediately provide copies of any such supplement or amendment or use its reasonable best efforts to immediately deliver the Advice to each Holder.
          (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Required Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
          (f) Notices. Any notice or request hereunder may be given to the Company or the Securityholders at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 9(f). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy or electronic mail. Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail, deemed to have been given three (3) business days after the date when deposited in the mail, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy or electronic mail, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, MO 63103
Attention: Peter A. Edison, Chief
Executive Officer
Fax Number: (314) 641-0390
Email Address: pedison@bfgstl.com

With a Copy to:	Bryan Cave LLP
William L. Cole, Esq.
211 N. Broadway, Suite 3800
St. Louis, MO 63102
Fax Number: (314) 259-2020
Email Address: wlcole@bryancave.com

If to a Securityholder:	To the address set forth under such Securityholder’s name on the signature pages hereto.

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company

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or such other address as may be designated in writing hereafter in accordance with this Section 9(f) by such Person.
          (g) Successors and Assigns.
               (i) Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. Each Holder may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be (A) an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the Securities Act, (B) shall be an employee, director, officer or Affiliate of Private Equity Management Group, LLC, (C) shall not be a direct competitor of the Company, and (D) which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by Holder to such person, provided that the Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.
               (ii) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Holders, after notice duly given by the Company to each Holder.
          (h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
          (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in Los Angeles, California. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall

13

constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
*********
*

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SIGNATURE PAGE
TO
REGISTRATION RIGHTS AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAKERS FOOTWEAR GROUP, INC.

By:
Name:	Peter A. Edison
Title:	Chairman, Chief Executive Officer and President
Address:	2815 Scott Avenue
St. Louis, Missouri 63103
Fax Number:	(314) 641-0390
Email Address:	pedison@bfgstl.com

SIGNATURE PAGE
TO
REGISTRATION RIGHTS AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

Address:

Fax Number:
Email Address:

EXHIBIT A
Securityholders
Private Equity Management Group, Inc.
1 Park Plaza, Suite 550
Irvine, California 92614
Attention: Peter Paul Mendel, Esq., General Counsel
Fax No.: (949) 757-0978

Schedule 6(d)
1. Registration rights granted to prior holders of the Company’s subordinated convertible debentures (2004):
The Company granted certain demand and other registration rights to the prior holders of its subordinated convertible debentures due 2007 under the terms and conditions of a certain Second Registration Rights Agreement dated January 2, 2004 by and among the Company and the selling shareholders (incorporated by reference to Exhibit 4.2.1 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-86332), filed with the SEC on January 8, 2004) (“Second Registration Rights Agreement”).
The Company registered 653,331 shares of common stock pursuant to this agreement. See Post-Effective Amendment No. 5 on Form S-3 to Registration Statement on Form S-1 (File No. 333-112386) and prospectus dated May 9, 2005 (the “2005 Debenture Shares Registration Statement”).
2. Registration rights granted to representatives of the underwriters in connection with the Company’s initial public offering:
The Company granted certain demand, piggy-back and other registration rights in connection with the warrants issued in connection with our initial public offering pursuant to the terms of that certain Representatives’ Warrant Agreement, dated February 10, 2004 by and among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)) (“Representatives’ Warrant Agreement”). In connection with the Company’s initial public offering, the Company issued to the representatives of the underwriters and their designees warrants to purchase up to 216,000 shares of common stock, subject to anti-dilution adjustments, at an exercise price equal to $12.7875 per share. Warrants to purchase up to 121,500 shares of common stock remain unexercised. The warrant holders may exercise the warrants at any time during the four-year period commencing on February 10, 2005. The warrant holders are entitled to receive, at any time and from time to time, shares of common stock under a cashless exercise provision based on the value of the warrants at the time of exercise. The Company is obligated to register the shares underlying these warrants and has other obligations to the representatives of the underwriters pursuant to the Representatives’ Warrant Agreement.
Under the terms of the Representatives’ Warrant Agreement, the Company is required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use its best efforts to file one registration statement, at its expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. The Company is required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that it granted to the prior holders of its previously outstanding subordinated convertible debentures, the Company generally agreed not to make any registered offering of its securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that the Company is required to maintain the effectiveness of a demand registration statement under the agreement, without first obtaining the consent of a majority of the holders of warrants

1

and warrant shares that are not then held by the public or by the Company or other excepted persons who have a relationship with the Company and the Company’s affiliates. See Section 7.4(g) of the Representatives’ Warrant Agreement. In connection with the Company’s April 8, 2005 private placement, the majority-in-interest of the warrant holders waived certain of these rights.
In addition, the Company is required to include the shares of common stock underlying the warrants in any appropriate registration statement that it files during the six years following the consummation of the Company’s initial public offering. In connection with the April 2005 private placement, in addition to the registration rights described above, the Company agreed to register the shares underlying the warrants described above. The Company has registered for resale the shares underlying these warrants in a registration statement which also relates to the common stock and warrants issued in our April 8, 2005 private placement although the above described registration rights still exist. See Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-124672) and prospectus dated May 25, 2005 and prospectus supplement thereto dated February 21, 2006 (the “2005 PIPE Registration Statement”).
The Company is required to provide 30 days prior written notice to the Holders under the Representatives’ Warrant Agreement prior to filing any other registration statement and to afford each of the Representatives and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement.
3. Registration rights granted in connection with April 2005 private placement transaction:
In connection with the Company’s private placement in April 2005, the Company issued, to the investors and the placement agent in that offering, warrants to purchase 250,000 shares and 125,000 shares, respectively, of our common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share. The warrants issued in the private placement are generally exercisable until April 8, 2010. We generally have the right to call the warrants issued in April 2005 to the investors, but not the placement agent, at a redemption price equal to $0.01 per share, which will likely cause their exercise into shares of common stock, in the event that the closing bid price of a share of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is declared effective.
Under the terms of the investor warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. The private placement warrant holders are entitled to receive shares of our common stock under a cashless exercise provision if the registration statement required by the applicable registration rights agreement was not declared effective by April 8, 2006, or if sales of such shares cannot be made for any reason, subject to limited exceptions. The cashless exercise provision of the warrants issued to the placement agent is generally available to the placement agent and not subject to restrictions.
We were obligated to register the shares issued and underlying the warrants issued in the private placement and have other obligations to the investors and the placement agent pursuant to the Registration Rights Agreement dated April 8, 2005 by and among the Company, the Investors named therein and Ryan Beck & Co., Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 000-50563), filed on April 13, 2005) (the “2005 Registration Rights Agreement”). Under the 2005 Registration Rights Agreement, the Company must file a registration statement upon the written demand of any Investor (as defined therein).

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Also pursuant to the 2005 Registration Rights Agreement, the Company filed, at its expense, a registration statement with the SEC which was declared effective on May 25, 2005 and covers the resale of the shares of common stock issued in the April 2005 private placement, the shares of common stock underlying the warrants issued to the investors and the placement agent in the April 2005 private placement and the 216,000 shares of common stock underlying the warrants granted to the representatives of the underwriters in connection with our initial public offering. Investor warrants relating to up to 137,500 shares of our common stock and placement agent warrants relating to up to 125,000 shares of our common stock are outstanding, respectively.
Although the Company has already registered the shares of common stock sold in connection with the Company’s 2005 private placement, the warrants issued to the investors and the shares of common stock issuable upon the exercise of the placement agent warrants, the above described registration rights still exist.
4. Registration rights granted in connection with June 2007 issuance of the Company’s subordinated convertible debentures:
Reference is made to that certain Registration Rights Agreement dated June 26, 2007 by and among the Company and the securityholders named therein (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2007) (the “Debenture Registration Rights Agreement”).
On June 26, 2007 the Company issued $4 million aggregate principal amount of subordinated convertible debentures (the “Debentures”) in a private placement. The Debentures are convertible into shares of the Borrower’s common stock at any time. The initial conversion price is $9.00 per share, subject to the limitations and adjustments provided in the Debentures. Based on the initial conversion price, the Debentures are convertible into an aggregate of 444,441 shares of the Borrower’s common stock, after eliminating fractional shares. The Borrower generally has the right, but not the obligation, to call the Debentures at any time prior to conversion if the closing price of the Borrower’s common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other equity conditions and other conditions are met.
The conversion price, and thus the number of shares into which the Debentures are convertible, is subject to anti-dilution adjustments relating to stock dividends, or subdivisions or combination of the Borrower’s capital stock.
In addition, the Debentures contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances pursuant to any properly authorized equity compensation plans. The conversion price of the Debentures will be affected by the term loan transaction, although the exact impact will not be calculated until after closing.
The Company also entered into the Debenture Registration Rights Agreement with the debenture holders in respect of the shares of common stock underlying the Debentures. As described in more detail below, the Debenture Registration Rights Agreement generally provides for certain demand

3

and “piggy-back” registration rights for a period of up to two years after all of the principal amount of the Debentures cease to be outstanding. The Company also has certain other ongoing obligations, including providing the debenture holders with specified notices and certain information, making required SEC filings, indemnifying the Debenture holders for certain liabilities and generally paying expenses of the Debenture holders. Under the Debenture Registration Rights Agreement, the Company has the right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances.
Under the Registration Rights Agreement, the Company must file a registration statement upon the written demand of the holders of a majority of the Registrable Securities (as defined therein) until two years after all of the principal amount of the Debentures ceases to be outstanding. Furthermore, the Debenture holders have piggy-back registration rights until two years after all of the principal amount of the Debentures ceases to be outstanding. The Company is required to provide 30 days prior written notice to the Debenture holders prior to filing any other registration statement and to afford each of the securityholders the opportunity to have their Registrable Securities registered under such registration statement.

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Schedule E-1
Allocation of Common Shares

Company	Shares Allocated
Private Equity Management Group, Inc.	350,000

SCHEDULE E-1 - 1

SCHEDULE P-1
Permitted Liens
1.	Liens in favor of Bank of America, N.A. created in connection with that certain Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bakers Footwear Group, Inc. and Bank of America, N.A.

2.	A variety of security interests have been filed on behalf of certain lenders for the “Bakers,” “Wild Pair” and other marks which may affect the Borrower’s rights in any registrations and applications or concurrently owned registrations and applications. Pursuant to an Asset Purchase Agreement dated May 19, 1999 and an Amendment to Purchase Agreement dated May 25, 1999, and a bankruptcy court order dated June 15, 1999, the Borrower acquired certain marks that were previously registered in the name of Edison Brothers. However, the security interest filings relating to some of those marks were not removed. Filing relating to the interest of Novus, Inc., a Puerto Rican company, in some of those marks are also on file. The Borrower does not have the right to use “Bakers” and “Wild Pair” in certain places outside of the United States. The information under “Risk Factors—Our ability to expand into some territorial and foreign jurisdictions under the trademarks ‘Bakers’ and ‘Wild Pair’ is restricted” and “Risk Factors—Our potential inability or failure to renew, register or otherwise protect our trademarks could have a negative impact on the value of our brand names” of the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 is incorporated herein by reference.

Schedule 1.1
As used in the Agreement, the following terms shall have the following definitions:
     “Account” means an account (as that term is defined in the Code).
     “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
     “Acquisition” means the (i) purchase or acquisition of (x) all or substantially all of the assets of another Person or (y) Control of a Person, or (ii) merger or consolidation of any Person with or into any other Person, in each case in one transaction or a group of transactions which are part of a common plan.
     “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of common stock, by contract, or otherwise; provided, however, that, for purposes of Section 6.13 hereof: (a) any Person which owns directly or indirectly 25% or more of the common stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 25% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to be an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.
     “Agent” has the meaning specified therefor in the preamble to the Agreement.
     “Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
     “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.
     “Agent’s Liens” means the Liens granted by Borrower or its Subsidiaries to Agent under the Loan Documents.
     “Aggregate Term Loan Exposure” means, as of any date of determination, the sum of the aggregate outstanding principal amount of the Term Loan.
     “Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.
     “Applicable Prepayment Premium” has the meaning specified therefor in the Fee Letter.
     “Assignee” has the meaning specified therefor in Section 13.1(a).
     “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

SCHEDULE 1.1 - 1

     “Authorized Officer” means any of the Chief Executive Officer, the President or the Chief Financial Officer of the Borrower.
     “Authorized Person” means any of the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer or Controller of Borrower.
     “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
     “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
     “Board of Directors” means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
     “Borrower” has the meaning specified therefor in the preamble to the Agreement.
     “Borrowing” means the borrowing hereunder consisting of the Term Loan.
     “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California.
     “Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP (excluding (a) normal replacements and maintenance which are properly charged to current operations; (b) expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain or such assets being replaced; or (c) expenditures made from the proceeds of landlord construction allowances).
     “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
     “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     “Capital Stock” means shares of common stock, preferred stock or any other class of equity securities of the Borrower including, without limitation, any debt or other obligation of the Borrower convertible by its terms into shares of common stock, preferred stock or any other class of equity securities of the Borrower.
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political

SCHEDULE 1.1 - 2

subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper or other money market instruments maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a short-term debt rating of A-1 or P-1, or better, or a long-term debt rating of BBB or better, from S&P or Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank which has a rating of A or A2, or better, from S&P or Moody’s, or (ii) constituting certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) shares of any money market mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) – (d) above.
     “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by a Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act but excluding Agent or its Affiliates) of more than 50% of the voting rights or equity interests of Borrower; (ii) a majority of the members of the Board of Directors of Borrower does not constitute Continuing Directors; (iii) a Fundamental Transaction, a merger or consolidation of Borrower or any Subsidiary thereof or a sale of substantially all of the assets of Borrower in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Borrower’s voting rights or equity interests prior to the first such transaction continue to hold at least a majority of the voting rights or equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving a Person or any Subsidiary thereof that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in Borrower, unless following such transaction or series of transactions, the holders of Borrower’s voting rights or equity interests prior to the first such transaction continue to hold at least a majority of the voting rights and Stock in the surviving entity or acquirer of such assets; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to Borrower; or (vi) the execution by Borrower or its Controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.
     “Closing Date” means the date on which each of the conditions precedent set forth in Section 3.1 with respect to the Term Loan either has been satisfied or has been waived.
     Closing Date Projections” means the set of Projections of Borrower through Borrower’s fiscal year ending in 2011 (on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent.
     “Code” means the California Uniform Commercial Code, as in effect from time to time.
     “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or any of its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.
     “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any of Borrower’s or any of

SCHEDULE 1.1 - 3

its Subsidiaries books and records, Equipment or Inventory, in each case, in form and substance satisfactory to Agent.
     “Collections” means all cash (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds, and checks, notes, instruments, and other items of payment reduced to cash) of Borrower or any of its Subsidiaries.
     “Commitment” means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule B-1.
     “Common Stock” means the common stock of the Borrower, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.
     “Common Shares” means the Common Stock issued pursuant to section 2.15.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief executive officer and the chief financial officer or the chief accounting officer of Borrower to Agent.
     “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.
     “Control” means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person whether through the ownership of Stock, by contract or otherwise. A Person shall be deemed to have control of another Person if it is a “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act) or a member of a “group” that is the beneficial owner, directly or indirectly, of 50% or more of the voting rights or equity interests in such Person. A Person shall be deemed to direct the management and policies of a Person if it, without limitation, obtains the power (whether or not exercised) to elect a majority of the Board of Directors of such Person. The terms “Controlled” and “Controlling” as used herein are intended to have the same meaning as “Control.”
     “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
     “Copyright” has the meaning specified therefor in the Security Agreement.
     “Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

SCHEDULE 1.1 - 4

     “Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
     “Debenture Documents” means (i) the Debenture Purchase Agreement and (ii) the Transaction Documents (as defined in the Debenture Purchase Agreement).
     “Debenture Purchase Agreement” means the Subordinated Convertible Debenture Purchase Agreement, dated June 13, 2007, by and among Borrower and the Investors.
     “Debenture Subordination Agreement” means a subordination agreement, in form and substance satisfactory to Agent, executed and delivered by the Investors to Agent.
     “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
     “Defaulting Lender” means any Lender that fails to make any portion of the Term Loan that it is required to make hereunder on the date that it is required to do so hereunder.
     “Defaulting Lender Rate” means the interest rate applicable to the Term Loan.
     “Department of Labor” means the United States Department of Labor.
     “Deposit Account” means any deposit account (as that term is defined in the Code).
     “Designated Account” means the Deposit Account of Borrower identified on Schedule C-1.
     “Designated Account Bank” has the meaning specified therefor in Schedule C-1.
     “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.
     “Dollars” or “$” means United States dollars.
     “Domestic Subsidiary” means any Subsidiary of Borrower which is not a Foreign Subsidiary of Borrower.
     “EBITDA” means, with respect to any fiscal period, Borrower’s and its Subsidiaries’ consolidated net income (or loss), minus interest income, decreases in the recorded value of outstanding warrants, extraordinary items, and gains on sale of property and equipment plus interest expense, increases in the recorded value of outstanding warrants, income tax expense, depreciation and amortization, impairment of long-lived assets, losses on disposal of property and equipment, and stock-based compensation expense in each case, as determined in accordance with GAAP.

SCHEDULE 1.1 - 5

     “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.
     Eligible Transferee” means (a) an Affiliate of Agent or Related Fund, (b) who in any event is not a direct competitor of Borrower and (c) who is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.
     “Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower or any of its predecessors in interest, (b) from any assets, properties, or businesses of any Subsidiary of Borrower (or any predecessor in interest of such Subsidiary) material to the business of Borrower and its Subsidiaries, taken as a whole, (c) from adjoining properties or businesses, or (d) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower or any of their predecessors in interest.
     “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or any Subsidiary of Borrower, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
     “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
     “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
     “Equipment” means equipment (as that term is defined in the Code).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
     “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or a Subsidiary of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or a Subsidiary of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated

SCHEDULE 1.1 - 6

service group of which Borrower or a Subsidiary of Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or a Subsidiary of Borrower and whose employees are aggregated with the employees of Borrower or a Subsidiary of Borrower under IRC Section 414(o).
     “ERISA Event” means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower or ERISA Affiliates from a Benefit Plan during a Plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or its Subsidiaries or any of their ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.
     “Event of Default” has the meaning specified therefor in Section 7.
     “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
     “Extraordinary Receipts” means any Collections received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(ii) hereof), including (a) pension plan reversions, (b) proceeds of insurance (including proceeds of the key man life insurance policies), (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments and (f) any purchase price adjustment received in connection with any purchase agreement.
     “Fee Letter” means that certain fee letter between Borrower and Agent, in form and substance satisfactory to Agent.
     “Foreign Subsidiary” means any Subsidiary of Borrower which is organized under the laws of a jurisdiction other than the United States of America or any state or Governmental Authority thereof.
     “Fundamental Transaction” means (a) Borrower effects any merger or consolidation of Borrower with or into another Person and Borrower is not the survivor, (b) Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by Borrower or another Person) is completed which results in a Change of Control and pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (d) Borrower effects any reclassification of the

SCHEDULE 1.1 - 7

Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Stock, cash or property.
     “Funding Date” means the date on which the Borrowing occurs.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
     “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
     “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
     “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
     “Holdout Lender” has the meaning specified therefor in Section 14.2(a).
     “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than debt incurred in the ordinary course of business, such as wages payable, trade credit and other customary accruals, and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (e) above.
     “Indemnified Liabilities” has the meaning specified therefor in Section 10.3.
     “Indemnified Person” has the meaning specified therefor in Section 10.3.

SCHEDULE 1.1 - 8

     “Individual Lender Term Loan Exposure” means, for a particular Lender, as of any date of determination, the aggregate outstanding principal amount of such Lender’s portions of the Term Loan.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Intellectual Property Collateral” has the meaning specified therefor in the Security Agreement.
     “Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Inventory” means inventory (as that term is defined in the Code).
     “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, relocation and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, securities (excluding cashless exercises, including by delivery of previously outstanding shares, or terminations of options or warrants or similar transactions), or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Investors” means, collectively, Mississippi Valley Capital, LLC, Julian I. Edison, Beatrice C. Edison Irrevocable Trust, Andrew N. Baur Revocable Trust, Scott C. Schnuck, Louis N. Goldring Revocable Trust dated April 15, 1997, and Linn H. Bealke Revocable Trust.
     “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
     “IRS” means the Internal Revenue Service.
     “Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.
     “Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.
     “Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges reasonably paid or incurred by

SCHEDULE 1.1 - 9

Agent in connection with the Lender Group’s transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication and appraisal (including periodic collateral appraisals or business valuations), including the cost of real estate surveys, real estate title policies and endorsements, and environmental audits, in each case to the extent of the fees and charges (and up to the amount of any limitation) authorized in the Agreement, (c) charges paid or incurred by Agent resulting from the dishonor of checks, (d) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) reasonable audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) authorized in the Agreement, (f) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Borrower arising under the Loan Documents, (g) Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in structuring and drafting the Loan Documents in an aggregate amount not to exceed $200,000, (h) following the Closing Date, Agent’s reasonable costs and expenses (including reasonable attorneys fee and costs) incurred in reviewing, administering, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable fees and expenses of attorneys, accountants, consultants, and other advisors incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.
     “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
     “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.
     “Loan Account” has the meaning specified therefor in Section 2.10.
     “Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Mortgages, the Notes, the Patent Security Agreement,

SCHEDULE 1.1 - 10

the Registration Rights Agreement, the Security Agreement, the Subordination Agreements, the Trademark Security Agreement, the Intellectual Property Security Agreement, any other note or notes executed by a Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with the Agreement excluding, however, any nondisclosure agreements executed by some or all of the parties hereto prior to the date hereof and the letter of intent dated November 7, 2007 between Agent and Borrower.
     “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any of its Subsidiaries (taken as a whole), (b) a material impairment of Borrower’s or a Subsidiary’s ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or a Subsidiary of Borrower; provided, however, that none of the following shall constitute a “Material Adverse Change”: any decline in the market price of Borrower’s Stock reasonably determined to arise as a result of:  (x) the transactions contemplated by the Loan Documents or the public announcement thereof, or (y) Borrower’s sales or earnings results for Borrower’s third quarter of its fiscal year ended on November 3, 2007 or the public announcement thereof.
     “Material Debt Agreement” means monetary obligation (regardless of amount) under any currently existing or hereafter arising debenture or note (other than pursuant to the Loan Documents) or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness or under any long term leasing or factoring arrangement, if the aggregate amount of any such obligations and liabilities of Borrower and the Subsidiaries thereof exceed $1,000,000 (exclusive of (x) any monetary obligations of Borrower or any Subsidiary thereof with respect to defaults or terminations of less than ten percent (10%) of Borrower’s real property leases or other agreements or arrangements pursuant to which Borrower is entitled to the use or occupancy of any space, and (y) any failure to pay when due any monetary obligations under any real property leases or other agreements or arrangements pursuant to which Borrower is entitled to the use or occupancy of any space, vendor payables or factoring arrangements, which obligations are not more than 30 days past due).
     “Maturity Date” has the meaning specified therefor in Section 3.3(a).
     “Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Subsidiary of Borrower in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property.
     “Multiemployer Plan” means a “multiemployer plan” (as defined in Section 3(37) of ERISA) to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or has been obligated to make, contributions on behalf of participants who are or were employed by any of them, other than a plan described in Section 4(b)(4) of ERISA.

SCHEDULE 1.1 - 11

     “Nasdaq” or “NASDAQ” means the Nasdaq Stock Market LLC, including the Nasdaq Global Market (formerly known as the Nasdaq National Market) and the Nasdaq Capital Market and the Nasdaq Global Select Market.
     “Net Cash Proceeds” means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction.
     “Notes” means the Registered Notes.
     “Obligations” means all loans (including the Term Loan), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, but in any event excluding the Borrower’s obligations under the Registration Rights Agreement other than the Borrower’s obligation to pay liquidated damages pursuant to Section 2(b) thereof. Any reference in the Agreement or in the other Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
     “Originating Lender” has the meaning specified therefor in Section 13.1(e).
     “Patent” has the meaning specified therefor in the Security Agreement.
     “Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

SCHEDULE 1.1 - 12

     “PBGC” means Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor entity.
     “PEMG” means Private Equity Management Group, Inc., a Nevada corporation.
     “Permitted Acquisition” means an Acquisition in which all of the following conditions is satisfied:
          (a) no Default or Event of Default then exists or would arise from the consummation of such Acquisition;
          (b) the Borrower shall have furnished the Agent with: (i) at least ten (10) days’ prior written notice of such intended Acquisition; (ii) a current draft of the acquisition agreement and other acquisition documents; (iii) a summary of any due diligence undertaken by the Borrower in connection with such Acquisition; (iv) financial statements of the Person which is the subject of such Acquisition, to the extent available; (v) with respect to Acquisitions in excess of $2,000,000, (x) pro forma projected financial statements of the Borrower for the twelve (12) month period following such Acquisition after giving effect to such Acquisition and (y) the results of appraisals of the assets of the Person to be acquired in such Acquisition; and (vi) such other information as the Agent may reasonably require;
          (c) if the Acquisition is of voting securities or equity interests, after consummation of such Acquisition the Borrower shall own, directly or indirectly, a majority of the voting securities or equity interests in the Person being acquired and the Person being acquired shall be Controlled by Borrower; and
          (d) any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, only those businesses in which Borrower is engaged on the Closing Date. If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of the Borrower, such Subsidiary shall have complied with the obligations set forth in Section 5.18 hereof.
     “Permitted Discretion” means a determination made honestly in fact and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
     “Permitted Dispositions” means (a) sales or other dispositions of Equipment, Inventory and other fixed assets (other than Real Property) that are substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, and (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.
     “Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or its Subsidiaries effected in the ordinary course of

SCHEDULE 1.1 - 13

business or owing to Borrower or its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or its Subsidiaries, (e) Investments by any Foreign Subsidiary in a Parent or Domestic Subsidiary, (f) Investments by any Foreign Subsidiary in another Foreign Subsidiary, and (g) Permitted Acquisitions.
     “Permitted Liens” means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) judgment Liens with respect to judgments not in excess of $500,000, (d) Liens set forth on Schedule P-1, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.
     “Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or any of its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied in its reasonable judgment that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.
     “Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $2,500,000.
     “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
     “Plan” means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

SCHEDULE 1.1 - 14

     “Prohibited Transaction” has the meaning specified therefor in Section 4A.3.
     “Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, in reasonable detail and accompanied by a statement of underlying assumptions.
     “Pro Rata Share” means the percentage obtained by dividing (x) such Lender’s Individual Lender Term Loan Exposure by (y) the Aggregate Term Loan Exposure.
     “Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.
     “Qualified Affiliate” is an Affiliate that is exempt from United States withholding taxes in respect of interest paid or accrued on the Obligations.
     “Qualified Related Fund” is a Related Fund that is exempt from United States withholding taxes in respect of interest paid or accrued on the Obligations.
     “Rating Agencies” has the meaning specified therefor in Section 2.15.
     “Real Property” means any real property hereafter acquired by Borrower or any of its Subsidiaries and the improvements thereto.
     “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
     “Register” has the meaning specified therefor in Section 13.1.
     “Registered Loan” means the Term Loan as recorded on the Register pursuant to Section 13.1.
     “Registered Note” has the meaning specified therefor in Section 2.14.
     “Registration Rights Agreement” means a registration rights agreement, in substantially the form attached hereto as Exhibit D-1 and executed and delivered by Borrower to Agent.
     “Related Fund” means a fund or account managed by Agent or an Affiliate of Agent or its investment manager.
     “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-

SCHEDULE 1.1 - 15

remedial operation and maintenance activities, or (d) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.
     “Replacement Lender” has the meaning specified therefor in Section 14.2(a).
     “Report” has the meaning specified therefor in Section 15.17.
     “Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.
     “Required Lenders” means, at any time, Lenders whose Pro Rata Share aggregate 50.1% or more, as determined pursuant to clause (c) of the definition of “Pro Rata Share.”
     “Retiree Health Plan” means an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.
     “Scheduled Intellectual Property Collateral” has the meaning set forth in Section 4.15.
     “SEC” means the United States Securities and Exchange Commission and any successor thereto.
     “SEC Filings” means Borrower’s periodic reports publicly filed with SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
     “Securities” means the Common Shares and the Notes.
     “Securities Account” means a “securities account” (as that term is defined in the Code).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means a security agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower and its Subsidiaries to Agent.
     “Senior Lender” means Bank of America, N.A.
     “Senior Loan Agreement” means the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2006, by and between Senior Lender and Borrower.
     “Senior Loan Documents” means: (i) the Senior Loan Agreement, and (ii) all of the other Loan Documents (as defined in the Senior Loan Documents).
     “Senior Loan Subordination Agreement” means a subordination agreement, in form and substance satisfactory to Agent, executed and delivered by Senior Lender to Agent.
     “Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

SCHEDULE 1.1 - 16

     “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
     “Store Deposit Account” means a Deposit Account established for one store owned by Borrower or one of its Subsidiaries which is maintained as a “zero balance account,” in that all collected funds therein are swept each Business Day into a blocked or concentration Deposit Account maintained at Senior Lender.
     “Subordinated Debt” shall mean any Indebtedness of Borrower as to which the subordinated creditor has agreed in writing on terms acceptable to the Required Lenders in their sole discretion to be subordinate and junior in right of payment to the rights of the Lender Group with respect to the Obligations under this Agreement.
     “Subordination Agreements” means the Senior Loan Subordination Agreement and the Debenture Subordination Agreement.
     “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of voting rights or equity interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
     “Tangible Net Worth” means as of any date, (a) the total assets of Borrower minus (b)(i) the total liabilities of Borrower calculated in conformity with GAAP and (ii) all amounts due from Borrower’s Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess cost of investments in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP, plus (c) any charge or other expense related to impairment of long-lived intangible or fixed assets recognized during the period from February 3, 2008 through the date of measurement.
     “Taxes” has the meaning specified therefor in Section 15.11.
     “Term Loan” has the meaning specified therefor in Section 2.2(a).
     “Trademark” has the meaning specified therefor in the Security Agreement.
     “Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.
     “Trading Affiliates” has the meaning specified therefor in Section 4A.3.
     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not traded on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is

SCHEDULE 1.1 - 17

traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not traded on any Trading Market and not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means Nasdaq Global Market or any Eligible Market on which the Common Stock is then listed or quoted.
     “USA Patriot Act” means the USA Patriot Act, Title III of Pub.L. 107-56, signed into law October 26, 2001.
     “United States” means the United States of America.
     “Voidable Transfer” has the meaning specified therefor in Section 16.6.

SCHEDULE 1.1 - 18

Schedule 3.1
CONDITIONS PRECEDENT TO EXTENSION OF CREDIT
     The obligation of each Lender to make its portion of the Term Loan provided for in the Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such portion of the Term Loan by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:
          (a) the Closing Date shall occur on or before February 1, 2008;
          (b) Agent shall have received a letter duly executed by Borrower authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;
          (c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral;
          (d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:
               (i) the Control Agreements,
               (ii) the Copyright Security Agreement,
               (ii) a disbursement letter executed and delivered by Borrower to Agent regarding the extension of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent,
               (iv) the Fee Letter,
               (v) the Notes,
               (vi) the Patent Security Agreement,
               (vii) the Registration Rights Agreement,
               (viii) the Security Agreement,
               (ix) the Stock Pledge Agreement,
               (x) the Subordination Agreements, and
               (xi) the Trademark Security Agreement.

1

          (e) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;
          (f) Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;
          (g) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;
          (h) Agent shall have received certificates of status with respect to Borrower, each dated within 6 months of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;
          (i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.8, the form and substance of which shall be reasonably satisfactory to Agent;
          (j) Agent shall have received opinions of Borrower’s counsel in form and substance reasonably satisfactory to Agent;
          (k) Agent shall have received the valuation report on Borrower’s inventory, in form and substance satisfactory to Agent; provided, however, that Borrower may satisfy this condition by delivery to Agent of a copy of a recent appraisal of Borrower’s inventory obtained by Senior Lender.
          (l) Agent shall have received the due diligence report on Borrower completed by Stonefield Josephson, Inc., in form and substance satisfactory to Agent;
          (m) Agent shall have received the Closing Date Projections;
          (n) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;
          (o) Borrower shall have received all licenses, approvals or evidence of other actions required by NASDAQ, any Governmental Authority or any third Person in connection with the execution and delivery by Borrower of the Loan Documents or with the consummation of the transactions contemplated thereby;
          (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent;

2

          (q) the representations and warranties contained in Section 4 of this Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);
          (r) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;
          (s) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and
          (t) no Material Adverse Change shall have occurred.

3

Schedule 3.1A
CONDITIONS PRECEDENT TO BORROWER’S OBLIGATIONS
     The obligation of Borrower to sell and issue the Notes and the Common Shares and to accept the extensions of credit at closing is subject to the fulfillment, to the satisfaction of Borrower of each of the following conditions precedent:
          (a) The Closing Date shall occur on or before February 1, 2008;
          (b) Borrower shall have received each of the following documents, in form and substance satisfactory to Borrower, duly executed and each such document shall be in full force and effect:
               (i) the Registration Rights Agreement; and
               (ii) the Subordination Agreements.
          (c) The representations and warranties contained in Section 4A of this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);
          (d) Borrower shall have received all approvals identified by Borrower as necessary in connection with the consummation of the transactions contemplated hereby, including, without limitation, the consent of Bank of America, N.A. in its capacity as the Senior Lender and the Investors;
          (e) The Borrower shall have received the proceeds of the Term Loan in an amount not less than $7,500,000;
          (f) No injunction, writ, restraining order or other order of any nature restricting or prohibiting, directly or indirectly, the issuance of the Notes and the Common Shares or the consummation of the transactions contemplated by this Agreement shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender or any of their Affiliates; and
          (g) No Material Adverse Change shall have occurred.

1

SCHEDULE 4.5
Location of Inventory and Equipment
1.	(See attached)

2.	Warehouse #984 Combined Xpress 3685 Marshall Lane Bensalem, PA 19020-6545

3.	Warehouse #985 Trimodal Distribution Services 2011 East Carson Street Carson, CA 90810

4.	Warehouse #1001 IFS (International Freight Systems LTD) — LA 2011 East Carson St. Carson, CA 90810

5.	Warehouse #1002 IFS — Hong Kong Unit #4, 9/Floor Hung To Industrial Building 80 Hung To Road Kwun Tong Kowloon, Hong Kong

Amendment to Schedule 4.5
BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
2271	RIVERCHASE GALLERIA	3000 RIVERCHASE GALLERIA	SPACE #282	HOOVER	AL	35244	JEFFERSON	023-90-37-40890.000-PP
2272	THE SUMMIT	225 SUMMIT BLVD.		BIRMINGHAM	AL	35243	JEFFERSON	030 90-37-40890.000-PP
2221	PARK PLAZA	6000 W. MARKUM ST.	SPACE #3116	LITTLE ROCK	AR	72205	PULASKI	60-052035B
2225	PINNACLE HILLS PROMENADE	2203 S 45TH ST	SPACE #C-115	ROGERS	AR	72758	BENTON	9909323
2824	FIESTA MALL	2081 FIESTA MALL	1445 WEST SOUTHERN AVE	MESA	AZ	85202	MARICOPA	C4920403
2825	ARROWHEAD TOWNE CENTER	7700 WEST ARROWHEAD TOWN CENTER	# 1210	GLENDALE	AZ	85308	MARICOPA	C4925910
2827	CHANDLER FASHION SQUARE	3111 W CHANDLER BLVD	SPACE #2064	CHANDLER	AZ	85226	MARICOPA	C4985159
2830	METRO CENTER	9617 METRO PARKWAY WEST	SUITE 1182	PHOENIX	AZ	85051	MARICOPA	C0006971
2861	BURBANK TOWN CENTER	201 EAST MAGNOLIA BLVD		BURBANK	CA	91502	LOS ANGELES	2460023056
2915	PLAZA BONITA	3030 PLAZA BONITA RD	# 1252	NATIONAL CITY	CA	91950	SAN DIEGO	143-101700
2953	TANFORAN, SHOPS AT	1140 EL CAMINO REAL	SPACE NO. 134	SAN BRUNO	CA	94066	SAN MATEO	005634-0003
2967	FRESNO FASHION FAIR	603 EAST SHAW AVE	SPACE D8	FRESNO	CA	93710	FRESNO	427-030-27
3842	ONTARIO MILLS	ONE MILLS CIRCLE	SUITE 1015	ONTARIO	CA	91764	SAN BERNARDINO	01436P040
3843	VICTORIA GARDENS	7820 KEW AVENUE		RANCHO CUCAMONGA	CA	91739	SAN BERNARDINO	45243P059
3844	THE PROMENDADE SHOPS AT DOS LOGOS	2505 WEIRICK RD	SPACE #7-160	CORONA	CA	92883	RIVERSIDE	279450019-5
3848	NORTHRIDGE FASHION CTR	9301 TAMPA AVE		NORTHRIDGE	CA	91324	LOS ANGELES	2761037004
3849	LOS CERRITOS	350 LOS CERRITOS		CERRITOS	CA	90703	LOS ANGELES	7038014013
3851	DEL AMO FASHION CTR.	21712 HAWTHORNE BOULEVARD	238 DEL AMO FASHION CENTER	TORRANCE	CA	90503	LOS ANGELES	7366019082
3853	DEL AMO FASHION CTR	21712 HAWTHORNE BOULEVARD	81 DEL AMO FASHION CENTER	TORRANCE	CA	90503	LOS ANGELES	7366019082
3856	STONEWOOD S/C	238 STONEWOOD ST		DOWNEY	CA	90241	LOS ANGELES	6285031086
3857	OAKS, THE	222 WEST HILLCREST DRIVE	SPACE #K017	THOUSAND OAKS	CA	91360	VENTURA	525-0-052-415
3864	MONTEBELLO T/C	1820 MONTEBELLO T/C		MONTEBELLO	CA	90640	LOS ANGELES	5271020063
3866	GALLERIA AT SOUTH BAY	1815 HAWTHORNE BLVD.	SPACE 254	REDONDO BEACH	CA	90278	LOS ANGELES	4082018005
3867	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2016	CANOGA PARK	CA	91303	LOS ANGELES	2139004019
3868	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2050	CANOGA PARK	CA	91303	LOS ANGELES	2139004019
3875	BALDWIN HILLS	CRENSHAW PL, SUITE 118	3650 W. MARTIN LUTHER KING JR	LOS ANGELES	CA	90008	LOS ANGELES	5032002053
3879	LAKEWOOD CENTER	90 LAKEWOOD CTR		LAKEWOOD	CA	90712	LOS ANGELES	7172001022
3884	FOX HILLS MALL	188 FOX HILLS MALL		CULVER CITY	CA	90230	LOS ANGELES	4134003007
3894	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 609	ORANGE	CA	92868	ORANGE	09060630-002
3895	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 306	ORANGE	CA	92868	ORANGE	09060630-001
3899	SANTA ANITA	400 SOUTH BALDWIN AVENUE	SUITE 704-L	ARCADIA	CA	91007	LOS ANGELES	5775031905
3900	GLENDALE GALLERIA	2132 GLENDALE GALLERIA	GU-13	GLENDALE	CA	91210	LOS ANGELES	5695005047
3901	GLENDALE GALLERIA	2170 GLENDALE GALLERIA		GLENDALE	CA	91210	LOS ANGELES	5695005043
3902	VALLEY PLAZA	2701 MING AVE # 27	B-11	BAKERSFIELD	CA	93304	KERN	01-1016024-001-6
3905	PLAZA AT W COVINA	280 PLAZA DR		WEST COVINA	CA	91790	LOS ANGELES	8474003079
3907	IRVINE SPECTRUM	83 FORTUNE DRIVE	SUITE 211	IRVINE	CA	92618	ORANGE	09060630-004
3919	IMPERIAL VALLEY MALL	# 1522	3451 S DOGWOOD AVE	EL CENTRO	CA	92243	IMPERIAL	800-103-619-000
3920	OAKRIDGE MALL	925 BLOSSOM HILL ROAD	SPACE 1265	SAN JOSE	CA	95123	SANTA CLARA	370294-0001-9
3928	EASTRIDGE MALL	142 EASTRIDGE MALL	SPACE 1084	SAN JOSE	CA	95122	SANTA CLARA	370294-0003-5
3934	ARDEN FAIR MALL	1689 ARDEN WAY	# 2072	SACRAMENTO	CA	95815	SACRAMENTO	277-0160-071-0000-1315
3945	SUNVALLEY MALL	420 SUNVALLEY MALL	A-210 SUNVALLEY MALL	CONCORD	CA	94520	CONTRA COSTA	270039-0000
3948	NEW PARK MALL	2086 NEWPARK MALL	SPACE #1106	NEWARK	CA	94560	ALAMEDA	00-252027-00-001-00-07

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
3950	SAN FRANCISCO CENTRE	865 MARKET ST	SPACE #310	SAN FRANCISCO	CA	94103	SAN FRANCISCO	253705042
3954	SOUTHLAND MALL	559 SOUTHLAND MALL		HAYWARD	CA	94545	ALAMEDA	00-252027-00-000-00-03
3956	VALLEY FAIR MALL	2855 STEVENS CREEK BLVD	SPACE 2509	SANTA CLARA	CA	95050	SANTA CLARA	370294-0004-3
3958	SERRAMONTE CENTER	115 SERRAMONTE CTR		DALY CITY	CA	94015	SAN MATEO	56340002
3960	STONERIDGE SHOPPING CTR	ONE STONERIDGE MALL	SPACE A-212	PLEASANTON	CA	94566	ALAMEDA	00-252027-00-002-00-07
455	TOWN CENTER AT AURORA	SPACE 2010	14200 E. ALEMEDA AVE	AURORA	CO	80012	ARAPAHOE	25661-51748-001
2185	CHERRY CREEK MALL	3000 EAST FIRST AVENUE	SPACE #193	DENVER	CO	80206	DENVER	414 110 000
2641	TRUMBULL SHOPPING CENTER	5065 MAIN STREET	STORE #160	TRUMBULL	CT	06611	FAIRFIELD	727807
2642	STAMFORD TOWN CENTER	100 GREYROCK PLACE	#F-116	STAMFORD	CT	06901	FAIRFIELD	7461520
2643	THE SHOPPES AT BUCKLAND HILLS	194 BUCKLAND HILLS DRIVE	SUITE 2190	MANCHESTER	CT	06040	NEW HAVEN	B0007100
2644	CRYSTAL MALL	850 HARTFORD TURNPIKE	ROOM R-203	WATERFORD	CT	06385	NEW LONDON	40084482
2645	CONNECTICUT POST MALL	1201 BOSTON POST ROAD	SPACE 2110	MILFORD	CT	06460	NEW HAVEN	4846
2520	CHRISTIANA MALL	306 CHRISTIANA MALL	SPACE 1545	NEWARK	DE	19702	NEW CASTLE
2701	FLORIDA MALL	8001 S. ORANGE BLOSSOM TRAIL	SPACE 870	ORLANDO	FL	32809	ORANGE	REG003035
2703	ALTAMONTE MALL	451 EAST ALTAMONTE DRIVE	#2437	ALTAMONTE SPRINGS	FL	32701	SEMINOLE	28126
2705	WEST OAKS MALL	94012 WEST COLONIAL DR.	SUITE 640	OCOEE	FL	34761	ORANGE	REG091814
2708	BRANDON TOWN CENTER	573 BRANDON T/C		BRANDON	FL	33511	HILLSBOROUGH	41996.0271
2713	INTERNATIONAL PLAZA	2223 NORTH WEST SHORE BLVD	SPACE 174	TAMPA	FL	33607	HILLSBOROUGH	42005.3295
2716	EDISON MALL	4125 CLEVELAND AVENUE	STE 1550	FT MYERS	FL	33901	LEE	BB00078662
2719	COASTLAND MALL	1900 TAMIAMI TRAIL NORTH	#H-3	NAPLES	FL	34102	COLLIER	85000600810
2722	THE AVENUES	10300 SOUTHSIDE BLVD	#2600	JACKSONVILLE	FL	32256	DUVAL	971138-8200
2730	EAST FLAGLER STREET	114 EAST FLAGLER ST		MIAMI	FL	33131	DADE	40 060964 2
2731	PEMBROKE LAKES MALL	11401 PINES BLVD, SUITE 650		PEMBROKE PINES	FL	33026	BROWARD	C00000789000-V
2732	CORAL SQUARE	9649 WEST ATLANTIC BOULEVARD	ROOM 9089	CORAL SPRINGS	FL	33071	BROWARD	C00000008072-N
2734	BROWARD MALL	8000 W. BROWARD BLVD, SUITE 626		PLANTATION	FL	33388	BROWARD	C00000786125-U
2737	DADELAND MALL	7435 DADELAND MALL, SPACE 1800		MIAMI	FL	33156	DADE	40 060970 2
2738	WESTLAND MALL	1685 W. 49TH ST	ROOM 1148	HIALEAH	FL	33012	DADE	40 060972 2
2739	MIAMI INTERNAT'L MALL	1455 NW 107TH AVE	SUITE 520	DORAL	FL	33172	DADE	40 060974 2
2740	DOLPHIN MALL	11401 NW 12TH ST	SPACE 164	MIAMI	FL	33172	DADE	40 081975 2
2742	AVENTURA MALL S/C	19575 BISCAYNE BLVD	# 1299	MIAMI	FL	33180	DADE	40 060977 2
2747	WELLINGTON GREEN	10300 W. FOREST HILL BLVD	SPACE #130	WELLINGTON	FL	33414	PALM BEACH	166845
3737	DADELAND MALL	7255 DADELAND BOULEVARD	SPACE #3180	MIAMI	FL	33156	DADE	40 097094 2
3738	WESTLAND MALL	1705 W. 49TH STREET	ROOM 1044	HIALEAH	FL	33012	DADE	40 094951 2
3739	MIAMI INTERNATIONAL	1455 NW 107TH AVE.	SPACE #358	DORAL	FL	33172	DADE	40 103912 2
2259	MALL OF GEORGIA	3333 BUFORD DR.	SPACE #1064	BUFORD	GA	30519	GWINNETT	Opened in 2007
2260	GREENBRIAR MALL	2841 GREENBRIAR PARKWAY		ATLANTA	GA	30331	FULTON	P00006007209
2261	LENOX MALL	3393 PEACHTREE RD. NE	SPACE #346	ATLANTA	GA	30326	FULTON	P00006007217
2262	SOUTH DEKALB MALL	2801 CANDLER RD	# 14	DECATUR	GA	30034	DEKALB	1648980
2263	TOWN CENTER AT COBB	ROOM 0G17	400 BARRETT PARKWAY	KENNESAW	GA	30144	COBB	P021062
2264	NORTH POINT MALL	1154 NORTH POINT CIRCLE		ALPHARETTA	GA	30022	FULTON	P20070001631
2265	SOUTHLAKE MALL	2309 SOUTHLAKE MALL		MORROW	GA	30260	CLAYTON	5-031431
2266	NORTHLAKE MALL	4800 BRIARCLIFF RD. NE	UNIT 1040	ATLANTA	GA	30345	DEKALB	4434453

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
2267	CUMBERLAND MALL	1130 CUMBERLAND MALL		ATLANTA	GA	30339	COBB	P842156
2268	STONECREST MALL	2929 TURNER HILL RD.	SPACE 1250	LITHONIA	GA	30038	DEKALB	4465944
2270	PERIMETER MALL	4400 ASHFORD DUNWAY RD.		ATLANTA	GA	30346	DEKALB	4434437
3262	GWINNETT PLACE MALL	136 GWINNETT PLACE	2100 PLEASANT HILL RD	DULUTH	GA	30096	GWINNETT	B091487
3263	GWINNETT PLACE	2100 PLEASANT HILL RD.	#153 GWINNETT PLACE	DULUTH	GA	30096	GWINNETT	B300267
3264	MALL OF GEORGIA	3333 BUFORD DR.	SPACE #1019	BUFORD	GA	30519	GWINNETT	B301148
3266	CUMBERLAND MALL	1407 CUMBERLAND MALL		ATLANTA	GA	30339	COBB	P190993
3176	BOISE TOWN SQUARE	350 N. MILWAUKEE, SUITE NO. 1170		BOISE	ID	83704	ADA	P1BAKESHO01
213	WHITE OAKS MALL	119 WHITE OAKS MALL	2501 W. WABASH AVE	SPRINGFIELD	IL	62704	SANGAMON
2010	ST CLAIR SQUARE	290 ST CLAIR SQUARE		FAIRVIEW HEIGHTS	IL	62208	ST. CLAIR
2050	SOUTH STATE STREET	133 SOUTH STATE STREET		CHICAGO	IL	60603	COOK
2051	WOODFIELD MALL	GOLF ROAD/ROUTE 53	5 WOODFIELD SHOPPING CENTER SP F-331	SCHAUMBURG	IL	60173	COOK
2052	LINCOLNWOOD TOWN CENTER	3333 WEST TOUHY AVENUE	SPACE #OD10B	LINCOLNWOOD	IL	60712	COOK
2053	HARLEM IRVING PLAZA	4186 N. HARLEM AVE.	SPACE #194	NORRIDGE	IL	60706	COOK
2056	FORD CITY S/C	7601 SOUTH CICERO AVENUE		CHICAGO	IL	60652	COOK
2057	STRATFORD SQUARE	314 STRATFORD SQUARE		BLOOMINGDALE	IL	60108	DUPAGE
2058	CHICAGO RIDGE MALL	201 CHICAGO RIDGE MALL		CHICAGO RIDGE	IL	60415	COOK
2063	PROMENADE BOLINBROOK	I-355 AT BOUGHTON ROAD	UNIT #415	BOLINGBROOK	IL	60440	WILL
2064	RIVER OAKS CENTER	50 RIVER OAKS CENTER		CALUMET CITY	IL	60409	COOK
2066	NORTH RIVERSIDE PARK	STE D-8	7501 W CERMAK ROAD	NORTH RIVERSIDE	IL	60546	COOK
2067	ORLAND SQUARE	428 ORLAND SQUARE		ORLAND PARK	IL	60462	COOK
2070	GURNEE MILLS	6170 WEST GRAND AVENUE	SPACE #477	GURNEE	IL	60031	LAKE
2072	FOX VALLEY CENTER	2032 FOX VALLEY CENTER	SPACE C5	AURORA	IL	60504	KANE
2075	OAKBROOK S/C	445 OAK BROOK CENTER MALL		OAK BROOK	IL	60523	DUPAGE
3056	FORD CITY S/C	7601 S. CICERO AVE.	SPACE #1276	CHICAGO	IL	60652	COOK
2341	CASTLETON SQUARE	6020 EAST 82ND ST	SUITE 30	INDIANAPOLIS	IN	46250	MARION	D500068
2343	CIRCLE CENTER MALL	49 WEST MARYLAND ST	#OE15	INDIANAPOLIS	IN	46204	MARION	2343A140868
2024	OAK PARK MALL	11451 WEST 95TH STREET	SPACE #54	OVERLAND PARK	KS	66214	JOHNSON	003676-001-2000-01
7024	OAK PARK MALL	11451 WEST 95TH STREET	SPACE #145	OVERLAND PARK	KS	66214	JOHNSON	Opened late 2006
2325	MALL ST MATTHEWS	1610 MALL ST. MATTHEWS	5000 SHELBYVILLE RD	LOUISVILLE	KY	40207	JEFFERSON	25-712482
2229	ACADIANA MALL	5725 JOHNSTON ST, BOX 2141		LAFAYETTE	LA	70503	LAFAYETTE	108145
2235	CORTANA MALL	9625 CORTANA PLACE		BATON ROUGE	LA	70815	E.BATON ROUGE	517-0648-2
2245	OAKWOOD MALL	197-1070 WESTBANK EXPY	SPACE 1070	GRETNA	LA	70053	JEFFERSON	Opened in 2007
2247	ESPLANADE	1401 W. ESPLANADE	SPACE #1208	KENNER	LA	70065	JEFFERSON	2937166
2626	EMERALD SQUARE	999 S. WASHINGTON ST., SPACE 320		NORTH ATTLEBORO	MA	02760	BRISTOL	502-B00021
2632	SQUARE ONE MALL	125 SQUARE ONE MALL		SAUGUS	MA	01906	ESSEX	101020
2633	BURLINGTON MALL	75 MIDDLESEX TURNPIKE	STE 1062	BURLINGTON	MA	01803	MIDDLESEX	10064
2634	NATICK MALL	1245 WORCHESTER ST	SUITE #1028	NATICK	MA	01760	MIDDLESEX	1189
2635	HOLYOKE MALL AT INGLESIDE	50 HOLYOKE ST	#B-318	HOLYOKE	MA	01040	HAMPDEN	NEW
2636	BRAINTREE	SOUTH SHORE PLAZA/250 GRANITE ST	SPACE #1054-C	BRAINTREE	MA	02184	NORFOLK	0000-0184-001
3636	CAMBRIDGESIDE GALLERIA	100 CAMBRIDGESIDE PLACE	SPACE #W-124	CAMBRIDGE	MA	02141	MIDDLESEX	204330
2490	ANNAPOLIS MALL	1160 ANNAPOLIS MALL		ANNAPOLIS	MD	21401	ANNE ARUNDEL	F03822681

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
2494	WHITE MARSH MALL	8200 PERRY HALL BOULEVARD	STE #1095	NOTTINGHAM	MD	21236	BALTIMORE	F03822681
2497	TOWSON TOWN CENTER	825 DULANEY VALLEY ROAD	SPACE #3115	TOWSON	MD	21204	BALTIMORE	F03822681
2498	MALL IN COLUMBIA, THE	10300 LITTLE PATUXENT PARKWAY	#2810	COLUMBIA	MD	21044	HOWARD	F03822681
2652	MONTGOMERY MALL	WESTFIELD SHOPPINGTOWN, # 1030	7101 DEMOCRACY BLVD	BETHESDA	MD	20817	MONTGOMERY	F03822681
2657	PRINCE GEORGES PLAZA	3500 EAST WEST HIGHWAY	SPACE 1034	HYATTSVILLE	MD	20782	PRINCE GEORGES	F03822681
2659	WHEATON PLAZA	11160 VIERS MILL RD, SPACE B-214		WHEATON	MD	20902	MONTGOMERY	F03822681
2462	LAKESIDE MALL	14600 LAKESIDE CIRCLE	UNIT E-214	STERLING HEIGHTS	MI	48313	MACOMB	10-01-104-014-195
2463	LAKESIDE MALL	14600 LAKESIDE CIRCLE	SPACE #2156	STERLING HEIGHTS	MI	48313	MACOMB	10-01-104-014-180
2466	TWELVE OAKS MALL	27458 NOVI ROAD		NOVI	MI	48377	OAKLAND	50-99-00-005-114
2468	FAIRLANE TOWN CTR	H-106 FAIRLANE T/C		DEARBORN	MI	48126	WAYNE	84-00-009-48-250
2474	OAKLAND MALL	478 WEST 14 MILE RD		TROY	MI	48083	OAKLAND	99-00-040-552
2478	NORTHLAND CENTER	21500 NORTHWESTERN HWY	# D19	SOUTHFIELD	MI	48075	OAKLAND	9962-009-000
2479	EASTLAND CENTER	18000 VERNIER RD	SPACE 840	HARPER WOODS	MI	48225	WAYNE	42-999-00-0072-000
2481	WOODLAND MALL	3195 28TH STREET SOUTHEAST	SPACE #G-104	KENTWOOD	MI	49512	KENT	41-50-65-025-996
2489	GENESEE VALLEY CTR	3307 SOUTH LINDEN ROAD	SPACE NO. 540	FLINT	MI	48507	GENESSEE	07-82-1625-70
3472	GREAT LAKES CROSSING	4654 BALDWIN RD		AUBURN	MI	48326	OAKLAND	63-02-99-00-099-249
2131	MALL OF AMERICA	S-288 SOUTH AVENUE		BLOOMINGTON	MN	55425	HENNEPIN
2008	CHESTERFIELD MALL	44 CHESTERFIELD MALL		CHESTERFIELD	MO	63017	ST LOUIS	B0118732A
2011	SAINT LOUIS GALLERIA	SPACE 1093		RICHMOND HEIGHTS	MO	63117	ST LOUIS	B0118729A
2017	SOUTH COUNTY MALL	39 SOUTH COUNTY CTR WAY	P.O. BOX 39	ST. LOUIS	MO	63129	ST LOUIS	B0118727A
2018	WEST COUNTY CENTER	157 WEST COUNTY CENTER		DES PERES	MO	63131	ST LOUIS	B0136468A
2029	INDEPENDENCE CENTER	2138 INDEPENDENCE CENTER		INDEPENDENCE	MO	64057	JACKSON	20010759B
2035	BATTLEFIELD MALL	124 BATTLEFIELD MALL		SPRINGFIELD	MO	65804	GREENE	12063923
2682	FOUR SEASONS MALL	140 FOUR SEASONS TOWN CENTRE		GREENSBORO	NC	27407	GUILFORD	Opened in 2007
2685	NORTHLAKE MALL	6801 NORTHLAKE MALL DRIVE	I-77 AND W.T. HARRIS BLVD.	CHARLOTTE	NC	28216	MECKLENBURG	7002601625
2686	CRABTREE VALLEY MALL	4325 GLENWOOD RD.	SPACE #2010	RALEIGH	NC	27612	WAKE	6465093
429	HILLTOP MALL	5011 SECOND AVE, SUITE 43		KEARNEY	NE	68847	BUFFALO	318516349
2620	ROCKINGHAM, MALL AT	99 ROCKINGHAM PARK BLVD	SPACE #E-261	SALEM	NH	03079	ROCKINGHAM
2499	DEPTFORD MALL	1750 DEPTFORD CENTER ROAD		DEPTFORD	NJ	08096	GLOUCESTER
2518	CHERRY HILL MALL	UNIT 1625	2000 ROUTE 38	CHERRY HILL	NJ	08002	CAMDEN
2601	NEWPORT CITY CENTER	30-144 MALL DRIVE WEST		JERSEY CITY	NJ	07310	HUDSON
2602	FREEHOLD RACEWAY	3710 ROUTE 09	SPACE G-216	FREEHOLD	NJ	07728	MONMOUTH
2603	LIVINGSTON MALL	112 EISENHOWER PARKWAY	ROOM 1009	LIVINGSTON	NJ	07039	ESSEX
2604	MENLO PARK	328 MENLO PARK MALL		EDISON	NJ	08837	MIDDLESEX
2609	ROCKAWAY TOWNSQUARE	ROUTE 80 AND MT HOPE AVE	SPACE #2070A	ROCKAWAY	NJ	07866	MORRIS
2613	GARDEN STATE PLZ	2128 GARDEN STATE PLZ		PARAMUS	NJ	07652	BERGEN
2615	WILLOWBROOK MALL	1332 WILLOWBROOK MALL		WAYNE	NJ	07470	PASSAIC
2617	WOODBRIDGE CENTER	157 WOODBRIDGE CTR		WOODBRIDGE	NJ	07095	CAMDEN
3613	GARDEN STATE PLZ	244 GARDEN STATE PLZ		PARAMUS	NJ	07652	BERGEN
3618	WOODBRIDGE CENTER	285 WOODBRIDGE CTR DR		WOODBRIDGE	NJ	07095	CAMDEN
7604	MENLO PARK	433 MENLO PARK DR		EDISON	NJ	08837	MIDDLESEX
7615	WILLOWBROOK MALL	1730 WILLOWBROOK MALL		WAYNE	NJ	07470	PASSAIC

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
2833	CORONADO CENTER	6600 MENAUL, N.E.	SUITE 51	ALBUQUERQUE	NM	87110	BERNALILLO	695141
3834	FASHION SHOW	3200 LAS VEGAS BLVD SOUTH	SPACE 1390	LAS VEGAS	NV	89109	CLARK	012769-99
3835	MIRACLE MILE SHOPS	3663 LAS VEGAS BLVD. SOUTH	SUITE 395/SPACE H-019	LAS VEGAS	NV	89109	CLARK	132289-99
3836	MIRACLE MILE SHOPS	3663 LAS VEGAS BLVD. SOUTH	SUITE 135	LAS VEGAS	NV	89109	CLARK	141200-99
2540	WALDEN GALLERIA	ONE WALDEN GALLERIA	#D-117	BUFFALO	NY	14225	ERIE
2559	CROSSGATES MALL	ONE CROSSGATES MALL ROAD	SPACE L-202	ALBANY	NY	12203	ALBANY
2560	GREEN ACRES MALL	1114-A GREEN ACRES MALL		VALLEY STREAM	NY	11581	NASSUA
2561	SMITH HAVEN MALL	2701 MIDDLE COUNTRY ROAD	SPACE 414	LAKE GROVE	NY	11755	SUFFOLK
2563	SUNRISE MALL	220 SUNRISE MALL, CARMENS HWY	SPACE 8 LOWER LEVEL	MASSAPEQUA	NY	11758	NASSUA
2566	SOUTHSHORE MALL	1701 SUNRISE HWY	SPACE A-7	BAYSHORE	NY	11706	SUFFOLK
2570	FULTON STREET	454 FULTON ST		BROOKLYN	NY	11201	KING
2571	KINGS PLAZA S/C	5260 KINGS PLAZA	FLATBUSH AVE	BROOKLYN	NY	11234	KING
2574	82ND STREET	JACKSON HEIGHTS	37-36 82ND STREET	FLUSHING	NY	11372	QUEENS
2576	ROOSEVELT FIELD MALL	630 OLD COUNTRY RD, SPACE 2031		GARDEN CITY	NY	11530	NASSUA
2577	ROOSEVELT FIELD MALL	630 OLD COUNTRY RD, SPACE 2019		GARDEN CITY	NY	11530	NASSAU
2580	"34TH STREET"	358 FIFTH AVE		NEW YORK	NY	10001	NEW YORK
2587	STATEN ISLAND MALL	2655 RICHMOND AVE	SPACE 1320	STATEN ISLAND	NY	10314	RICHMOND
2588	STEINWAY STREET	30-72 STEINWAY ST		QUEENS	NY	11103	NEW YORK
2590	CROSS COUNTY CENTER	20 MALL WALK		YONKERS	NY	10704	WESTCHESTER
2591	GALLERIA OF WHITE PLAINS	100 MAIN STREET	# 333	WHITE PLAINS	NY	10601	WESTCHESTER
2592	PALISADES CENTER	1000 PALISADES CENTER	#H-202	WEST NYACK	NY	10994	ROCKLAND
2593	JEFFERSON VALLEY MALL	650 LEE BOULEVARD	ROOM J-09	YORKTOWN HEIGHTS	NY	10598	WESTCHESTER
3571	KINGS PLAZA	5170 KINGS PLAZA	SPACE #6B	BROOKLYN	NY	11234	KING
3574	QUEENS CENTER	90-15 QUEENS BOULEVARD	SPACE #3045	ELMHURST	NY	11373	QUEENS
3590	CROSS COUNTY MALL	20 MALL WALK		YONKERS	NY	10704	WESTCHESTER
2374	FRANKLIN PARK MALL	5001 MONROE ST	STE 122	TOLEDO	OH	43623	LUCAS	10191945
2380	BEACHWOOD PLACE	26300 CEDAR ROAD	#2210	BEACHWOOD	OH	44122	CUYAHOGA	10191945
2412	TRI-COUNTY MALL	11700 PRINCETON RD, SPACE 456		CINCINATTI	OH	45246	HAMILTON	10191945
2423	DAYTON MALL	2700 W. CENTERVILLE RD	# 660	DAYTON	OH	45459	MONTGOMERY	10191945
2430	EASTON TOWN CENTER	167 EASTON TOWN CENTER		COLUMBUS	OH	43219	FRANKLIN	10191945
2432	TUTTLE CROSSING, THE MALL AT	5043 TUTTLE CROSSING BLVD	SPACE #162	DUBLIN	OH	43016	FRANKLIN	10191945
2205	WOODLAND HILLS	MAIN MALL SPACE 152	7021 SOUTH MEMORIAL DR	TULSA	OK	74133	TULSA	04 003278 04
2213	PENN SQUARE MALL	1901 NORTHWEST EXPY	SUITE 1011	OKLAHOMA CITY	OK	73118	OKLAHOMA	P3005633
2503	SPRINGFIELD MALL	1200 BALTIMORE PIKE	# E-6	SPRINGFIELD	PA	19064	DELWARE
2506	PARK CITY CENTER	142 PARK CITY CENTER	#G0725	LANCASTER	PA	17601	LANCASTER
2515	KING OF PRUSSIA-THE PLAZA	160 N. GULPH RD, SUITE 1081		KING OF PRUSSIA	PA	19406	MONTGOMERY
2521	LEHIGH VALLEY MALL	112 LEHIGH VALLEY MALL		WHITEHALL	PA	18052	LEIGH
2536	MONROEVILLE MALL	121 MONROEVILLE MALL		MONROEVILLE	PA	15146	ALLEGHNEY
2538	THE MALL AT ROBINSON	SPACE #1280	100 ROBINSON CENTER DRIVE	PITTSBURG	PA	15205	ALLEGHNEY
3535	CENTURY III MALL	3075 CLAIRTON RD	STE 394	WEST MIFFLIN	PA	15123	ALLEGHNEY
2646	WARWICK MALL	169 WARWICK MALL		WARWICK	RI	02886	KENT	015503/915503
2647	PROVIDENCE PLACE MALL	219 PROVIDENCE PLACE	#A-306	PROVIDENCE	RI	02903	PROVIDENCE	TAX ABATEMENT

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
2681	HAYWOOD MALL	700 HAYWOOD ROAD	SUITE 2016	GREENVILLE	SC	29607	GREENVILLE	1884414-001
2689	COLUMBIANA CENTER	100 COLUMBIANA CIRCLE	SPACE #1110	COLUMBIA	SC	29212	LEXINGTON	1884414-001
2311	HAMILTON PLACE	2100 HAMILTON PLACE BOULEVARD	#253	CHATTANOOGA	TN	37421	HAMILTON	1033182
2753	IRVING MALL	3649 IRVING MALL	SPACE D-3	IRVING	TX	75062	DALLAS	99-962980000080550
2754	NORTHPARK CENTER	E2-734 NORTHPARK CENTER		DALLAS	TX	75225	DALLAS	99-070215330000000
2756	SHOPS AT WILLOW BEND	#B-117	6121 W PARK BLVD	PLANO	TX	75093	COLLIN	2601787
2757	PARKS AT ARLINGTON	3811 S COOPER	SPACE 2118	ARLINGTON	TX	76015	TARRANT	11529903
2758	COLLIN CREEK MALL	2400 COLLIN CREEK MALL	811 N CENTRAL EXPRESSWAY	PLANO	TX	75075	COLLIN	2601188
2759	TOWN EAST MALL	2054 TOWN EAST MALL		MESQUITE	TX	75150	DALLAS	99-000000012045000
2769	CIELO VISTA MALL	8401 GATEWAY BLVD WEST	C - 3	EL PASO	TX	79925	EL PASO	0283-999-4003-0000
2773	NORTHEAST MALL	1101 MELBOURNE STREET	#P08	HURST	TX	76053	TARRANT	11711582
2782	WILLOWBROOK MALL	2000 WILLOWBROOK MALL	STE 1382	HOUSTON	TX	77070	HARRIS	2007866
2783	SHARPSTOWN CENTER	7550 BELLAIRE BLVD.	# 133	HOUSTON	TX	77036	HARRIS	865911
2784	MEMORIAL CITY SHOPPING CENTER	296 MEMORIAL CITY		HOUSTON	TX	77024	HARRIS	2007333
2789	THE GALLERIA	5135 W ALABAMA	SPACE #6060	HOUSTON	TX	77056	HARRIS	865964
2791	BAYBROOK MALL	1326 BAYBROOK MALL		FRIENDSWOOD	TX	77546	HARRIS	967426 (& GALVESTON P436244)
2792	WOODLANDS, THE	1201 LAKE WOODLANDS DR	SUITE 1072	THE WOODLANDS	TX	77380	MONTGOMERY	P359930
2800	INGRAM PARK MALL	6301 N.W. LOOP 410	L -14	SAN ANTONIO	TX	78238	BEXAR	825087
2801	MALL DEL NORTE	5300 N. SAN DARIO	SUITE 184B	LAREDO	TX	78041	WEBB	187746
2810	THE SHOPS AT LA CANTERA	15900 LA CANTERA PARKWAY	BLDG #8 SUITE #8860	SAN ANTONIO	TX	78256	BEXAR	1051363
2811	RIVERCENTER	849 E. COMMERCE STREET	#269	SAN ANTONIO	TX	78205	BEXAR	1054412
2817	BARTON CREEK MALL	2901 CAPITAL OF TEXAS HIGHWAY	SPACE L-1A	AUSTIN	TX	78746	TRAVIS	697118
3788	GALLERIA II	5085 WESTHEIMER	SUITE 3535	HOUSTON	TX	77056	HARRIS	869653
3800	VALLE VISTA MALL	2000 S. EXPRESSWAY 83	SPACE B-07	HARLINGEN	TX	78552	CAMERON	214529
3801	MALL DEL NORTE	5300 SAN DARIO AVE.	SPACE #1825	LAREDO	TX	78041	WEBB	276331
3802	LA PLAZA MALL	2200 S. TENTH ST	# D-3	MCALLEN	TX	78503	HIDALGO	P632998
3803	LA PLAZA MALL	2200 S. 10TH ST.	SPACE #11	MCALLEN	TX	78503	HIDALGO	P647807
2194	FASHION PLACE S/C	6191 SOUTH STATE	UNIT 256	MURRAY	UT	84107	SALT LAKE	21 012960 00000000
2653	FAIR OAKS	11750 FAIR OAKS	#107	FAIRFAX	VA	22033	FAIRFAX	07-0666-3169-9
2655	TYSONS CORNER	1961 CHAIN BRIDGE ROAD	#G006L	MCLEAN	VA	22102	FAIRFAX	07-0666-3166-4
2656	FASHION CENTRE AT PENTAGON	1100 S HAYES STREET	ROOM #0R01	ARLINGTON	VA	22201	ARLINGTON	Opened in 2007
2665	SHORT PUMP TOWN CENTER	11800 WEST BROAD STREET	UNIT 1412	RICHMOND	VA	23233	HENRICO	B03226001
2666	POTOMAC MILLS	2700 POTOMAC MILLS CIRCLE	STE 597	PRINCE WILLIAM	VA	22192	PRINCE WILLIAM	99349025
2668	MACARTHUR CENTER	300 MONTICELLO AVENUE	SPACE 172	NORFOLK	VA	23510	NORFOLK CITY	B25423
3669	LYNNHAVEN FIELD MALL	701 LYNNHAVEN PARKWAY	SPACE E3A	VIRGINIA BEACH	VA	23452	VIRGINIA BEACH	76074560
3983	NORTHGATE MALL	526 NORTHGATE MALL	401 NE NORTHGATE WAY	SEATTLE	WA	98125	KING	14715015
3984	SOUTHCENTER S/C	969 SOUTHCENTER MALL	SPACE C352	TUKWILA	WA	98188	KING	14715452
2102	MAYFAIR MALL	623 MAYFAIR MALL	2500 NORTH MAYFAIR ROAD	WAUWATOSA	WI	53226	MILWAUKEE	20800
2104	BROOKFIELD SQUARE	95 N MORELAND RD	#D-18	BROOKFIELD	WI	53005	WAUKESHA	008717
249	TOTAL STORES

BAKERS FOOTWEAR GROUP
CURRENT STORE LISTING

STORE	MALL NAME	ADDRESS1	ADDRESS2	CITY	STATE	ZIP	COUNTY	PP ACCOUNT NUMBER
CORP	2815 SCOTT AVENUE			ST. LOUIS	MO	63103	ST. LOUIS CITY	796975
WHSE	3901 UNION BOULEVARD	SUITE 103 {WEB}		ST. LOUIS	MO	63115	ST. LOUIS CITY	707565

SCHEDULE 4.8
Due Organization and Qualification; Subsidiaries
(b) Authorized capitalization: Shares issued and outstanding
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding.
Common stock, $0.0001 par value per share; 40,000,000 shares authorized; 6,655,856 shares issued and outstanding.
Shares issuable pursuant to the Borrower’s stock plans:
     1. Bakers Footwear Group, Inc. 2003 Stock Option Plan as amended: Options relating to 1,368,992 shares of common stock, subject to anti-dilution and other adjustments, are authorized under the 2003 Stock Option Plan, as amended, as follows (the “2003 Stock Option Plan”). The description of the 2003 Stock Option plan under the heading “Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)” in the Borrower’s 2006 proxy statement is incorporated herein by reference. Also, please refer to the Borrower’s 2007 proxy statement for additional information on the plan.
     (A) Options relating to 4,718 shares are issued and outstanding at an exercise price of $0.01 per share; all are fully vested.
     (B) Options relating to 683,507 shares are issued and outstanding at a weighted average exercise price of $9.66 per share; the options generally vest in either three or five equal annual installments beginning on the anniversary date of the date of grant. Please see Form of Nonqualified Option Award Agreement under the Bakers Footwear Group, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Borrower’s Current Report on Form 8-K filed on March 21, 2007 (File No. 000-50563)).
     (C) Options relating to 344,654 shares of common stock remain available for future issuance under the 2003 Stock Option Plan.
2. Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan: Authorized shares issuable under the plan are 250,000, subject to anti-dilution and other adjustments. Generally, awards under the plan can include performance share awards, restricted stock awards, awards based in stock other than performance share awards or restricted stock awards and long-term incentive awards. The description of the 2005 Incentive Compensation Plan under the heading “Approval of Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (Proxy Item No. 2)” in the Borrower’s 2005 proxy statement is incorporated herein by reference. Also, please refer to the Borrower’s 2007 proxy statement for additional information on the plan. Performance shares relating to a maximum of 152,376 shares of common stock have been granted and remain outstanding. These performance shares are contingent upon the achievement of performance objectives relating to compound annual growth rate in net sales and return on average assets for the three year periods ending in fiscal year 2008 and 2009.

On October 3, 2007, Borrower issued 69,000 restricted stock awards under the plan. The restricted stock fully vests on the fifth anniversary of the grant date, or October 3, 2012. However, the Compensation Committee retains the discretion to vest, in full, pro-rata or not at all, restricted stock awards upon death, disability, retirement or otherwise.
Shares issuable pursuant to warrants granted in connection with initial public offering: The Borrower issued warrants relating to 216,000 shares, subject to anti-dilution and other adjustments, at an exercise price of $12.7875 per share, to the representatives of the underwriters in connection with the Borrower’s initial public offering. The warrants became exercisable on February 10, 2005 and expire on February 10, 2009. Warrants to purchase up to 121,500 shares of common stock remain unexercised.
Shares issuable pursuant to warrants granted in connection with April 2005 private placement: In connection with the Borrower’s private placement in April 2005, the Borrower issued, to the investors and the placement agent in that offering, warrants to purchase 250,000 shares and 125,000 shares, respectively, of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share. The warrants issued in that private placement are generally exercisable until April 8, 2010. The Borrower generally has the right to call the warrants issued in April 2005 to the investors, but not the placement agent, at a redemption price equal to $0.01 per share, which will likely cause their exercise into shares of common stock, in the event that the closing bid price of a share of the Borrower’s common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is declared effective. Under the terms of the investor warrants, the Borrower is required to exercise such right within one business day immediately following the end of any such 20 day trading period. Investor warrants relating to up to 137,500 shares of common stock and placement agent warrants relating to up to 125,000 shares of common stock are outstanding, respectively.
Shares issuable in connection with June 2007 private placement of subordinated convertible debentures. In connection with Borrower’s private placement in June 2007, Borrower issued $4 million in aggregate principal amount of subordinated convertible debentures (the “Debentures”). The Debentures are convertible into shares of the Borrower’s common stock at any time. The initial conversion price is $9.00 per share, subject to the limitations and adjustments provided in the Debentures. Based on the initial conversion price, the Debentures are convertible into an aggregate of 444,441 shares of the Borrower’s common stock, after eliminating fractional shares. The Borrower generally has the right, but not the obligation, to call the Debentures at any time prior to conversion if the closing price of the Borrower’s common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other equity conditions and other conditions are met.
The conversion price, and thus the number of shares into which the Debentures are convertible, is subject to anti-dilution adjustments relating to stock dividends, or subdivisions or combination of the Borrower’s capital stock.
In addition, the Debentures contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances pursuant to any properly authorized equity compensation plans. The issuance of shares of common stock in this transaction will trigger the weighted average conversion price adjustment.
In accordance with rules of Nasdaq, the Debentures contain limitations on the number of shares issuable pursuant to the Debentures regardless of how low the conversion price may be in the future, subject to the removal of those limitations if shareholder approval of the removal of that limitation is obtained. First, the Debentures provide that if the average conversion price is less than the market price as of the time of signing of the purchase agreement, which was $8.10, then the Borrower may not issue more than 19.99% of the outstanding share of the Borrower’s common stock as of the date of signing the Purchase Agreement, which amounts to 1,297,957 shares. Second, the Debentures provide that the number of shares that may be acquired by an Investor upon any conversion is limited to the extent necessary to insure that, following such conversion, the total number of shares beneficially owned by that Investor may not exceed 19.999% of the then outstanding total number of issued and outstanding shares of common stock. Third, for Debentures issued to advisory directors, corporate directors or entities affiliated with such directors, the conversion price is limited so that generally it may not be less than $8.10, regardless of the operation of the weighted average conversion price adjustment. The Borrower has agreed to seek shareholder approval of the removal of those limitations if certain conditions are met.
Shares reserved for issuance (prior to transaction):

Description:	Number of Shares:*

Bakers Footwear Group, Inc. 2003 Stock Option Plan	1,032,879
Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan	181,000
Warrants issued in connection with initial public offering	121,500
Warrants issued in connection with 2005 private placement	262,500
Shares of common stock issuable upon conversion of the subordinated convertible debentures	444,441	[1]

Total	2,042,320

*	Or such other amounts in accordance with anti-dilution or similar provisions as provided for in the instruments relating thereto.
Registration Rights:
The information set forth on Schedule 6(d) to the Registration Rights Agreement is incorporated by reference herein.

[1]	The subordinated convertible debentures contain a weighted average conversion price adjustment which will affect the number of shares of Borrower’s common stock that are issuable upon conversion of such debentures. The adjustment occurs upon the occurrence of certain corporate transactions, including this term loan. In addition to the 444,441 shares of common stock that have been reserved, the Borrower’s Board of Directors has also reserved the additional shares of common stock that may be issued upon a change in the conversion price of the debentures.

Engagement Letters:
Ryan Beck & Co., Inc. (“Ryan Beck”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”). Under the terms of an engagement letter dated July 10, 2006, Ryan Beck (which was recently acquired by Stifel) was entitled to certain compensation for sales of securities to certain investors for a period of one year following termination of the July 10, 2006 engagement letter (the “Tail Period”). The Tail Period ends on May 7, 2008. Ryan Beck waived its right to receive compensation (during the Tail Period) solely with respect to the offer and sale of the Debentures pursuant to a certain waiver letter dated May 21, 2007. The Company and Stifel entered into a new engagement letter dated May 21, 2007 whereby Stifel agreed to provide certain services to the Company in connection with the sale of the Debentures.
(c) The Borrower does not have any subsidiaries.

SCHEDULE 4.9(b)
No Conflict
1.	Bank of America. The Borrower will receive the consent of Bank of America, N.A. to enter into this Agreement and consummate the transactions contemplated hereby. The Borrower, the Senior Lender and Agent will enter into the Senior Loan Subordination Agreement in connection therewith.
2.	$4 Million Aggregate Principal Amount of Subordinated Convertible Debentures. The Borrower will receive the consent of the holders of the Borrower’s $4 million aggregate principal amount of subordinated convertible debentures that were issued on June 26, 2007 to enter into this Agreement and consummate the transactions contemplated hereby. The Borrower, the Investors and the Agent will enter into a subordination agreement in connection therewith. Promptly after the Closing Date, the Borrower will deliver a notice to each of the Investors which calculates the change in the conversion price of each debenture.
3.	Registration Rights. The information set forth on Schedule 6(d) to the Registration Rights Agreement is incorporated by reference herein. The Borrower will also deliver notices to its securityholders with “piggyback” registration rights to determine if those securityholders will elect to exercise their piggyback rights in connection with the filing of the registration statement contemplated by the Registration Rights Agreement. Such notices may be combined with other notices that the Borrower delivers to such securityholders. Furthermore, the transaction may require the Borrower to “blackout” certain of its securityholders (in accordance with prior registration rights agreements) prior to closing. The Borrower will also provide a notice of the lifting of the blackout, which notice may be delivered on or after closing.

SCHEDULE 4.9(c)
Registrations, Consents, Approvals, Notices
1.	The information set forth under Schedule 4.9(b) above is incorporated by reference herein.
2.	Nasdaq. Consents, approvals, confirmations and waivers of, and notifications to, the Nasdaq Global Market (formerly known as the Nasdaq National Market) (“Nasdaq”), which are necessary or appropriate for consummation of the transaction.
3.	Securities Law Filings. The Borrower will make certain state “blue sky” filings in connection with the offer and sale of the 350,000 shares issued to the Agent or its designees. The Borrower will file a Form D with the Securities and Exchange Commission in connection with the transaction. The Borrower will issue a press release announcing the transaction. The Borrower also will file a Form 8-K with the Securities and Exchange Commission in connection with the transaction.
4.	Registration Statement filed in accordance with the Registration Rights Agreement. In accordance with the Registration Rights Agreement, the Borrower will file a registration statement registering the 350,000 shares of Borrower’s common stock which are issued to Agent or its designees. Such registration statement may also contain additional shares of Borrower’s common stock if certain of the Borrower’s securityholders elect to exercise their “piggyback” registration rights.

SCHEDULE 4.10
Litigation
As disclosed in the Borrower’s publicly available filings with the Securities and Exchange Commission, from time to time, the Borrower is involved in ordinary routine litigation common to companies engaged in the Borrower’s line of business. Currently, the Borrower is not involved in any material pending legal proceedings.

SCHEDULE 4.14
Environmental Condition
None.

SCHEDULE 4.15
Intellectual Property
Scheduled Intellectual Property Collateral
1.	See the attached for a listing of the Patents, Copyrights and Trademarks to which Borrower is the exclusive licensee.
2.	A variety of security interests have been filed on behalf of certain lenders for the “Bakers,” “Wild Pair” and other marks which may affect the Borrower’s rights in any registrations and applications or concurrently owned registrations and applications. Pursuant to an Asset Purchase Agreement dated May 19, 1999 and an Amendment to Purchase Agreement dated May 25, 1999, and a bankruptcy court order dated June 15, 1999, the Borrower acquired certain marks that were previously registered in the name of Edison Brothers. However, the security interest filings relating to some of those marks were not removed. Filing relating to the interest of Novus, Inc., a Puerto Rican company, in some of those marks are also on file. The Borrower does not have the right to use “Bakers” and “Wild Pair” in certain places outside of the United States. The information under “Risk Factors—Our ability to expand into some territorial and foreign jurisdictions under the trademarks ‘Bakers’ and ‘Wild Pair’ is restricted” and “Risk Factors—Our potential inability or failure to renew, register or otherwise protect our trademarks could have a negative impact on the value of our brand names” of the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 is incorporated herein by reference.

SPECIAL TYPES OF COLLATERAL

Trademark - 5a.	Number	Date	If Foreign, What Country	Subsidiary

B & Design	3,107,432	2/15/2001

Bakers	Pending
	Pending
	Pending

Baker’s	655,552	12/20/2005	Canada
	661,116	3/22/2006	Canada
	719,778	8/8/1961

Ciella	3,321,308	10/23/2007

Duck Design	1,558,021	9/26/1989

Leed’s	719,777	8/8/1961

No Parking	1,943,049	12/19/1995
	Pending

QualiCraft (Stylized)	430,591	6/17/1947

Riverstone	Pending

Sole Project	Proposed

Stomp	2,273,024	8/24/1999

Swing & Design	1,504,057	9/13/1988

The Legworks	986,497	6/18/1974

The Wild Pair	TMA249,138	8/8/1980	Canada
	977,532	1/22/1974
	955,819	3/20/1973

The Wild Pair & Design	1,495,801	7/12/1988

Wild Pair	Pending
	1,198,008	6/15/1982

Wild Pair (Stylized)	2,681,306	1/28/2003
	Pending

TOZ	2,849,107	10/12/2000
	2,745,441	10/12/2000

Patent Name - 5b.	Number	Date	If Foreign, What Country	Subsidiary	Inventor

Accessory Wall Panel	Pending				P Edison, J VanderPluym, K Obata, R Buchanan

Decorative Plate on Shoe Sole	Pending				W Young, B Keely

Display Table	D539,564	4/3/2007			P Edison, J VanderPluym, K Obata, R Buchanan

SPECIAL TYPES OF COLLATERAL

Patent Name - 5b.	Number	Date	If Foreign, What Country	Subsidiary	Inventor

Pedestal Display Table	D549,012	8/21/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Counter Display and Backdrop Area	D553,878	10/30/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Wall Fixture (3 piece unit)	D554,907	11/13/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Wall Fixture (2 piece unit)	D554,908	11/13/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Store Window Dsiplay Fixture with Stripe	D543,383	5/29/2007			P Edison, J VanderPluym, K Obata, R Buchanan

Copyright - 5c.	Number	Date	If Foreign, What Country	Subsidiary

We do not have any copyrights in our system and a review of the Copyright Office online database (recently updated) does not show any in the name of Bakers Footwear Group

COMPANY/Subsidiary - 5d.	Description of License Agreement

All files were checked that have infringement, cancellations, oppositions, etc and no settlement agreements were executed.

COMPANY/Subsidiary - 5e.	Description of License Agreement

None

EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED AND
SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.
SCHEDULE 4.17
Deposit Accounts and Securities Accounts
(See attached)

Corporate Bank Accounts
As of
November 15, 2007
Bank of America
P.O. Box 25118
Tampa, FL 33622-5118
Operating Account # ********
BBRF Collateral Account # ********
Proceeds from Bakers Footwear Group, Inc.
Control Disbursement Account # ********
Southwest Bank of St. Louis
P.O. Box 790050
St. Louis, MO 63179-0050
Account # ********
Stifel Nicholas
2125 Center Avenue
6th Floor
Fort Lee, NJ 07024
Account # ********
2815 Scott Avenue ■ Saint Louis, Missouri 63103 ■ (314) 621-0699 ■ fax (314) 621-0708

Attachment to Schedule 4.17

Store_Number	acct#	BankName	address 1	address 2	address 3	city	state	zip	Bank phone number
2311	********	1st Tennesee Bank	PO Box 100			Franklyn	TN	37068-0100	423-954-2540
2058	********	Bank Financial	6415 W. 95th St			Chicago Ridge	IL	60415	888-409-5100
2052	********	Bank Financial	6415 W. 95th St			Chicago Ridge	IL	60415	888-409-5100
2067	********	Bank Financial	6415 W. 95th St			Chicago Ridge	IL	60415	888-409-5100
3843	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3901	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2035	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3934	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3928	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2024	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2497	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3945	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3899	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2713	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2747	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3907	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3920	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2263	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3851	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2791	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2689	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2270	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2268	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2266	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2011	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2643	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3905	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2740	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3894	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3956	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3669	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3853	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3954	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2265	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2731	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2833	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2830	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2783	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2769	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2742	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2494	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2734	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3176	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2708	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2705	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2703	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2665	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2668	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2825	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2609	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3864	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3983	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3902	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3900	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3895	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942

Store_Number	acct#	BankName	address 1	address 2	address 3	city	state	zip	Bank phone number
3884	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3879	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2915	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3866	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2967	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3856	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3849	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3848	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3842	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3834	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2782	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3875	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2722	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3868	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2732	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2686	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2792	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2756	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2498	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2827	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2063	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3867	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3857	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3948	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3919	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2264	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2653	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2635	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3984	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3950	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
2642	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
7024	********	Bank Of America	800 Market Street	Mail Code MO1-800-12-25	Attn Nicole Thorne	St. Louis	MO	63101-2607	314-466-6942
3613	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2636	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2620	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2644	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2613	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2626	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2645	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2634	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2633	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
3636	********	Bank of America - Fleet	PO Box 2016			Boston	MA	02106-2016
2245	********	Bank of Louisiana	PO Box 6972			Metairie	LA	70009-6972	504-889-9400
2185	********	Bank of the West	2 Steele Street		Attn Tracey Tripp	Denver	CO	80206	303-331-3582
2247	********	Capital One Bank	PO Box 260115			Baton Rouge	LA	70826-9977
2064	********	Charter One	1215 Superior			Cleveland	OH	44114	877-242-7837
2479	********	Chase	7610 W. Washington Street			Indianapolis	IN	46231	800-404-4111
2072	********	Chase	7610 W. Washington Street			Indianapolis	IN	46231	800-404-4111
2051	********	Chase	7610 W. Washington Street			Indianapolis	IN	46231	800-404-4111
2070	********	Chase	7610 W. Washington Street			Indianapolis	IN	46231	800-404-4111
2580	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2561	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2574	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2588	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2560	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179

Store_Number	acct#	BankName	address 1	address 2	address 3	city	state	zip	Bank phone number
3574	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2570	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2591	********	Chase - Bank of New York	2500 Route 35 & Lakewood Road	Attn Denice Mehas		Manasquan	NJ	08736-0179
2229	********	Chase - Louisiana	Louisiana Market	PO Box 92102		Bedford	TX	76095-2102
2235	********	Chase - Louisiana	Louisiana Market	PO Box 92102		Bedford	TX	76095-2102
2753	********	Chase - TX	Texas Market	PO Box 92102		Bedford	TX	76095-2102
2759	********	Chase - TX	Texas Market	PO Box 92102		Bedford	TX	76095-2102
2652	********	Chevy Chase Bank	PO Box 1296			Laurel	MD	20707	800-987-2265
2656	********	Chevy Chase Bank	PO Box 1296			Laurel	MD	20707	800-987-2265
2655	********	Chevy Chase Bank	PO Box 1296			Laurel	MD	20707	800-987-2265
7604	********	Citibank	Menlo Park FC 369	55 Parsonage Rd	Attn Simon Chen	Edison	NJ	08837	732-452-2343
2604	********	Citibank	Menlo Park FC 369	55 Parsonage Rd	Attn Simon Chen	Edison	NJ	08837	732-452-2343
2646	********	Citizens Bank	525 William Penn Place	Suite 2915	Attn Lisa	Pittsburgh	PA	15219	412-867-2350
2503	********	Citizens Bank	525 William Penn Place	Suite 2915	Attn Lisa	Pittsburgh	PA	15219	412-867-2350
2647	********	Citizens Bank	525 William Penn Place	Suite 2915	Attn Lisa	Pittsburgh	PA	15219	412-867-2350
2056	********	Cole Taylor National Bank	5501 West 79th Street	5501 West 79th Street		Burbank	IL	60459	708-424-9450
3056	********	Cole Taylor National Bank	5501 West 79th Street	5501 West 79th Street		Burbank	IL	60459	708-424-9450
2757	********	Comerica Bank	MC 6731	PO Box 650282	Attn Talia Jackson	Arlington	TX	76015	817-276-7200
2481	********	Comerica Bank	MC 6731	PO Box 650282	Attn Talia Jackson	Arlington	TX	76015	817-276-7200
2754	********	Comerica Bank	MC 6731	PO Box 650282	Attn Talia Jackson	Arlington	TX	76015	817-276-7200
3472	********	Comerica Bank	MC 6731	PO Box 650282	Attn Talia Jackson	Arlington	TX	76015	817-276-7200
2008	********	Commerce Bank	1701 Route 70 East			Cherry Hill	NJ	08034-5400	888-751-9000
2518	********	Commerce Bank	1701 Route 70 East			Cherry Hill	NJ	08034-5400	888-751-9000
2271	********	Compass Bank	2901 S. Capitol of TX Highway		Attn Tina Segoviano	Austin	TX	78746	512-421-5844
2817	********	Compass Bank	2901 S. Capitol of TX Highway		Attn Tina Segoviano	Austin	TX	78746	512-421-5844
2057	********	First American	PO Box 0794			Elk Grove Village	IL	60009-0794	815-729-8050
2685	********	First Charter Bank	5330 Sunset Road		Attn Greg Jeghers	Charolette	NC	28269	704-598-2540
2811	********	Guaranty Bank	849 E Commerce	Suite 739		San Antonia	TX	78025	210-475-9316
2131	********	Highland Bank	322 West Market			Bloomington	MN	55425-5523	952-853-0216
2577	********	HSBC Roosevelt Field	Roosevelt Field Mall Office	Roosevelt Field Mall		Garden City	NY	11530	877-472-2249
2576	********	HSBC Roosevelt Field	Roosevelt Field Mall Office	Roosevelt Field Mall		Garden City	NY	11530	877-472-2249
2593	********	HSBC Roosevelt Field	Roosevelt Field Mall Office	Roosevelt Field Mall		Garden City	NY	11530	877-472-2249
2587	********	HSBC Staten Island Mall	Staten Island Office	Staten Island Mall	Richmond Ave	Staten Island	NY	10314	800-975-4722
2641	********	Hudson United Bank	5065 Main St		Attn Liz Olivo	Trumbull	CT	06611	800-482-5465
2430	********	Huntington Bank	Easton Market Office	3931 Morse Crossing	Attn Marianne McKinney	Columbus	OH	43219	614-480-0100
2432	********	Huntington Bank	Easton Market Office	3931 Morse Crossing	Attn Marianne McKinney	Columbus	OH	43219	614-480-0100
2800	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
3800	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
3802	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
2801	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
3801	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
2205	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
2810	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
3803	********	International Bank of Commerce	PO Box 1359			Laredo	TX	78042
2540	********	Key Bank	KeyCorp	127 Public Square	Attn Diana Vance	Cleveland	OH	44114-1306
2423	********	Key Bank	KeyCorp	127 Public Square	Attn Diana Vance	Cleveland	OH	44114-1306
2374	********	Key Bank	KeyCorp	127 Public Square	Attn Diana Vance	Cleveland	OH	44114-1306
3788	********	Laredo Bank of Texas	PO Box 59			Laredo	TX	78042-0059
2789	********	Laredo Bank of Texas	PO Box 59			Laredo	TX	78042-0059
2050	********	LaSalle Bank	135 S LaSalle St		Attn Gerry Mihas	Chicago	IL	60603	312-904-6100
2053	********	LaSalle Bank	135 S LaSalle St		Attn Gerry Mihas	Chicago	IL	60603	312-904-6100
2758	********	Legacy Bank of Texas	PO Box 869111	1105 W 15th Street	Attn Deborah Lee	Plano	TX	75086-9111	972-461-4813
2225	********	Metropolitan National Bank	3701 Pinnacle Hills Parkway		Attn Christie Williams	Rogers	AR	72758	479-845-4750
2066	********	Mid-City National Bank	801 W Madison			Chicago	IL	60607	773-292-9210
2341	********	National City Bank of Indiana	One National City Center			Indianapolis	IN	46255

Store_Number	acct#	BankName	address 1	address 2	address 3	city	state	zip	Bank phone number
2075	********	National City Bank of Indiana	One National City Center			Indianapolis	IN	46255
2343	********	National City Bank of Indiana	One National City Center			Indianapolis	IN	46255
2325	********	National City Bank of Indiana	One National City Center			Indianapolis	IN	46255
2536	********	National City Bank of PA	PO Box 5756			Cleveland	OH	44101-01756	800-738-3888
2566	********	North Fork Bank	P.O. Box 8914	Retail Operations		Melville	NY	11747-8914	866-632-8888
2601	********	North Fork Bank	P.O. Box 8914	Retail Operations		Melville	NY	11747-8914	866-632-8888
2380	********	Ohio Savings Bank	26300 Cedar Road			Beachwood	OH	44122	216-464-6550
2520	********	PNC Bank	PO Box 535230			Pittsburgh	PA	15253
2603	********	PNC Bank	PO Box 535230			Pittsburgh	PA	15253
2666	********	PNC Bank	PO Box 535230			Pittsburgh	PA	15253
3535	********	PNC Bank	PO Box 535230			Pittsburgh	PA	15253
2538	********	PNC Bank	PO Box 535230			Pittsburgh	PA	15253
2632	********	Salem Five Bank	Square One Mall	Square One Mall	Attn Gia Pizzo	Saugus	MA	01906	781-231-1500
2466	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2463	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2462	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2489	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2468	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2474	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2478	********	Standard Federal Bank	2600 West Big Beaver Road	Attn Allison Bashford		Troy	MI	48084	248-822-5470
2657	********	Suntrust Bank	PO Box 85024			Richmond	VA	23285-5024
2262	********	Suntrust Bank	PO Box 85024			Richmond	VA	23285-5024
2261	********	Suntrust Bank	PO Box 85024			Richmond	VA	23285-5024
213	********	Town and Country Bancorp	PO Box 13255			Springfield	IL	62791	217-787-3100
2559	********	Trustco Bank	Western Ave at Fuller Rd	Stuyvesant Plaza Office	Attn Lee Pelton	Albany	NY	12203	518-489-2616
2412	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2018	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
455	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2017	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2010	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2104	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2029	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2102	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2221	********	U S Bank	918 17th Street	Mail code DN-CO-BB-4a	Attn Cindy Deckerd	Denver	CO	80202	303-585-4236
2213	********	UMB	PO Box 419226			Kansas City	MO	64141-6226	877-860-8621
2615	********	Valley National Bank	Willowbrook	PO Box 558	1345 Willowbrook Mall	Wayne	NJ	07470	800-522-4100
7615	********	Valley National Bank	Willowbrook	PO Box 558	1345 Willowbrook Mall	Wayne	NJ	07470	800-522-4100
2259	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2738	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2737	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2730	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2682	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2659	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2701	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2602	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2267	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3264	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3263	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2272	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2490	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2260	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3738	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3737	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3590	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3618	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031

Store_Number	acct#	BankName	address 1	address 2	address 3	city	state	zip	Bank phone number
3266	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2617	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2716	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2590	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2515	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2681	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2499	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2719	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2506	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
3262	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2521	********	Wachovia	VA 7300	PO Box 4003		Roanake	VA	24022-0031
2739	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
3739	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
3571	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
2592	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
2563	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
2571	********	Washington Mutual	PO Box 6868			Lake Worth	FL	33466-6868
2824	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
2784	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
2773	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
429	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
2861	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
3836	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
3844	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
3960	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
3958	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
2194	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
2953	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080
3835	********	Wells Fargo	120 S Central Ave	Suite 1420	Attn Lisa Brinkman	St. Louis	MO	63105	314-290-5080

SCHEDULE 4.19
Indebtedness
1.	Indebtedness outstanding under that certain Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bakers Footwear Group, Inc. and Bank of America, N.A., as amended. As of February 1, 2008, a total of $11,204,135 was outstanding under such facility.
2.	The Borrower issued $4 million aggregate principal amount of subordinated convertible debentures on June 26, 2007. These debentures bear interest at a rate of 9.5% per annum.

Schedule 5.2
     Provide Agent, upon Agent’s request within 10 business days, but no more frequently than monthly, with each of the documents set forth below in form reasonably satisfactory to Agent:
(a)	A current “Stock Ledger Inventory Report” (including a “Department on hand” (Cost/Retail Inventory) concerning the Borrower’s Inventory;

(b)	a current aging of Borrower’s accounts payable;

(c)	a current aging of Borrower’s credit card accounts receivable;

(d)	a current reconciliation of the Accounts to the general ledger; and

(e)	such other reports as to the Collateral or the financial condition of Borrower as Agent may reasonably request.

Schedule 5.3
     Deliver to Agent, each of the financial statements, reports, or other items set forth set forth below at the following times in forms reasonably satisfactory to Agent:

as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Borrower’s fiscal years	(a) an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of Borrower’s then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a “consolidated” basis), statement of changes in shareholders’ equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year as well as to Borrower’s business plan.

(b) a Compliance Certificate.

as soon as available, but in any event within 120 days after the end of each of Borrower’s fiscal years	(c) An original signed counterpart of the Borrower’s annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower’s independent certified public accountants (i.e. said statement shall be “certified” by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders’ equity, and cash flows.

(d) a Compliance Certificate.

if and when filed by Borrower, within 5 Business Days of filing	(e) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(f) any other filings made by Borrower with the SEC, and

(g) any other information that is provided by Borrower to its shareholders generally.

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(h) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Borrower,	(i) notice of all actions, suits, or proceedings brought by or against Borrower before any Governmental Authority which reasonably would be expected to result in a Material Adverse Change.

upon the request of Agent within 10 Business Days but no more frequently than annually	(j) copies of Borrower’s Projections, either (i) in the form most recently delivered to the Senior Lender or (ii) in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, in any event for a period through and including the Maturity Date, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief executive officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby, and subject to the qualifications set forth in Section 4.18, and

(k) copies of Borrower’s federal income tax returns, and any amendments thereto, filed with the IRS.

upon the request of Agent	(l) any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

SCHEDULE 5.8(a)
Insurance
See attached.

INSURANCE BINDER DATE (MM/DD/YYYY) 01/30/2008 THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM. AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc. COMPANY Employers Fire Ins. Co. BINDER # EFFECTIVE EXPIRATION DATE TIME DATE TIME 6/30/07 12:01 X AM 06/30/08 X 12:01 AM PM NOON PHONE (A/C, No. Ext): 314-421-1525 FAX (A/C,No.): THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #: CODE: SUB CODE: AGENCY CUSTOMER ID: BAKER04 DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales of Shoes and Related Assessories INSURED Bakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGES LIMITS TYPE OF INSURANCE COVERAGE/FORMS DEDUCTIBLE COINS % AMOUNT PROPERTY CAUSES OF LOSS BASIC BASIC SPEC GENERAL LIABILITY EACH OCCURRENCE $ COMMERCIAL GENERAL LIABILITY DAMAGE TO RENTED PREMISES $ CLAIMS MADE OCCUR MED EXP (Any one person) $ PERSONAL & ADV INJURY $ GENERAL AGGREGATE $ RETRO DATE FOR CLAIMS MADE PRODUCTS – COMP/OP AGG $ AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT $ ANY AUTO BODILY INJURY (Per person) $ ALL OWNED AUTOS BODILY INJURY (Per accident) $ SCHEDULED AUTOS PROPERTY DAMAGE $ HIRED AUTOS MEDICAL PAYMENTS $ NON-OWNED AUTOS PERSONAL INJURY PROT $ UNINSURED MOTORIST $ $ AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: ___STATED AMOUNT $ OTHER THAN COL: OTHER GARAGE LIABILITY AUTO ONLY – EA ACCIDENT $ ANY AUTO OTHER THAN AUTO ONLY: EACH ACCIDENT $ AGGREGATE $ EXCESS LIABILITY EACH OCCURRENCE $ UMBRELLA FORM AGGREGATE $ OTHER THAN UMBRELLA FORM RETRO DATE FOR CLAIMS MADE: SELF-INSURED RETENTION $ WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITS E.L. EACH ACCIDENT $ E.L. DISEASE – EA EMPLOYEE $ E.L. DISEASE – POLICY LIMIT $ SPECIAL CONDITIONS OTHER COVERAGES Package Policy: Policy # 714-00-76-65-0001 Refer to the attachments for the policy coverages, terms & conditions FEES $ TAXES $ ESTIMATED TOTAL PREMIUM $ NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN # AUTHORIZED REPRESENTATIVE /s/ John R. Drew NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

NAMED INSURED LISTING
Bakers Footwear Group, Inc.
Weiss and Neuman Shoe Co. (Inactive)
Weiss and Neuman 401 K Plan Trust
Bakers Footwear Group 401 K Plan Trust
Any interest hereafter owned, controlled or operated by any
one or more of those named as Insureds.

6

PROPERTY COVERAGES

Perils (Causes of Loss):	Risks of Direct Physical Loss or Damage to Covered Property (Subject to the form’s terms, conditions, and exclusions)

Location:	Address:	Coverage:	Amount:
Special (All-Risk) Perils:
(1)	2815 Scott Avenue	Personal Property	$1,600,000.
	St. Louis, MO 63103
	(Corporate Offices)	BI/EE	$1,500,000	(1)
(2,3,251)	Distribution Centers	Personal Property	$5,000,000.	(Blanket)
		BI/EE	$8,481,000.	(Blanket)
Per Attached	Retail Stores-
Schedule of	Except for Specifically Insured Coastal Stores	Personal Property	$85,352,290.	(Blanket)
Locations	(See following listing)	BI/EE	$1,000,000.	(Blanket)

(1)	Includes loss resulting from damage to EDP Equipment and Media/Software.
SPECIAL (ALL-RISK) PERILS — SPECIFICALLY INSURED STORES

Policy	INSURED
LOC.	STORE
NO.	NO.	BLDG.	ADDRESS	COVERAGE	AMOUNT
36	2701	Florida Mall	8001 S. Orange Blossom Trail, Space 870 Orlando, FL 32809-7654	Personal Property: BI/EE:	$438,857. $100,000.
37	2703	Altamonte Mall S/C	451 Altamonte Mall Altamonte Springs, FL 32701	Personal Property: BI/EE:	$164,977. $100,000.
38	2705	West Oaks Mall	94012 W. Colonial Dr., Ste 640 Ocoee, FL 34761	Personal Property: BI/EE:	$177,540. $100,000.
39	2708	Brandon Town Center	917 Brandon Town Center Mall Brandon, FL 33511-4769	Personal Property: BI/EE:	$213,534. $100,000.
40	2713	International Plaza	2223 N. West Shore Blvd., Space 174 Tampa, FL 33607-1411	Personal Property: BI/EE:	$321,930. $100,000.
246	2716	Edison Mall	4125 Cleveland Ave, Suite 1550 Ft. Myers, FL 33901	Personal Property: BI/EE:	$407,385. $100,000.

7

PROPERTY COVERAGES, CON’T
SPECIFICALLY INSURED STORES

POLICY	INSURED
LOC.	STORE
NO.	NO.	BLDG.	ADDRESS	COVERAGE	AMOUNT
212	2719	Coastland Mall	1900 Tamiami Trail N., #H3 Naples, FL 34102-4893	Personal Property: BI/EE:	$462,581. $100,000.
253	2721	St. John’s Town Center	J. Center Blvd. & St. John’s Bluff Rd. Jacksonville, FL	Personal Property: BI/EE:	$400,000. $100,000.
245	2722	The Avenues	10300 Southside Blvd., Ste 2600 Jacksonville, FL 32256	Personal Property: BI/EE:	$439,956. $100,000.
41	2730	East Fagler Street	114 E. Flagler St Miami, FL 33131-1130	Personal Property: BI/EE:	$252,166. $100,000.
42	2731	Pembroke Lakes Mall	11401 Pines Blvd., Ste 650 Pembroke Pines, FL 33026- 4107	Personal Property: BI/EE:	$436,434. $100,000.
184	2732	Coral Square	9649 W. Atlantic Blvd., Rm. 9089,Coral Springs, FL 33071-6538	Personal Property: BI/EE:	$363,762. $100,000.
43	2734	Broward Mall	8000 W. Broward Blvd., Ste 626 Plantation, FL 33388-0012	Personal Property: BI/EE:	$525,098. $100,000.
44	2737	Dadeland Mall	7435 N. Kendall Dr., Space 1800,Miami, FL 33156-7702	Personal Property: BI/EE:	$403,303. $100,000.
45	2738	Westland Mall	1685 W. 49th St., Rm. 1148 Hialeah, FL 33012-2995	Personal Property: BI/EE:	$290,630. $100,000.
46-1	2739	Miami International Mall	1455 NW 107th Ave., Ste 520,Doral, FL 33172- 2711	Personal Property: BI/EE:	$481,780. $100,000.
46-2	3739	Miami International Mall	1455 NW 107th Ave., Ste 358 Doral, FL 33172-2711	Personal Property: BI/EE:	$229,326. $100,000.
47	2740	Dolphin Mall	11401 NW 12th St, Space 164,Miami, FL 33172	Personal Property: BI/EE:	$345,575. $100,000.
48	2742	Aventura Mall	19501 Biscayne Blvd, #1299 Miami, FL 33180-2342	Personal Property: BI/EE:	$350,958. $100,000.

8

PROPERTY COVERAGES, CON’T
SPECIFICALLY INSURED STORES

POLICY	INSURED
LOC	STORE
NO.	NO.	BLDG.	ADDRESS	COVERAGE	AMOUNT
185	2747	Wellington Green	10300 W. Forest Hill Blvd, #130,Wellington, FL 33414	Personal Property: BI/EE:	$310,016. $100,000.
49	3737	Dadeland Mall	7255 N. Kendall Dr., Space 3180 Miami, FL 33156-7845	Personal Property: BI/EE:	$234,887. $100,000.
186	3738	Westland Mall	1705 W. 49th St. , Rm. 1044 Hialeah, FL 33012-2930	Personal Property: BI/EE:	$244,033. $100,000.
79	2229	Acadiana Mall	5725 Johnston St. Lafayette, LA 70503-5307	Personal Property: BI/EE:	$354,521. $100,000.
80	2235	Cortana Mall	9625 Cortana PI. Baton Rouge, LA 70815- 8506	Personal Property: BI/EE:	$191,269. $100,000.
254	2236	Mall of Louisiana	6401 Blue Bonnet Blvd. Baton Rouge, LA	Personal Property: BI/EE:	$400,000. $100,000.
255	2245	Oakwood Mall	197-1070 Westbank Expy, Space 1070 Gretna, LA 70053	Personal Property: BI/EE:	$400,000. $100,000.
81	2247	Esplanade	1401 W. Esplanade Ave., #1208,Kenner, LA 70065	Personal Property: BI/EE:	$492,597. $100,000.
199	2782	Willowbrook Mall	2000 Willowbrook Mall, #1382 Houston, TX 77070-5715	Personal Property: BI/EE:	$382,411. $100,000.
144	2783	Sharpstown Center	7550 Bellaire Blvd., #133 Houston, TX 77036-5016	Personal Property: BI/EE:	$368,683. $100,000.
200	2784	Memorial City	296 Memorial City Way Houston, TX 77024-2588	Personal Property: BI/EE:	$431,884. $100,000.
145	2789	The Galleria	5135 W. Alabama St., #6060 Houston, TX 77056-5804	Personal Property: BI/EE:	$446,057. $100,000.
150	3788	Galleria II	5085 Westheimer Rd, Ste 3535,Houston, TX 77056- 5668	Personal Property: BI/EE:	$306,396. $100,000.
151	3800	Valle Vista Mall	2000 S. Expressway 83 P Harlingen, TX 78552	ersonal Property: BI/EE:	$157,355. $100,000.

9

PROPERTY COVERAGES, CON’T

Location	Address	Coverage	Amount
Special (All-Risk) Perils:
Various	Retail Stores — Building Coverage	Real Property	Refer to Following Pages
(Where Required By Lease of Premises Agreement)
Peril of Flood:
Various	Applicable to all Loc’s Except those situated in an NFIP Designated Zone A or Florida	Personal Property and BI/EE	$2,500,000 / Occ. & Annual Aggregate
Various (See Below)	Locations Situated in an NFIP Designated Zone A or Florida	BI/EE	$100,000 / Occ. & Annual Aggregate
Peril of Earthquake:
Various	Applicable to all Loc’s Except those located in the State of California	Personal Property And BI/EE	$5,000,000 / Occ. & Annual Aggregate
Various	Applicable to all Loc’s located in the state of California	Personal Property And BI/EE	$1,000,000 / Occ. & Aggregate
Note:
•	Peril of Flood (Zone A or Florida) Policy Locations:

21-1	The Block at Orange — Space 609	21-2	The Block at Orange — Space 306
27	Arden Fair Mall	39	Brandon Town Center
42	Pembroke Lakes Mall	43	Broward Mall
44	Dadeland Mall	45	Westland Mall
46-1	Miami International Mall-Suite 520	46-2	Miami International Mall-Suite 358
47	Dolphin Mall	48	Aventura Mall
49	Dadeland Mall	79	Acadiana Mall
80	Cortana Mall	81	Esplanade
102	Crabtree Valley Mall	107	30-144 Mall Dr W. Newport City Center
109	Willowbrook Mall	148	Mall Del Norte
152	Mall Del Norte	184	Coral Square
186	Westland Mall	199	Willowbrook Mall
245	The Avenues	246	Edison Mall
253	St. John’s Town Center	254	Mall of Louisiana
255	Oakwood Mall

10

Bakers Footwear Group. Inc
SCHEDULE OF LOCATIONS
Warehousing Facilities
Personal Property Amounts
(06/30/07)

Loc.
No.	ID#	Trade name	Location	Occupancy	City	State	Zip	Personal Property
(2)	984	Combined Express	3161 State Rd.	Distribution Center / Public Warehouse	Bensalem	PA	19020	$500,000
(3)	985	Trimodal Dist. Ctr.	12011 Carson St.	Distribution Center / Public Warehouse	Carson	CA	90810	$500,000
(251)		Union Seventy Center	3901 Union Blvd.,	Distribution Center / Public Warehouse	St. Louis	MO	63115	$4,000,000

					Blanket Amount			$5,000,000

11

RETAIL STORES — BUILDING COVERAGE
(Required By Lease of Premises Agreement)
Schedule of Locations

			Coverage
Location #	Insured Store #	Street Address	Amount
(41)	Bakers #2730	114 East Flagler Street Miami, FL 33131	$936,000.

(64)	Bakers #2050	133 South State Street Chicago, IL 60603	$3,328,000.

Footnotes:

•	Coverage applies on a Specific Amount / Location .

•	Boiler & Machinery / Mechanical Breakdown coverage — refer to proposal section Three
Listing of additional interests (building owners, mortgage holders, etc.) refer to the following pages.

12

PROPERTY COVERAGES, CONT’D
Perils (Causes of Loss): Risks of Direct Physical Loss or Damage to Covered Property
                                         (Subject to the form’s terms, conditions, and exclusions)

Location	Address	Coverage		Amount
BAKERS #2580
Special/All-Risk Perils:
(123)	358-362 Fifth Ave. New York, NY 10001	• •	Personal Property Business Income & Extra Expense	$1,081,676. (lncl. in Policy Blk. Amt.) $1,200,000.

		•	Rental Income	$800,000
Peril of Flood:
(123)	Same As Above	•	Personal Property, Business Income/Extra Expense, and Rental Income	$2,500,000 / Occurrence & Annual Aggregate (Incl. in Policy Blk. Amt.)
Peril of Earthquake:
(123)	Same As Above	•	Personal Property, Business Income I Extra Expense, and Rental Income	$5,000,000 / Occurrence & Annual Aggregate (Incl. in Policy Blk. Amt.)

13

BAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
(Personal Property Amount)

								COST INVENTORY			Total Pers.
Store	Chain	Mall_Name	Address1	Address2	City	State	Zip	@ 02/03/07	LHI @ 02/03/07	FFE @ 02/03/07	Prop. Amt.
2271	Bakers	RIVERCHASE GALLERIA	3000 RIVERCHASE GALLERIA	SPACE #282	HOOVER	AL	35244	53,383	112,544.25	77,672.68	243,599.97
2272	Bakers	THE SUMMIT	225 SUMMIT BLVD.		BIRMINGHAM	AL	35243	58,272	93,587.00	100,428.54	252,287.74
						AL Total		111,655	206,131.25	178,101.22	495,887.71
2221	Bakers	PARK PLAZA	6000 W. MARKUM ST.	SPACE #3116	LITTLE ROCK	AR	72205	69,902	55,867.00	68,685.79	194,454.83
2225	Bakers	PINNACLE HILLS PROMENADE	2203 PROMENADE BLVD	SUITE 2115	ROGERS	AR	72758	102,654	268,528.70	148,474.03	519,657.18
						AR Total		172,556	324,395.70	217,159.82	714,112.01
2824	Bakers	FIESTA MALL	2081 FIESTA MALL	1445 WEST SOUTHERN AVE	MESA	AZ	85202	59,732	158,632.52	64,513.58	282,878.30
2825	Bakers	ARROWHEAD TOWNE CENTER	7700 WEST ARROWHEAD TOWN CENTER	#1210	GLENDALE	AZ	85308	81,297	189,163.86	78,113.56	348,574.72
2827	Bakers	CHANDLER FASHION SQUARE	3111 W CHANDLER BLVD	SPACE #2064	CHANDLER	AZ	85226	90,261	181,112.57	82,245.67	353,619.47
2830	Bakers	METRO CENTER	9617 METRO PARKWAY WEST	SUITE 1182	PHOENIX	AZ	85051-1418	46,294	76,632.18	77,027.67	199,953.47
3828	Bakers	ARIZONA MILLS	5000 ARIZONA MILLS CIRCLE	SPACE 514	TEMPE	AZ	85282	74,981	71,029.88	50,000.00	196,010.83
						AZ Total		352,565	676,571.01	351,900.48	1,381,036.79
2861	Wild Pair	BURBANK TOWN CENTER	201 EAST MAGNOLIA BLVD		BURBANK	CA	91502	110,659	112,427.75	108,894.21	331,980.46
2915	Bakers	PLAZA BONITA	3030 PLAZA BONITA RD	# 1252	NATIONAL CITY	CA	91950	78,754	58,813.90	64,693.35	202,260.75
2919	Bakers	SECOND STREET	228 2ND ST		CALEXICO	CA	92231	94,944	121,621.24	101,220.21	317,785.64
2953	Bakers	TANFORAN, SHOPS AT	1140 EL CAMINO REAL	SPACE NO. 134	SAN BRUNO	CA	94066	63,973	285,452.88	115,913.55	465,339.41
2967	Bakers	FRESNO FASHION FAIR	603 EAST SHAW AVE	SPACE D8	FRESNO	CA	93710	80,030	246,897.68	133,754.42	460,681.66
3842	Bakers	ONTARIO MILLS	ONE MILLS CIRCLE	SUITE 1015	ONTARIO	CA	91764	106,923	60,783.08	55,199.82	222,906.16
3843	Bakers	VICTORIA GARDENS	7820 KEW AVENUE		RANCHO CUCA	CA	91739	165,294	272,863.85	93,555.38	531,713.22
3844	Bakers	THE PROMENDADE SHOPS AT DOS LAGOS	2785 CABOT DR	SUITE 160	CORONA	CA	92883	120,569	398,967.92	139,605.15	659,142.46
3848	Bakers	NORTHRIDGE FASHION CTR	9301 TAMPA AVE		NORTHRIDGE	CA	91324	125,627	193,037.13	131,602.76	450,267.26
3849	Bakers	LOS CERRITOS	350 LOS CERRITOS		CERRITOS	CA	90703	148,206	169,396.46	88,680.14	406,282.46
3851	Bakers	DEL AMO FASHION CTR.	21712 HAWTHORNE BOULEVARD	238 DEL AMO FASHION CENTER	TORRANCE	CA	90503	67,910	134,350.38	70,782.19	273,042.39
3853	Wild Pair	DEL AMO FASHION CTR	3525 CARSON ST	SPACE 81	TORRANCE	CA	90503	145,400	313,064.34	271,027.64	729,491.85
3856	Bakers	STONEWOOD S/C	238 STONEWOOD ST		DOWNEY	CA	90241	130,742	80,392.04	85,844.20	296,978.43
3857	Bakers	OAKS, THE	222 WEST HILLCREST DRIVE	SPACE #K017	THOUSAND OAKS	CA	91360	94,004	259,998.72	129,527.05	483,529.32
3864	Bakers	MONTEBELLO T/C	1820 MONTEBELLO T/C		MONTEBELLO	CA	90640	146,279	179,289.23	72,118.54	397,687.24
3866	Bakers	GALLERIA AT SOUTH BAY	1815 HAWTHORNE BLVD.	SPACE 254	REDONDO BEACH	CA	90278	75,489	51,893.37	131,695.13	259,077.57
3867	Bakers	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2016	CANOGA PARK	CA	91303	128,078	314,551.20	146,278.84	588,908.01
3868	Wild Pair	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2050	CANOGA PARK	CA	91303	169,000	287,325.31	172,877.69	629,203.13
3875	Bakers	BALDWIN HILLS	CRENSHAW PL, SUITE 118	3650 W. MARTIN LUTHER KING JR	LOS ANGELES	CA	90008	71,577	60,635.85	58,090.26	190,303.11
3879	Bakers	LAKEWOOD CENTER	90 LAKEWOOD CTR		LAKEWOOD	CA	90712	82,280	171,516.92	89,124.53	342,921.32
3884	Bakers	FOX HILLS MALL	188 FOX HILLS MALL		CULVER CITY	CA	90230	128,953	218,353.14	96,715.59	444,021.31
3894	Wild Pair	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 609	ORANGE	CA	92868	57,958	54,345.06	73,530.07	185,833.22
3895	Bakers	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 306	ORANGE	CA	92868	119,833	60,919.72	63,602.43	244,355.44
3899	Bakers	SANTA ANITA	400 SOUTH BALDWIN AVENUE	SUITE 704-L	ARCADIA	CA	91007	82,670	189,785.15	73,462.71	345,917.81
3900	Bakers	GLENDALE GALLERIA	2132 GLENDALE GALLERIA	GU-13	GLENDALE	CA	91210	159,717	121,808.80	100,333.55	381,859.70
3901	Wild Pair	GLENDALE GALLERIA	2170 GLENDALE GALLERIA		GLENDALE	CA	91210	108,584	229,039.52	173,408.82	511,032.20
3902	Leeds	VALLEY PLAZA	2701 MING AVE # 27	B-11	BAKERSFIELD	CA	93304	118,937	194,231.17	112,355.26	425,523.61
3905	Bakers	PLAZA AT W COVINA	280 PLAZA DR		WEST COVINA	CA	91790	122,088	65,530.94	60,549.10	248,168.52
3907	Bakers	IRVINE SPECTRUM	83 FORTUNE DRIVE	SUITE 211	IRVINE	CA	92618	86,001	188,324.07	123,977.05	398,302.53
3919	Bakers	IMPERIAL VALLEY MALL	#1522	3451 S DOGWOOD AVE	EL CENTRO	CA	92243	77,161	210,239.04	90,592.11	377,992.22
3920	Bakers	OAKRIDGE MALL	925 BLOSSOM HILL ROAD	SPACE 1265	SAN JOSE	CA	95123	47,231	145,753.09	52,198.16	245,182.08
3928	Bakers	EASTRIDGE MALL	142 EASTRIDGE MALL	SPACE 1084	SAN JOSE	CA	95122	57,024	280,934.24	125,418.92	463,377.11
3934	Bakers	ARDEN FAIR MALL	1689 ARDEN WAY	# 2072	SACRAMENTO	CA	95815	98,715	194,560.05	99,459.55	392,734.23
3942	Bakers	HILLTOP MALL	1310 HILLTOP MALL RD	SPACE B-110	RICHMOND	CA	94806	58,468	83,551.08	69,779.27	211,798.26
3945	Bakers	SUNVALLEY MALL	420 SUNVALLEY MALL	A-210 SUNVALLEY MALL	CONCORD	CA	94520	63,613	177,478.26	82,771.07	323,862.73
3948	Bakers	NEW PARK MALL	2086 NEWPARK MALL	SPACE #1106	NEWARK	CA	94560	48,388	230,415.13	125,919.89	404,722.84
3950	Bakers	SAN FRANCISCO CENTRE	865 MARKET ST	SPACE #310	SAN FRANCISCO	CA	94103	174,892	262,713.77	140,827.25	578,433.16
3954	Bakers	SOUTHLAND MALL	559 SOUTHLAND MALL		HAYWARD	CA	94545	68,114	189,659.13	78,999.61	336,773.00
3956	Bakers	VALLEY FAIR MALL	2855 STEVENS CREEK BLVD	SPACE 2509	SANTA CLARA	CA	95050	50,757	130,719.36	106,152.02	287,628.45
3958	Bakers	SERRAMONTE CENTER	115 SERRAMONTE CTR		DALY CITY	CA	94015	90,544	237,266.78	127,703.27	455,513.90
3960	Bakers	STONERIDGE SHOPPING CTR	ONE STONERIDGE MALL	SPACE A-212	PLEASANTON	CA	94566	90,819	227,003.78	137,581.74	455,404.59
985	WHSE	x	2011 EAST CARSON STREET		CARSON	CA	90810	2,499	0.00	0.00	2,498.69
						CA Total		4,118,704	7,465,910.53	4,375,822.50	15,960,437.45
455	Bakers	TOWN CENTER AT AURORA	SPACE 2010	14200 E. ALEMEDA AVE	AURORA	CO	80012	49,295	48,540.73	73,569.97	171,405.74
2185	Bakers	CHERRY CREEK MALL	3000 EAST FIRST AVENUE	SPACE #193	DENVER	CO	80206	92,561	181,956.83	142,055.19	416,573.50
						CO Total		141,857	230,497.56	215,625.16	587,979.24
2640	Bakers	WESTFARMS	x		WEST HARTFORD	CT		100,000	150,000.00	150,000.00	400,000.00
2641	Bakers	TRUMBULL SHOPPING CENTER	5065 MAIN STREET	STORE #160	TRUMBULL	CT	06611	71,160	287,134.97	115,822.28	474,116.92
2642	Bakers	STAMFORD TOWN CENTER	100 GREYROCK PLACE	#F-116	STAMFORD	CT	06901	62,495	334,590.62	130,520.73	527,606.60
2643	Bakers	THE SHOPPES AT BUCKLAND HILLS	194 BUCKLAND HILLS DRIVE	SUITE 2190	MANCHESTER	CT	06040	37,883	64,937.86	79,981.37	182,802.32
2644	Bakers	CRYSTAL MALL	850 HARTFORD TURNPIKE	ROOM R-203	WATERFORD	CT	06385	42,434	136,492.27	68,582.21	247,508.44
2645	Bakers	CONNECTICUT POST MALL	1201 BOSTON POST ROAD	SPACE 2110	MILFORD	CT	06460	47,291	215,220.78	108,623.27	371,134.65
						CT Total		361,263	1,188,376.50	653,529.86	2,203,168.93
2520	Bakers	CHRISTIANA MALL	306 CHRISTIANA MALL	SPACE 1545	NEWARK	DE	19702	73,677	211,852.23	89,858.78	375,388.08
						DE Total		73,677	211,852.23	89,858.78	375,388.08
2701	Bakers	FLORIDA MALL	8001 S. ORANGE BLOSSOM TRAIL	SPACE 870	ORLANDO	FL	32809	67,917	227,123.93	143,815.99	438,857.10
2703	Bakers	ALTAMONTE MALL	2353 ALTAMONTE MALL		ALTAMONTE SP	FL	32701	54,462	54,672.90	55,842.27	164,976.84
2705	Bakers	WEST OAKS MALL	94012 WEST COLONIAL DR.	SUITE 640	OCOEE	FL	34761	70,831	54,396.70	52,312.52	177,540.41

1

BAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
(Personal Property Amount)

								COST INVENTORY			Total Pers.
Store	Chain	Mall_Name	Address1	Address2	City	State	Zip	@ 02/03/07	LHI @ 02/03/07	FFE @ 02/03/07	Prop. Amt.
2708	Bakers	BRANDON TOWN CENTER	917 BRANDON T/C		BRANDON	FL	33511	100,000	59,035.44	54,498.96	213,534.40
2713	Bakers	INTERNATIONAL PLAZA	2223 NORTH WEST SHORE BLVD	SPACE 174	TAMPA	FL	33607	117,337	122,377.82	82,215.42	321,929.79
2716	Bakers	EDISON MALL	4125 CLEVELAND AVENUE	STE 1550	FT MYERS	FL	33901	103,637	187,674.74	116,073.34	407,384.90
2719	Bakers	COASTLAND MALL	1900 Tamiami Trail North	#H-3	NAPLES	FL	34102	111,721	235,688.34	115,171.91	462,581.05
2721	Bakers	ST. JOHN’S TOWN CENTER	J CENTER BLVD & ST. JOHN'S BLUFF RD		JACKSONVILLE	FL		100,000	150,000.00	150,000.00	400,000.00
2722	Bakers	THE AVENUES	10300 SOUTHSIDE BLVD	SUITE 2600	JACKSONVILLE	FL	32256	99,641	214,304.11	126,010.81	439,955.91
2730	Bakers	EAST FLAGLER STREET	114 EAST FLAGLER ST		MIAMI	FL	33131	113,353	77,421.90	61,391.09	252,166.21
2731	Bakers	PEMBROKE LAKES MALL	11401 PINES BLVD, SUITE 650		PEMBROKE PINES	FL	33026	177,517	172,592.89	86,324.10	436,434.25
2732	Bakers	CORAL SQUARE	9649 WEST ATLANTIC BOULEVARD	ROOM 9089	CORAL SPRINGS	FL	33071	108,999	175,182.05	79,580.49	363,761.71
2734	Bakers	BROWARD MALL	8000 W. BROWARD BLVD, SUITE 626		PLANTATION	FL	33388	149,883	248,171.71	127,044.06	525,098.28
2737	Bakers	DADELAND MALL	7435 DADELAND MALL, SPACE 1800		MIAMI	FL	33156	216,395	68,713.91	118,193.96	403,302.77
2738	Bakers	WESTLAND MALL	1685 W. 49TH ST	ROOM 1148	HIALEAH	FL	33012	136,831	89,808.77	63,991.08	290,630.46
2739	Bakers	MIAMI INTERNAT’L MALL	1455 NW 107TH AVE	SUITE 520	DORAL	FL	33172	185,883	198,560.98	97,335.71	481,779.60
2740	Bakers	DOLPHIN MALL	11401 NW 12TH ST	SPACE 164	MIAMI	FL	33172	145,848	74,270.48	125,456.52	345,574.59
2742	Bakers	AVENTURA MALL S/C	19501 BISCAYNE BLVD	# 1299	MIAMI	FL	33180	144,961	150,118.62	55,877.35	350,957.41
2747	Bakers	WELLINGTON GREEN	10300 W. FOREST HILL BLVD	SPACE #130	WELLINGTON	FL	33414	92,405	117,701.82	99,909.31	310,016.20
3737	Wild Pair	CADELAND MALL	7255 DADELAND BOULEVARD	SPACE #3180	MIAMI	FL	33156	91,134	62,876.84	80,876.08	234,887.22
3738	Wild Pair	WESTLAND MALL	1705 W. 49TH STREET	ROOM 1044	HIALEAH	FL	33012	86,986	83,528.27	73,519.41	244,033.26
3739	Wild Pair	MIAMI INTERNATIONAL	1455 NW 107TH AVE.	SPACE #358	DORAL	FL	33172	80,142	54,213.85	94,970.36	229,326.27
						FL Total		2,555,882	2,878,436.07	2,060,410.74	7,494,728.63
2259	Bakers	MALL OF GEORGIA	3333 BUFORD DR.	SPACE #1064	BUFORD	GA	30519	87,275	165,179.50	165,179.50	417,634.00
2260	Bakers	GREENBRIAR MALL	2841 GREENBRIAR PARKWAY		ATLANTA	GA	30331	59,119	66,138.78	77,861.93	203,119.50
2261	Bakers	LENOX MALL	3393 PEACHTREE RD. NE	ROOM #4061	ATLANTA	GA	30326	123,880	98,400.39	78,008.50	300,288.84
2262	Bakers	SOUTH DEKALB MALL	2801 CANDLER RD	# 14	DECATUR	GA	30034	77,943	87,521.75	75,826.44	241,291.61
2263	Bakers	TOWN CENTER AT COBB	ROOM 0G17	400 BARRETT PARKWAY	KENNESAW	GA	30144	50,573	138,865.33	104,073.22	293,511.89
2264	Bakers	NORTH POINT MALL	NORTH POINT CIRCLE	SPACE #1154	ALPHARETTA	GA	30022	54,305	170,973.64	131,319.64	356,598.47
2265	Bakers	SOUTHLAKE MALL	2309 SOUTHLAKE MALL		MORROW	GA	30260	68,211	77,961.47	65,616.89	211,789.29
2266	Bakers	NORTHLAKE MALL	4800 BRIARCLIFF RD. NE	UNIT 1040	ATLANTA	GA	30345	49,636	89,182.00	67,627.11	206,445.27
2267	Bakers	CUMBERLAND MALL	1130 CUMBERLAND MALL		ATLANTA	GA	30339	48,308	80,582.56	76,365.33	205,255.44
2268	Bakers	STONECREST MALL	2929 TURNER HILL RD.	SPACE 1250	LITHONIA	GA	30038	61,548	80,311.95	52,505.77	194,365.94
2270	Bakers	PERIMETER MALL	4400 ASHFORD DUNWAY RD.		ATLANTA	GA	30346	78,216	136,399.15	105,194.93	319,810.48
3262	Wild Pair	GWINNETT PLACE	136 GWINNETT PLACE	2100 PLEASANT HILL RD	DULUTH	GA	30096	49,558	77,444.50	77,444.50	204,447.16
3263	Bakers	GWINNETT PLACE	2100 PLEASANT HILL RD.	#153 GWINNETT PLACE	DULUTH	GA	30096	48,350	65,187.00	80,942.82	194,479.88
3264	Wild Pair	MALL OF GEORGIA	3333 BUFORD DR.	SPACE #1019	BUFORD	GA	30519	61,903	93,910.00	83,736.57	239,549.25
3266	Wild Pair	CUMBERLAND MALL	1407 CUMBERLAND MALL		ATLANTA	GA	30339	68,042	161,135.48	88,202.46	317,379.99
						GA Total		986,868	1,589,193.50	1,329,905.61	3,905,967.01
3176	Bakers	BOISE TOWN SQUARE	350 N. MILWAUKEE, SUITE NO. 1170		BOISE	ID	83704	38,882	146,931.30	95,286.75	281,100.05
						ID Total		38,882	146,931.30	95,286.75	281,100.05
213	SA Barker	WHILE OAKS MALL	119 WHITE OAKS MALL	2501 W. WABASH AVE	SPRINGFIELD	IL	62704-4286	75,930	59,024.34	60,688.26	195,642.68
2010	Bakers	ST CLAIR SQUARE	290 ST CLAIR SQUARE		FAIRVIEW HEIGHTS	IL	62208	51,166	66,421.03	82,982.10	200,568.68
2050	Bakers	SOUTH STATE STREET	133 SOUTH STATE STREET		CHICAGO	IL	60603	169,322	156,162.95	66,616.02	392,100.59
2051	Bakers	WOODFIELD MALL	GOLF ROAD/ROUTE 53	5 WOODFIELD SHOPPING CENTER	SCHAUMBURG	IL	60173	109,595	160,866.58	71,029.32	341,491.08
2052	Bakers	LINCOLNWOOD TOWN CENTER	3333 WEST TOUHY AVENUE	SPACE #OD10B	LINCOLNWOOD	IL	60712	53,403	135,330.36	76,352.39	265,085.25
2053	Bakers	HARLEM IRVING PLAZA	4186 N. HARLEM AVE.	SPACE #194	NORRIDGE	IL	60706	127,380	98,828.88	55,819.92	282,028.58
2056	Bakers	FORD CITY S/C	7601 SOUTH CICERO AVENUE		CHICAGO	IL	60652	55,824	197,686.78	64,953.11	318,463.66
2057	Bakers	STRATFORD SQUARE	314 STRATFORD SQUARE		BLOOMINGDALE	IL	60108	47,475	74,562.41	67,920.26	189,957.66
2058	Bakers	CHICAGO RIDGE MALL	201 CHICAGO RIDGE MALL		CHICAGO RIDGE	IL	60415	52,138	71,920.13	52,225.52	176,284.11
2063	Bakers	PROMENADE AT BOLLINGBROOK	631 E BOUGHTON RD	SUITE 135	BOLLINGBROOK	IL	60440	88,484	211,657.50	211,657.50	511,799.00
2064	Bakers	RIVER OAKS CENTER	50 RIVER OAKS CENTER		CALUMET CITY	IL	60409	62,943	181,034.67	58,969.79	302,946.98
2066	Bakers	NORTH RIVERSIDE PARK	STE D-8	7501 W CERMAK ROAD	NORTH RIVERSIDE	IL	60546	110,957	272,504.29	72,583.25	456,044.19
2067	Bakers	ORLAND SQUARE	4670 ORLAND SQUARE		ORLAND PARK	IL	60462	87,581	60,416.24	58,610.00	206,607.49
2070	Bakers	GURNEE MILLS	6170 WEST GRAND AVENUE	SPACE #477	GURNEE	IL	60031	62,458	192,958.44	80,502.66	335,919.21
2072	Bakers	FOX VALLEY CENTER	2032 FOX VALLEY CENTER	SPACE C5	AURORA	IL	60504	54,016	215,065.41	66,240.06	335,321.11
2075	Bakers	OAKBROOK S/C	445 OAK BROOK CENTER MALL		OAK BROOK	IL	60523	126,966	61,403.07	75,900.80	264,270.11
3056	Wild Pair	FORD CITY S/C	7601 S. CICERO AVE.	SPACE #1276	CHICAGO	IL	60652	55,378	125,770.36	92,141.44	273,289.33
						IL Total		1,391,014	2,341,613.44	1,315,192.40	5,047,819.71
2341	Bakers	CASTLETON SQUARE	6020 EAST 82ND ST	SUITE 30	INDIANAPOLIS	IN	46250	52,540	122,668.71	80,695.87	255,904.97
2343	Bakers	CIRCLE CENTER MALL	49 WEST MARYLAND ST	#OE15	INDIANAPOLIS	IN	46204	77,407	193,262.79	127,384.85	398,054.59
2346	Bakers	GREENWOOD PARK	1251 U.S. 31 NORTH	BOX 205	GREENWOOD	IN	46142	33,870	37,606.13	59,456.43	130,933.02
						IN Total		163,818	353,537.63	267,537.15	784,892.58
2024	Bakers	OAK PARK MALL	11451 WEST 95TH STREET	SPACE #54	OVERLAND PARK	KS	66214	116,501	141,872.62	112,273.88	370,647.63
7024	Cièlla	OAK PARK MALL	11759 WEST 95TH STREET	SPACE #145	OVERLAND PARK	KS	66214	112,267	434,367.27	275,929.04	822,562.83
						KS Total		228,768	576,239.89	388,202.92	1,193,210.46
2325	Bakers	MALL ST MATTHEWS	1610 MALL ST. MATTHEWS	5000 SHELBYVILLE RD	LOUISVILLE	KY	40207	65,422	212,816.56	120,585.96	398,824.39
						KY Total		65,422	212,816.56	120,585.96	398,824.39
2229	Bakers	ACADIANA MALL	5725 JOHNSTON ST, BOX 2141		LAFAYETTE	LA	70503	89,403	173,128.14	91,989.86	354,521.10
2235	Bakers	CORTANA MALL	9625 CORTANA PLACE		BATON ROUGE	LA	70815-8506	76,544	59,643.29	55,081.02	191,268.78
2236	Bakers	MALL OF LOUISIANA	6401 BLUEBONNET BLVD	SPACE #2116	BATON ROUGE	LA		100,000	150,000.00	150,000.00	400,000.00
2245	Bakers	OAKWOOD MALL	197-1070 WESTBANK EXPY	SPACE 1070	GRETNA	LA	70053	100,000	150,000.00	150,000.00	400,000.00
2247	Bakers	ESPLANADE	1401 W. ESPLANADE	SPACE #1208	KENNER	LA	70065	149,304	214,841.02	128,451.58	492,596.98

2

BAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
(Personal Property Amount)

								COST INVENTORY			Total Pers.
Store	Chain	Mall_Name	Address1	Address2	City	State	Zip	@ 02/03/07	LHI @ 02/03/07	FFE @ 02/03/07	Prop. Amt.
						LA Total		515,252	747,612.45	575,522.46	1,838,386.86
2626	Bakers	EMERALD SQUARE	999 S. WASHINGTON ST., SPACE 320		NORTH ATTLEBORO	MA	02760	41,668	136,896.78	57,846.11	236,410.92
2632	Bakers	SQUARE ONE MALL	125 SQUARE ONE MALL		SAUGUS	MA	01906	48,003	89,444.76	78,559.33	216,006.71
2633	Bakers	BURLINGTON MALL	75 MIDDLESEX TURNPIKE	STE 1062	BURLINGTON	MA	01803	68,078	280,129.13	87,425.82	435,632.62
2634	Bakers	NATICK MALL	1245 WORCHESTER ST	SUITE #1028	NATICK	MA	01760	60,501	190,575.48	86,166.65	337,243.51
2635	Bakers	HOLYOKE MALL AT INGLESIDE	50 HOLYOKE ST	#B-318	HOLYOKE	MA	01040	54,656	240,584.65	135,606.88	430,847.33
2636	Bakers	BRAINTREE	SOUTH SHORE PLAZA/250 GRANITE ST	SPACE #1054-C	BRAINTREE	MA	02184	68,300	222,119.23	79,919.43	370,338.37
3636	Wild Pair	CAMBRIDGESIDE GALLERIA	100 CAMBRIDGESIDE PLACE	SPACE #W-124	CAMBRIDGE	MA	02141	153,741	377,230.55	156,621.22	687,592.33
						MA Total		494,946	1,536,980.58	682,145.44	2,714,071.79
2490	Bakers	ANNAPOLIS MALL	1160 ANNAPOLIS MALL		ANNAPOLIS	MD	21401	50,725	101,829.38	85,319.89	237,874.54
2494	Bakers	WHITE MARSH MALL	8200 PERRY HALL BOULEVARD	STE #1095	NOTTINGHAM	MD	21236	57,078	165,662.61	76,919.52	299,660.22
2497	Bakers	TOWSON TOWN CENTER	825 DULANEY VALLEY ROAD	SPACE #3115	TOWSON	MD	21204	106,471	141,009.43	76,344.19	323,824.46
2498	Bakers	MALL IN COLUMBIA, THE	10300 Little Patuxent Parkway	#2810	COLUMBIA	MD	21044	63,599	176,391.46	111,744.21	351,734.84
2652	Bakers	MONTGOMERY MALL	WESTFIELD SHOPPINGTOWN, # 1030	7101 DEMOCRACY BLVD	BETHESDA	MD	20817	10,136	253,258.92	145,063.64	408,458.81
2657	Bakers	PRINCE GEORGES PLAZA	3500 EAST WEST HIGHWAY	SPACE 1034	HYATTSVILLE	MD	20782	84,177	119,569.44	100,397.11	304,143.35
2659	Bakers	WHEATON PLAZA	11160 VIERS MILL RD, SPACE B-214		WHEATON	MD	20902	70,444	234,452.90	82,584.28	387,481.56
						MD Total		442,631	1,192,174.14	678,372.84	2,313,177.78
2462	Bakers	LAKESIDE MALL	14600 LAKESIDE CIRCLE	UNIT E-214	STERLING HEIGHTS	MI	48313	68,062	114,289.39	83,618.09	265,969.02
2463	Wild Pair	LAKESIDE MALL	14600 LAKESIDE CIRCLE	SPACE #2156	STERLING HEIGHTS	MI	48313	79,640	86,612.86	99,250.56	265,503.80
2466	Bakers	TWELVE OAKS MALL	27458 NOVI ROAD		NOVI	MI	48377	93,532	165,461.77	75,455.23	334,449.25
2468	Bakers	FAIRLANE TOWN CTR	H-106 FAIRLANE T/C		DEARBORN	MI	48126	80,912	51,396.80	59,895.28	192,204.19
2474	Bakers	OAKLAND MALL	478 WEST 14 MILE RD		TROY	MI	48083	63,546	53,795.12	62,885.18	180,226.29
2478	Bakers	NORTHLAND CENTER	21500 NORTHWESTERN HWY	# D19	SOUTHFIELD	MI	48075	132,457	83,277.08	25,582.59	241,316.17
2479	Bakers	EASTLAND CENTER	18000 VERNIER RD	SPACE 840	HARPER WOODS	MI	48225	75,746	42,436.31	32,923.10	151,105.60
2481	Bakers	WOODLAND MALL	3195 28TH STREET SOUTHEAST	SPACE #G-104	KENTWOOD	MI	49512	46,359	148,860.88	108,307.86	303,527.44
2489	Bakers	GENESEE VALLEY CTR	3307 SOUTH LINDEN ROAD	SPACE NO. 540	FLINT	MI	48507	44,769	116,476.29	98,136.25	259,381.38
3466	Wild Pair	TWELVE OAKS MALL	SPACE #E101		NOVI	MI		100,000	150,000.00	150,000.00	400,000.00
3472	Bakers	GREAT LAKES CROSSING	4654 BALDWIN RD		AUBURN	MI	48326	37,743	59,871.19	52,272.02	149,886.27
						MI Total		822,766	1,072,477.69	848,326.16	2,743,569.41
2131	Bakers	MALL OF AMERICA	S-288 SOUTH AVENUE		BLOOMINGTON	MN	55425	46,801	142,109.12	85,145.70	274,055.73
2153	Bakers	ROSEDALE CENTER	200 ROSEDALE CENTER	FAIRVIEW AVE & HWY 36	ROSEVILLE	MN	55113	33,581	75,949.20	70,430.59	179,960.32
						MN Total		80,381	218,058.32	155,576.29	454,016.05
2008	Bakers	CHESTERFIELD MALL	44 CHESTERFIELD MALL		CHESTERFIELD	MO	63017	64,703	164,484.56	91,535.80	320,723.05
2011	Bakers	SAINT LOUIS GALLERIA	SPACE 1093		RICHMOND HEIGHTS	MO	63117	112,204	132,754.87	163,345.84	408,305.09
2017	Bakers	SOUTH COUNTY MALL	39 SOUTH COUNTY CTR WAY	P.O. BOX 39	ST. LOUIS	MO	63129	42,549	50,000.00	52,264.52	144,813.31
2018	Bakers	WEST COUNTY CENTER	157 WEST COUNTY CENTER		DES PERES	MO	63131	85,874	187,614.23	98,246.49	371,735.21
2029	Bakers	INDEPENDENCE CENTER	2138 INDEPENDENCE CENTER		INDEPENDENCE	MO	64057	51,799	147,695.27	59,590.25	259,084.56
2035	Bakers	BATTLEFIELD MALL	124 BATTLEFIELD MALL		SPRINGFIELD	MO	65804	61,887	218,899.62	109,637.49	390,423.97
						MO Total		419,016	901,448.55	574,620.39	1,895,085.19
2682	Bakers	FOUR SEASONS MALL	140 FOUR SEASONS TOWN CENTRE		GREENSBORO	NC	27407-4739	76,815	172,585.50	172,585.50	421,986.00
2685	Bakers	NORTHLAKE MALL	6801 Northlake Mall Drive	I-77 and W.T. Harris Blvd.	CHARLOTTE	NC	28216	48,461	204,513.29	112,588.27	365,562.67
2686	Bakers	CRABTREE VALLEY MALL	4325 GLENWOOD RD.	SPACE #2010	RALEIGH	NC	27612	39,703	189,268.54	81,685.30	310,657.04
3682	Wild Pair	FOUR SEASONS MALL	153 FOUR SEASONS TOWN CENTER		GREENSBORO	NC	27407-4739	49,605	86,361.00	69,247.43	205,213.53
						NC Total		214,584	652,728.33	436,106.50	1,303,419.24
429	Hotline	HILLTOP MALL	5011 SECOND AVE, SUITE 43		KEARNEY	NE	68847-2524	36,672	85,717.45	64,545.38	186,934.53
2161	Bakers	WESTROADS S/C	10000 CALIFORNIA STREET	SUITE 3449	OMAHA	NE	68114	36,925	78,434.81	63,092.04	178,451.65
						NE Total		73,597	164,152.26	127,637.42	365,386.18
2620	Bakers	ROCKINGHAM, MALL AT	99 ROCKINGHAM PARK BLVD	SPACE #E-261	SALEM	NH	03079	48,991	166,156.18	75,196.86	290,343.85
						NH Total		48,991	166,156.18	75,196.86	290,343.85
2499	Bakers	DEPTFORD MALL	1750 DEPTFORD CENTER ROAD		DEPTFORD	NJ	08096	53,339	64,822.80	67,309.15	185,471.37
2518	Bakers	CHERRY HILL MALL	UNIT 1625	2000 ROUTE 38	CHERRY HILL	NJ	08002	127,893	184,474.74	79,476.94	391,844.66
2601	Bakers	NEWPORT CITY CENTER	30-144 MALL DRIVE WEST		JERSEY CITY	NJ	07310	86,139	72,103.57	87,023.03	245,265.56
2602	Bakers	FREEHOLD RACEWAY	3710 ROUTE 09	SPACE G-216	FREEHOLD	NJ	07728	100,000	211,068.00	211,068.00	522,136.00
2603	Bakers	LIVINGSTON MALL	112 EISENHOWER PARKWAY	ROOM 1009	LIVINGSTON	NJ	07039	50,910	161,480.02	72,811.96	285,201.69
2604	Bakers	MENLO PARK	328 MENLO PARK MALL		EDISON	NJ	08837	95,050	248,599.82	107,660.13	451,309.74
2609	Bakers	ROCKAWAY TOWNSQUARE	ROUTE 80 AND MT HOPE AVE	SPACE #2070A	ROCKAWAY	NJ	07866	76,323	317,424.25	151,584.21	545,331.93
2613	Bakers	GARDEN STATE PLZ	2128 GARDEN STATE PLZ		PARAMUS	NJ	07652	99,927	183,096.49	89,631.23	372,654.83
2615	Bakers	WILLOWBROOK MALL	1332 WILLOWBROOK MALL		WAYNE	NJ	07470	115,935	236,388.07	121,737.70	474,060.90
2617	Bakers	WOODBRIDGE CENTER	157 WOODBRIDGE CTR		WOODBRIDGE	NJ	07095	81,817	102,340.58	75,808.60	259,965.70
3613	Wild Pair	GARDEN STATE PLZ	244 GARDEN STATE PLZ		PARAMUS	NJ	07652	97,498	241,187.97	132,337.68	471,023.66
3618	Wild Pair	WOODBRIDGE CENTER	285 WOODBRIDGE CTR DR		WOODBRIDGE	NJ	07095	104,741	65,739.36	79,076.52	249,556.87
7604	Cièlla	MENLO PARK	ROUTE 1 SOUTH AND PARSONAGE RD	SPACE #1500A	EDISON	NJ	08837	106,618	662,826.92	281,657.41	1,051,102.06
7615	Cièlla	WILLOWBROOK MALL	1730 WILLOWBROOK MALL		WAYNE	NJ	07470	86,259	684,413.03	287,119.96	1,057,792.19
						NJ Total		1,282,449	3,435,965.62	1,844,302.52	6,562,717.16
2833	Bakers	CORONADO CENTER	6600 MENAUL, N.E.	SUITE 51	ALBUQUERQUE	NM	87110	68,566	203,668.17	99,990.28	372,224.67
						NM Total		68,566	203,668.17	99,990.28	372,224.67
3832	Bakers	BOULEVARD MALL	3680 S. MARYLAND PKWY STE 169		LAS VEGAS	NV	89169	86,867	108,552.54	110,303.33	305,722.89
3833	Wild Pair	BOULEVARD MALL	3680 S. MARYLAND PKWY STE 420		LAS VEGAS	NV	89169	103,787	65,764.65	86,136.47	255,688.20
3834	Bakers	FASHION SHOW	3200 LAS VEGAS BLVD SOUTH	SPACE 1390	LAS VEGAS	NV	89109	241,753	199,965.04	151,259.21	592,977.29
3835	Wild Pair	DESERT PASSAGE AT THE ALLADIN	3663 LAS VEGAS BLVD. SOUTH	SUITE 395	LAS VEGAS	NV	89109	224,136	628,816.17	203,141.09	1,056,093.75

3

BAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
(Personal Property Amount)

								COST INVENTORY			Total Pers.
Store	Chain	Mall_Name	Address1	Address2	City	State	Zip	@ 02/03/07	LHI @ 02/03/07	FFE @ 02/03/07	Prop. Amt.
3836	Bakers	DESERT PASSAGE AT THE ALLADIN	3663 LAS VEGAS BLVD. SOUTH	SUITE 135	LAS VEGAS	NV	89109	151,964	245,236.00	245,236.00	642,436.00
3837	Bakers	TOWN SQUARE	6711 LAS VEGAS BLVD	SPACE #A-158	LAS VEGAS	NV	89119	100,000	265,783.50	265,783.50	631,567.00
						NV Total		908,508	1,514,117.90	1,061,859.60	3,484,485.13
2540	Bakers	WALDEN GALLERIA	ONE WALDEN GALLERIA	#D-117	BUFFALO	NY	14225	89,974	312,653.12	96,441.26	499,068.40
2559	Bakers	CROSSGATES MALL	ONE CROSSGATES MALL ROAD	SPACE L-202	ALBANY	NY	12203	63,662	204,655.45	150,046.57	418,363.68
2560	Bakers	GREEN ACRES MALL	1114-A GREEN ACRES MALL		VALLEY STREAM	NY	11581	128,423	63,938.36	54,562.47	246,923.76
2561	Bakers	SMITH HAVEN MALL	2701 MIDDLE COUNTRY ROAD	SPACE 414	LAKE GROVE	NY	11755	82,587	242,505.45	83,509.06	408,601.36
2563	Bakers	SUNRISE MALL	220 SUNRISE MALL, CARMENS HWY	SPACE 8 LOWER LEVEL	MASSAPEQUA	NY	11758	69,030	53,469.13	56,053.83	178,552.59
2566	Bakers	SOUTHSHORE MALL	1701 SUNRISE HWY	SPACE A-7	BAYSHORE	NY	11706	93,950	291,941.65	78,512.94	464,404.73
2570	Bakers	FULTON STREET	454 FULTON ST		BROOKLYN	NY	11201	213,127	954,064.72	286,403.73	1,453,595.64
2571	Bakers	KINGS PLAZA S/C	5260 KINGS PLAZA	FLATBUSH AVE	BROOKLYN	NY	11234	179,023	175,778.11	116,673.84	471,474.46
2574	Bakers	82ND STREET	JACKSON HEIGHTS	37-36 82ND STREET	FLUSHING	NY	11372	107,159	82,293.29	82,915.91	272,367.73
2576	Bakers	ROOSEVELT FIELD MALL	630 OLD COUNTRY RD, SPACE 2031		GARDEN CITY	NY	11530-3468	161,707	173,117.27	113,960.03	448,784.11
2577	Wild Pair	ROOSEVELT FIELD MALL	630 OLD COUNTRY RD, SPACE 2019		GARDEN CITY	NY	11530-3402	216,307	260,492.47	165,487.91	642,287.11
2580	Bakers	“34th STREET”	358 FIFTH AVE		NEW YORK	NY	10001-2209	467,477	382,218.73	231,979.60	1,081,675.72
2587	Bakers	STATEN ISLAND MALL	2655 RICHMOND AVE	SPACE 1320	STATEN ISLAND	NY	10314	135,178	345,492.88	134,477.02	615,148.04
2588	Bakers	STEINWAY STREET	30-72 STEINWAY ST		QUEENS	NY	11103	105,368	62,389.71	52,838.50	220,595.91
2590	Bakers	CROSS COUNTY CENTER	20 MALL WALK		YONKERS	NY	10704	115,612	22,289.83	103,390.77	241,292.25
2591	Bakers	GALLERIA OF WHITE PLAINS	100 MAIN STREET	# 333	WHITE PLAINS	NY	10601	68,832	275,001.91	104,946.44	448,780.14
2592	Bakers	PALISADES CENTER	2711 PALISADES CENTER DR		WEST NYACK	NY	10994	81,010	297,813.63	128,569.54	507,392.92
2593	Bakers	JEFFERSON VALLEY MALL	650 LEE BOULEVARD	ROOM J-09	YORKTOWN HE	NY	10598	55,660	207,161.83	100,794.86	363,617.02
3571	Wild Pair	KINGS PLAZA	5170 KINGS PLAZA	SPACE #6B	BROOKLYN	NY	11234	110,009	88,295.56	74,646.93	272,951.37
3574	Wild Pair	QUEENS CENTER	90-15 QUEENS BOULEVARD	SPACE #3045	ELMHURST	NY	11373	123,059	371,385.94	353,545.71	847,990.87
3590	Wild Pair	CROSS COUNTY MALL	20 MALL WALK		YONKERS	NY	10704	115,588	81,734.13	54,332.93	251,655.51
						NY Total		2,782,740	4,948,693.17	2,624,089.85	10,355,523.32
2374	Bakers	FRANKLIN PARK MALL	5001 MONROE ST	STE 122	TOLEDO	OH	43623-3636	8,850	75,000.00	76,518.09	160,368.43
2380	Bakers	BEACHWOOD PLACE	26300 CEDAR ROAD	#2210	BEACHWOOD	OH	44122	72,419	193,777.50	104,050.73	370,246.93
2412	Bakers	TRI-COUNTY MALL	11700 PRINCETON RD, SPACE 456		CINCINATTI	OH	45246	68,433	41,469.53	64,561.62	174,464.53
2423	Bakers	DAYTON MALL	2700 W. CENTERVILLE RD	# 660	DAYTON	OH	45459	59,790	163,309.83	78,036.73	301,137.01
2430	Bakers	EASTON TOWN CENTER	167 EASTON TOWN CENTER		COLUMBUS	OH	43219	107,133	143,804.43	70,427.87	321,365.32
2432	Bakers	TUTTLE CROSSING, THE MALL AT	5043 TUTTLE CROSSING BLVD	SPACE #162	DUBLIN	OH	43016	79,115	184,712.80	125,270.87	389,098.99
						OH Total		395,741	802,074.09	518,865.91	1,716,681.21
2205	Bakers	WOODLAND HILLS	MAIN MALL SPACE 152	7021 SOUTH MEMORIAL DR	TULSA	OK	74133	88,423	77,444.67	116,226.62	282,094.22
2213	Bakers	PENN SQUARE MALL	1901 NORTHWEST EXPY	SUITE 1011	OKLAHOMA CITY	OK	73118	59,527	130,609.98	86,885.61	277,022.71
						OK Total		147,950	208,054.65	203,112.23	559,116.93
2503	Bakers	SPRINGFIELD MALL	1200 BALTIMORE PIKE	# E-6	SPRINGFIELD	PA	19064	50,875	77,377.62	69,542.01	197,794.35
2506	Bakers	PARK CITY CENTER	142 PARK CITY CENTER	#G0725	LANCASTER	PA	17601	54,097	187,516.16	117,216.09	358,828.80
2515	Bakers	KING OF PRUSSIA-THE PLAZA	160 N. GULPH RD, SUITE 1081		KING OF PRUSSIA	PA	19406	104,612	167,895.92	70,583.33	343,090.89
2521	Bakers	LEHIGH VALLEY MALL	112 LEHIGH VALLEY MALL		WHITEHALL	PA	18052	62,369	171,635.25	75,830.05	309,834.14
2536	Bakers	MONROEVILLE MALL	121 MONROEVILLE MALL		MONROEVILLE	PA	15146	37,090	139,154.72	73,253.66	249,498.03
2538	Bakers	THE MALL AT ROBINSON	SPACE #1280	100 ROBINSON CENTER DRIVE	PITTSBURG	PA	15205	87,148	151,795.31	93,660.48	332,604.14
3535	Bakers	CENTURY III MALL	3075 CLAIRTON RD	STE 394	WEST MIFFLIN	PA	15123-0004	36,702	57,027.96	53,201.00	146,930.67
984	WHSE	x	3161 STATE ROAD		BENSALEM	PA	19020-6545	10,351	0.00	0.00	10,351.08
						PA Total		443,243	952,402.94	553,286.62	1,948,932.10
2646	Bakers	WARWICK MALL	169 WARWICK MALL		WARWICK	RI	02886	76,979	261,137.82	133,699.26	471,816.27
2647	Bakers	PROVIDENCE PLACE MALL	219 PROVIDENCE PLACE	#A-306	PROVIDENCE	RI	02903	88,211	275,404.21	161,238.94	524,854.11
						RI Total		165,190	536,542.03	294,938.20	996,670.38
2681	Bakers	HAYWOOD MALL	700 Haywood Road	Suite 2016	GREENVILLE	SC	29607	46,425	168,078.48	122,278.48	336,781.82
2689	Bakers	COLUMBIANA CENTER	100 COLUMBIANA CIRCLE	SPACE #1110	COLUMBIA	SC	29212	107,050	61,780.00	69,009.24	237,839.24
						SC Total		153,475	229,858.48	191,287.72	574,621.06
2311	Bakers	HAMILTON PLACE	2100 HAMILTON PLACE BOULEVARD	#253	CHATTANOOGA	TN	37421	63,106	207,805.81	134,363.32	405,275.04
						TN Total		63,106	207,805.81	134,363.32	405,275.04
2753	Bakers	IRVING MALL	3649 IRVING MALL	SPACE D-3	IRVING	TX	75062	39,713	54,378.51	56,666.22	150,757.92
2754	Bakers	NORTHPARK CENTER	E2-734 NORTHPARK CENTER		DALLAS	TX	75225	115,529	192,168.38	118,196.25	425,893.25
2756	Bakers	SHOPS AT WILLOW BEND	#B-117	6121 W PARK BLVD	PLANO	TX	75093	62,937	188,981.07	112,365.29	364,283.33
2757	Bakers	PARKS AT ARLINGTON	3811 S COOPER	SPACE 2118	ARLINGTON	TX	76015	75,306	154,031.03	73,047.22	302,383.99
2758	Bakers	COLLIN CREEK MALL	2400 COLLIN CREEK MALL	811 N CENTRAL EXPRESSWAY	PLANO	TX	75075	48,357	151,757.38	91,022.58	291,137.14
2759	Bakers	TOWN EAST MALL	2054 TOWN EAST MALL		MESQUITE	TX	75150	66,129	146,195.53	89,399.11	301,723.56
2769	Bakers	CIELO VISTA MALL	8401 GATEWAY BLVD WEST	C - 3	EL PASO	TX	79925	110,297	223,077.43	81,860.72	415,234.67
2773	Bakers	NORTHEAST MALL	1101 MELBOURNE STREET	#P08	HURST	TX	76053	62,630	173,307.60	125,025.23	360,962.81
2782	Bakers	WILLOWBROOK MALL	2000 WILLOWBROOK MALL	STE 1382	HOUSTON	TX	77070	125,807	159,536.20	97,067.55	382,411.22
2783	Bakers	SHARPSTOWN CENTER	7550 BELLAIRE BLVD.	# 133	HOUSTON	TX	77036	132,843	120,455.65	115,383.94	368,682.28
2784	Bakers	MEMORIAL CITY SHOPPING CENTER	296 MEMORIAL CITY		HOUSTON	TX	77024	105,119	209,276.64	117,488.54	431,883.69
2789	Bakers	THE GALLERIA	5135 W ALABAMA	SPACE #6060	HOUSTON	TX	77056-5802	117,336	193,080.31	135,641.06	446,057.29
2791	Bakers	BAYBROOK MALL	1326 BAYBROOK MALL		FRIENDSWOOD	TX	77546	75,122	152,275.06	78,881.60	306,278.36
2792	Bakers	WOODLANDS, THE	1201 LAKE WOODLANDS DR	SUITE 1072	THE WOODLANDS	TX	77380	81,439	180,347.11	131,266.55	393,053.03
2800	Bakers	INGRAM PARK MALL	6301 N.W. LOOP 410	L -14	SAN ANTONIO	TX	78238	64,854	138,487.77	66,209.75	269,551.73
2801	Bakers	MALL DEL NORTE	5300 N. SAN DARIO	SUITE 184B	LAREDO	TX	78041	133,222	73,734.96	76,597.22	283,554.21
2810	Bakers	THE SHOPS AT LA CANTERA	15900 LA CANTERA PARKWAY	BLDG #8 SUITE #8860	SAN ANTONIO	TX	78256	62,161	180,438.18	145,252.66	387,852.15
2811	Bakers	RIVERCENTER	849 E. COMMERCE STREET	#269	SAN ANTONIO	TX	78205	60,393	193,135.30	116,126.24	369,654.76

4

BAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
(Personal Property Amount)

								COST INVENTORY			Total Pers.
Store	Chain	Mall_Name	Address1	Address2	City	State	Zip	@ 02/03/07	LHI @ 02/03/07	FFE @ 02/03/07	Prop. Amt.
2817	Bakers	BARTON CREEK MALL	2901 CAPITAL OF TEXAS HIGHWAY	SPACE L-1A	AUSTIN	TX	78746	70,504	147,360.24	92,258.11	310,121.88
3788	Wild Pair	GALLERIA II	5085 WESTHEIMER	SUITE 3535	HOUSTON	TX	77056	83,361	123,491.14	99,544.24	306,396.07
3800	Bakers	VALLE VISTA MALL	2000 S. EXPRESSWAY 83	SPACE B-07	HARLINGEN	TX	78552-5904	41,898	63,717.97	51,739.76	157,355.40
3801	Wild Pair	MALL DEL NORTE	5300 SAN DARIO AVE.	SPACE #1825	LAREDO	TX	78041	143,592	212,281.16	162,542.19	518,415.09
3802	Bakers	LA PLAZA MALL	2200 S. TENTH ST	# D-3	MCALLEN	TX	78503	203,929	161,162.18	99,730.61	464,821.56
3803	Wild Pair	LA PLAZA MALL	2200 S. 10TH ST.	SPACE #11	MCALLEN	TX	78503	95,820	109,207.00	69,553.50	274,580.53
						TX Total		2,178,296	3,701,883.80	2,402,866.14	8,283,045.92
2194	Bakers	FASHION PLACE S/C	6191 SOUTH STATE	UNIT 256	MURRAY	UT	84107	49,913	118,157.56	95,251.53	263,322.39
						UT Total		49,913	118,157.56	95,251.53	263,322.39
2653	Bakers	FAIR OAKS	11750 FAIR OAKS	#107	FAIRFAX	VA	22033	57,872	178,079.08	130,655.79	366,607.07
2655	Bakers	TYSONS CORNER	1961 CHAIN BRIDGE ROAD	#G006L	MCLEAN	VA	22102	120,218	198,689.71	115,733.28	434,640.68
2656	Bakers	FASHION CENTRE @ PENTAGON	1100 S. HAYES ST	ROOM #0R01	ARLINGTON	VA	22202	100,000	197,458.50	197,458.50	494,917.00
2665	Bakers	SHORT PUMP TOWN CENTER	11800 WEST BROAD STREET	UNIT 1412	RICHMOND	VA	23233	50,231	103,013.02	145,234.39	298,478.58
2666	Bakers	POTOMAC MILLS	2700 POTOMAC MILLS CIRCLE	STE 597	PRINCE WILLIAM	VA	22192	49,709	110,160.27	104,052.32	263,921.92
2668	Bakers	MACARTHUR CENTER	300 MONTICELLO AVENUE	SPACE 172	NORFOLK	VA	23510	41,706	62,074.57	92,561.29	196,341.81
3668	Bakers	GREENBRIAR MALL	1401 GREENBRIAR PKWY	# 2056	CHESAPEAKE	VA	23320	38,339	64,188.20	64,095.24	166,621.94
3669	Wild Pair	LYNNHAVEN FIELD MALL	701 LYNNHAVEN PARKWAY	SPACE E3A	VIRGINIA BEACH	VA	23452	102,087	50,000.00	54,349.98	206,437.05
						VA Total		560,162	963,663.35	904,140.79	2,427,966.05
3983	Bakers	NORTHGATE MALL	526 NORTHGATE MALL	401 NE NORTHGATE WAY	SEATTLE	WA	98125	40,736	72,625.59	90,418.96	203,780.57
3984	Bakers	SOUTHCENTER S/C	969 SOUTHCENTER MALL	SPACE C352	TUKWILA	WA	98188	50,451	92,527.03	88,313.83	231,292.34
						WA Total		91,188	165,152.62	178,732.79	435,072.91
2102	Bakers	MAYFAIR MALL	623 MAYFAIR MALL	2500 NORTH MAYFAIR ROAD	WAUWATOSA	WI	53226	66,157	217,089.01	75,843.49	359,089.27
2104	Bakers	BROOKFIELD SQUARE	95 N MORELAND RD	#D-18	BROOKFIELD	WI	53005	75,534	191,900.61	126,486.24	393,920.80
						WI Total		141,691	408,990	202,330	753,010.07
						Grand Total		23,307,311	43,451,321	27,122,041	93,880,673.73

5

PROPERTY COVERAGES, CON’T
DEDUCTIBLES:
Special / All-Risk Perils:
•	Retail Stores & Corporate Office (Location #1) — Personal Property:
•	$1,000/occurrence except:

•	5% for peril of windstorm — state of Florida (applied against the limit / amount of insurance applicable to the locations that have sustained the loss or damage)

•	2% for Peril of Windstorm — All other specifically insured locations.
•	Distribution Centers — Personal Property:
•	$2,500 per occurrence
•	Retail Stores — Building Coverage
•	$1,000 per occurrence; except 5% wind deductible/occurrence — State of Florida
•	Business Income / Extra Expense:
•	24 Hour Waiting Period for all locations with the following exceptions:
•	State of Florida: 120 Hour Waiting Period — Peril of Windstorm

•	Other specifically insured locations: 72 hour waiting period — Peril of Windstorm
Peril of Flood: (Applicable to All Locations):
•	$50,000 / Occurrence
Peril of Earthquake (Applicable to All Locations):
•	5% of the limit/amount of insurance applicable to the location(s) that have sustained the loss or damages:

14

PROPERTY COVERAGES, CON’T
Major Conditions:
•	Cancellation Provisions:
•	10 Days Notice of Cancellation for Non-Payment of Premium.

•	30 Days Notice of Cancellation for fraud, material misrepresentation, violation of terms or conditions, change in conditions, insurance company insolvency or loss of reinsurance.

•	90 Days Notice of Cancellation for Other Reasons.
•	Replacement Cost Valuation;

•	Agreed Amount — No Coinsurance applicable.

•	Definition of “Personal Property” includes: Stock/Inventory, Furniture & Fixtures, Tenant Improvements & Betterments, Plate Glass, and Signs.

•	Coverage Provided on a Non-Reporting Basis. Company is to be notified of any store closings and/or openings on a quarterly basis.

•	Coverage for the perils of Earthquake & Flood — Except as noted.

•	Coverage Included for Certified Acts of Terrorism.

•	Business Income-Extended Period of Indemnity Coverage:
•	Loc #1: (Scott Ave): 120 Days

•	All Other Locations: 90 Days
Exclusions:
•	Mold/ Bacteria/Fungi

•	Government Action

•	Nuclear Hazard

•	War and Military Action

•	Flood (if in NFIP Designated zones A)

•	Smoke/Vapor from Agricultural and Industrial Operations

•	Wear and Tear, Rust, Latent Defect, Vermin

•	Dishonest Acts

•	Pollution

•	Computer Date Recognition Exclusion

•	Delay, Loss of Use, Loss of Market

•	Exclusions and Limitations as Set Forth in Policy.

15

PROPERTY COVERAGES, CON’T
Loc #1: 2815 Scott Ave.
Electronic Data Processing Equipment:

• Hardware:	$1,500,000 (Functional Replacement Cost)

• Media/Software:	$100,000 (Cost to Reproduce)

• Business Income & Extra Expense:	$ See Page 7 (Shared Amount)

• Portable Computers:	$ Afforded under property at any other location and property in transit coverages.

• Deductible:	$1,000 / Occurrence

Valuable Information Property (Valuable Papers):

• Limit:	$250,000

• Deductible:	$1,000 / Occurrence

Accounts Receivable:

• Limit:	$250,000

• Deductible:	$1,000 / Occurrence
Utility Services Failure -
(Water, Power, & Communication — Including overhead transmission lines):

Coverages	Limit
• Personal Property:	$250,000
• Business Income:	$250,000

• Deductibles:
• Personal Property:	$1,000 / Occurrence
• Bus. Income:	72 Hour Waiting Period

16

PROPERTY AND TIME ELEMENT COVERAGES
ADDITIONAL COVERAGES / ENHANCEMENTS
(APPLICABLE TO ALL LOCATIONS)

Loc	Bldg	Coverage	Limit	Deductible
All	All	PROPERTY POLICY COVERAGES:

		Business Income or Extra Expense
		Property in Transit	$100,000

		Business Income or Extra Expense
		Property at Any Other Location	$100,000

		Property in Transit
		Per Occurrence	$250,000	$1,000

		Property at Other Locations
		Per Occurrence	$500,000	$1,000

		Crime Limit of Insurance	$50,000	$1,000
		Money and Securities
		Employee Theft
		Money Orders and Counterfeit Paper Currency

		Employee Theft	$250,000	$1,000

		ERISA Employee Theft
		Per Occurrence	$50,000	$0

		Forgery & Alteration	$125,000	$1,000

		Global Property
		Tenants and Neighbors Liability Limit	$100,000	$1,000
		Devaluation Limit	$100,000	$1,000
		Coinsurance Deficiency Limit	$100,000	$1,000
		Tax Liability Limit	$100,000	$1,000

		PROPERTY LOCATION COVERAGE ENHANCEMENTS

		Bucket		$1,000

		Per Occurrence	$50,000
		Personal Effects of Officers, Partners and Employees
		Valuable Information Property
		Accounts Receivable
		Outdoor Property
		Fine Arts — Per Item	$10,000
		Hardware and Media (1)
		Fire Extinguisher and Automatic Extinguishing System Recharge
		Emergency Response Service Charge
		Conditional Sales Agreement
		Decreased Value of Stock due to Damage to another part or parts of Stock
		Tenants Improvements and Betterments
		Electronic Data Damage or Destruction from Inland Marine Causes of Loss
		Electronic Data Business Income and Extra Expense from Inland Marine Causes of Loss

17

PROPERTY AND TIME ELEMENT COVERAGES
ADDITIONAL COVERAGES / ENHANCEMENTS
(APPLICABLE TO ALL LOCATIONS)

Loc	Bldg	Coverage	Limit	Deductible
All	All	PROPERTY LOCATION COVERAGE ENHANCEMENTS:

		Newly Acquired or Constructed Property		$1,000
		Building	$2,000,000
		Days	180
		Personal Property	$1,000,000
		Days	180

		Claim Expense
		Per Occurrence	$50,000	$0

		Reward
		Per Occurrence	$50,000	$0

		Contractual Penalties
		Per Occurrence	$50,000	$0

		Automatic Seasonal Increase (Peak Season)
		Per Occurrence	$100,000	$1,000

		Brands and Labels Expense
		Per Occurrence	$50,000	$1,000

		Food Contamination
		Per Occurrence	$25,000	$1,000

		Newly Acquired Property Business Income
		Per Occurrence	$250,000
		Days	180

		Business Income Off Premises Power and Communications Failure
		Per Occurrence (Blkt-All Locs)	$100,000	72 Hours

		Water, Power (Not Including Overhead Transmission Lines), Communication (Not Including Overhead Transmission Lines)

		Contingent Business Premises
		Per Occurrence	$100,000

		Lessors — Lease Cancellation
		Per Occurrence	$25,000

		Tenant Relocation Expense
		Per Occurrence	$25,000

		Limited Coverage for Fungus, Wet Rot, Dry Rot and Bacteria
		Annual Aggregate	$15,000	$1,000

18

PROPERTY AND TIME ELEMENT COVERAGES
ADDITIONAL COVERAGES / ENHANCEMENTS
(APPLICABLE TO ALL LOCATIONS)

Loc	Bldg	Coverage	Limit	Deductible
All	All	PROPERTY LOCATION COVERAGE ENHANCEMENTS

		Electronic Data Damage Or Destruction From Cyber Vandalism
		Annual Aggregate	$10,000	$1,000

		Denial or Service Coverage
		Annual Aggregate	$10,000

		California Hardware, Media and Electronic Data Earthquake
		Per Occurrence	$100,000	$1,000

		Preservation of Property — Expense
		Per Occurrence	$50,000	$0

		Lock Replacement
		Per Occurrence	$10,000

		Catastrophe Allowance
		Annual Aggregate	$50,000	$0

		Expediting Expenses
		Per Occurrence	$50,000	$0

		Soft Costs
		Per Occurrence	$25,000	$0

		Temporary Relocation of Property Coverage During Renovation or Remodeling
		Per Occurrence	$100,000
		Days	90

		Salesmen Samples
		Per Occurrence	$25,000	$1,000

19

PROPERTY AND TIME ELEMENT COVERAGES
ADDITIONAL COVERAGES / ENHANCEMENTS
(APPLICABLE TO ALL LOCATIONS)

Loc	Bldg	Coverage	Limit	Deductible
All	All	PROPERTY LOCATION COVERAGE ENHANCEMENTS
		The following coverages are at each Location / Building with Building Coverage

		Building Ordinance	$50,000	$0

		The following coverages are at each Location / Building unless otherwise stated:

		Extra expense	$100,000
		Civil Authority — 4 weeks

		Pollutant Clean-Up and Removal	$100,000	$1,000	Except:
				$2,500	for warehouses

		Debris Removal	$250,000	$1,000	Except:
				$2,500	for warehouses

		Special Theft Limits of Insurance
		Furs	$10,000	$1,000
		Jewelry	$10,000	$1,000
		Precious Metals	$25,000	$1,000
		Stamps	$1,000	$1,000

20

PROPERTY COVERAGES, CONT’D
(Additional Interest Listing)

Name	Interest
Jacobs First LLC & Its Agents (Over Landlord) c/o Bldg. Management 52 Vanderbilt Street	Additional Insured with respect to: Personal Property, Business Income and Loss of Rents Coverages for Bakers Store situated:
New York, NY 10017	358-362 Fifth Avenue New York, NY 10001 (Store #2580)

Bank of America Retail Group 40 Broad Street Boston, MA 0210	Loss Payee — Personal Property (Line of Credit)

21

RETAIL STORES- BUILDING COVERAGE
(Required By Lease of Premises Agreement)
Additional Interest Listing
(Building Coverage & General Liability)
Bakers Store #2730:       114 East Flagler, Miami, FL 33131
•	Abraham Franco c/o R.O.M.A. Chain 21 S.E. 1st Street, Suite 300 Miami, FL 33131 (Additional Insured — Building Owner)

•	Sun Trust Bank Real Estate Department 3737 NW 87th Avenue Miami, FL 33178 (Mortgagee)
Bakers Store #2050:      133 South State Street, Chicago, IL 60603
•	THOR Equities, LLC 139 Fifth Avenue, 6th fI New York, NY 10010 (Additional Insured — Building Owner)

•	Mortgagee — None

22

COMMERCIAL GENERAL LIABILITY POLICY OUTLINE

Limits of Liability:
General Aggregate (Per Location)	$2,000,000
Products & Completed Operations Aggregate	$2,000,000
Personal & Advertising Injury	$1,000,000
Each Occurrence (B.I. & P.D.)	$1,000,000
Fire Damage (Any one Fire)	$1,000,000
Medical Expense (Any one Person)	$5,000

Employees Benefit Liability Each Claim:	$1,000,000
(Claims Made Form) Aggregate:	$2,000,000
Retro Date:	3/31/96

Stop Gap (Employers Liability) coverage for the States of Ohio, and Washington	$1,000,000	each accident
	$1,000,000	each employee
	$1,000,000	policy limit

• Global General Liability	Covered

• International Human Resources Endorsement Assistance	Covered
Voluntary Workers Compensation	Covered
Employers Liability
Bodily Injury
By Accident — Each Accident	$500,000
By Disease (Including Endemic)
Each Employee	$500,000
Policy Limits	$500,000

• International Contingent Automobile Each Occurrence	$1,000,000
Deductible: None, except for Employee Benefits Liability which is $1,000/Claim
Coverages Included in the Policy Form:
•	Premises/Operations

•	Products/Completed Operations

•	Contractual Liability — “Insured Contracts”

•	Broad Form Property Damage

•	Host Liquor Liability

•	Incidental Medical Malpractice

•	Non-Owned Watercraft — Up to 26 feet

•	Limited Worldwide Product Liability

•	Newly Acquired Organizations — 90 Days

•	Personal & Advertising Injury Liability

•	Owners/Contractors Protective

•	Additional Persons Insured

23

COMMERCIAL GENERAL LIABILITY POLICY OUTLINE, CONT’D
Major Conditions:
•	Special General Liability Endorsement Included (See Below)

•	Coverage Included for Certified Acts of Terrorism.

•	Claims Expense Outside Limit of Liability

•	Final earned premium subject to year-end audit

•	Landlords/Lessors automatically included as additional insureds

•	Blanket Waiver of Subrogation Included (with Landlords/Lessors)

•	Ninety (90) day cancellation notice; except for non-payment of premium, which is 10 days
Exclusions Include But Are Not Limited To::
•	Lead

•	Pollution; except for Building Heating Equipment

•	Asbestos

•	ERISA of 1974

•	Real or personal property in care, custody or control of the inured

•	Employment Related Practices

•	Discrimination

•	Intercompany Products Suits

•	Y2K Exclusion

•	Nuclear Energy

•	Intellectual Property (Patent, Copyright & Trademark Infringement)

•	Fungi or Bacteria

•	Professional Liability

•	Other Exclusions and Limitations as Set Forth in Policy
Special General Liability Endorsement
•	Aggregate Limits per Location

•	Non-Owned Aircraft If Hired with Crew

•	Real Property Legal Liability

•	Non-Owned Watercraft

•	Vendors Covered Automatically

•	Resultant Mental Anguish

•	Newly Formed Organizations

•	Worldwide Coverage Territory

•	Supplemental Payments

Bail Bonds	$2,500

Loss of Earnings — Per Day	$500

• Medical Expense	$10,000

24

COMMERCIAL GENERAL LIABILITY POLICY OUTLINE, CONT’D
•	Bank of America Retail Group 40 Broad Street Boston, MA 02109

(Only with respect to their Liability as “Loss Payee” and arising our of the ownership, maintenance, or use of any premises by the insured) .

•	Jacobs First LLC & Its Agents (Over Landlord) C/o Bldg. Management 52 Vanderbilt Street New York, NY 10017

Additional Insured as respects lease of premises agreement. 358-362 Fifth Avenue New York, NY 10001

• Bakers Store #2730:	114 East Flagler, Miami, FL 33131
• Abraham Franco c/o R.O.M.A. Chain 21 S.E. 1st Street, Suite 300 Miami, FL 33131 (Additional Insured — Building Owner)

• Sun Trust Bank Real Estate Department 3737 NW 87th Avenue Miami, FL 33178 (Mortgagee)

• Bakers Store #2050:	133 South State Street, Chicago, IL 60603
• THOR Equities, LLC 139 Fifth Avenue, 6th fl New York, NY 10010 (Additional Insured — Building Owner)

• Mortgagee — None

25

COMMERCIAL AUTOMOBILE POLICY OUTLINE

Coverage:	Limit of Liability
Liability (Any Auto) (Symbol 1)	$1,000,000 (CSL/B.I. & P.D.)

Medical Payments (Owned Leased) (Symbol 2)	$2,000 Per Person

Underinsured & Uninsured Motorist (Symbol 2)	$1,000,000 Bodily Injury
(Owned, Leased)

Comprehensive (Owned, Leased) (Symbol 2)	Actual Cash Value

Collision (Owned, Leased) (Symbol 2)	Actual Cash Value

No Fault	Statutory Requirements

Deductibles:

Comprehensive	$500
Collision	$500
Major Conditions:
♦	@ Vantage for Automobile Endorsement is Included.

♦	Ninety (90) days notice of cancellation; except for non-payment of premium, which is 10 days
Additional Coverages:
♦	Hired Car Physical Damage Coverage (Symbol 8): Limit $50,000 Comprehensive $500 Deductible Collision $500 Deductible

♦	Rental Reimbursement (owned private passenger autos) $50/Day, subject to maximum of 30 days

♦	Towing (owned private passenger autos) $50 / Disablement
Exclusions:
♦	Certified Acts of Terrorism

♦	Other Exclusions and Limitations as Set Forth in Policy.

26

SCHEDULE OF VEHICLES

Unit			Cost		Garage
No.	Year	Make/Model	New	Serial No.	Location
(1)	2006	Toyota 4-Runner	$40,000	JTEBU17R260082020	Clayton, MO, 63105
Loss Payee and Additional Insured:
Toyota Motor Credit Corp.
P. O. Box 3025
Coraopolis, PA 15108-6912

27

CONDITIONS
This Company binds the kind{s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1 ,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancel-lation at least ten (1 0) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or nonrenewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

INSURANCE BINDERDATE (MM/DD/YYYY) 01/30/2008THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM.AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc. COMPANY Mt. Hawley Insurance Co.BINDER #EFFECTIVEEXPIRATIONDATETIMEDATETIME6/30/0712:01XAM06/30/08X12:01 AMPMNOONPHONE (A/C, No. Ext): 314-421-1525FAX (A/C,No.):THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:CODE:SUB CODE:AGENCY CUSTOMER ID: BAKER04DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales or Shoes and Related AccessoriesINSUREDBakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGESLIMITS TYPE OF INSURANCECOVERAGE/FORMSDEDUCTIBLECOINS %AMOUNTPROPERTY CAUSES OF LOSS BASIC BASIC SPECGENERAL LIABILITYEACH OCCURRENCE$ COMMERCIAL GENERAL LIABILITYDAMAGE TO RENTED PREMISES$ CLAIMS MADE OCCURMED EXP (Any one person)$PERSONAL & ADV INJURY$GENERAL AGGREGATE$RETRO DATE FOR CLAIMS MADEPRODUCTS — COMP/OP AGG $AUTOMOBILE LIABILITYCOMBINED SINGLE LIMIT$ ANY AUTOBODILY INJURY (Per person)$ ALL OWNED AUTOSBODILY INJURY (Per accident)$ SCHEDULED AUTOSPROPERTY DAMAGE$ HIRED AUTOSMEDICAL PAYMENTS$ NON-OWNED AUTOSPERSONAL INJURY PROT $ UNINSURED MOTORIST$ $AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: STATED AMOUNT$ OTHER THAN COL: OTHERGARAGE LIABILITYAUTO ONLY — EA ACCIDENT$ ANY AUTOOTHER THAN AUTO ONLY:EACH ACCIDENT$AGGREGATE$EXCESS LIABILITYEACH OCCURRENCE$ UMBRELLA FORMAGGREGATE$ OTHER THAN UMBRELLA FORMRETRO DATE FOR CLAIMS MADE:SELF-INSURED RETENTION$WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITSE.L. EACH ACCIDENT$E.L. DISEASE — EA EMPLOYEE$E.L. DISEASE — POLICY LIMIT$SPECIAL CONDITIONS OTHER COVERAGESCalifornia Excess Earthquake Policy: #MQE0101854 Refer to the attachments for the policy coverages, terms & conditionsFEES$TAXES $ESTIMATED TOTAL PREMIUM$NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN #AUTHORIZED REPRESENTATIVE /s/ John R. Drew NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

NAMED INSURED LISTING
Bakers Footwear Group, Inc.

30

EXCESS PROPERTY (EARTHQUAKE) POLICY OUTLINE
LOCATION INSURED:
•	Loc. Nos. 1-41: Per the Attached Schedule of Locations
PERILS INSURED:
•	Peril of Earthquake. (Subject to the policy terms, conditions and exclusions)
COVERAGE AMOUNT:
•	$4,000,000/ Occurrence and Annual Aggregate Excess of $1,000,000.
DEDUCTIBLE:
•	$1,000,000.
MAJOR CONDITIONS:
•	Coverage amount applies on a Blanket Basis to Personal Property, Business Income and Extra Expense Coverages.

•	Valuations:
•	Personal Property at Replacement Cost

•	Time Element at Actual Loss Sustained
•	No Co-Insurance Coverage Form

•	30 Day Cancellation or Non-Renewal Notice; except for non-payment of premium, which is 10 days.
EXCLUSIONS INCLUDED BUT ARE NOT LIMITED TO:
•	Asbestos

•	Building Ordinance or Law

•	Pollution

•	Y2K

•	Peril of Flood

•	Contamination

•	Absolute Mold Exclusion

•	Terrorism, War & Military Action

•	Other Exclusions and Limitations as Set Forth in the Policy

31

KEWBAKERS FOOTWEAR GROUP, INC.
STORE SCHEDULE
-CALIFORNIA-

								COST
								INVENTORY	LHI @	FFE @	Total Pers. Prop.
Store	Chain	Mail_Name	Address1	Address2	City	State	Zip	@ 02/03/07	02/03/07	02/03/07	Amt.	BI/FEE AMT.
2861	Wild Pair	BURBANK TOWN CENTER	201 EAST MAGNOLIA BLVD		BURBANK	CA	91502	110,659	112,427.75	108,894.21	331,980.46	114,000
2915	Bakers	PLAZA BONITA	3030 PLAZA BONITA RD	#1252	NATIONAL CITY	CA	91950	78,754	58,813.90	64,693.35	202,260.75	162,000
2919	Bakers	SECOND STREET	228 2ND ST		CALEXICO	CA	92231	94,944	121,621.24	101,220.21	317,785.64	131,000
2953	Bakers	TANFORAN, SHOPS AT	1140 EL CAMINO REAL	SPACE NO. 134	SAN BRUNO	CA	94066	63,973	285,452.66	115,913.55	465,339.41	133,000
2967	Bakers	FRESNO FASHION FAIR	603 EAST SHAW AVE	SPACE D8	FRESNO	CA	93710	80,030	246,897.68	133,754.42	460,681.66	143,000
3842	Bakers	ONTARIO MILLS	ONE MILLS CIRCLE	SUITE 1015	ONTARIO	CA	91764	106,923	60,783.08	55,199.82	222,906.16	221,000
3843	Bakers	VICTORIA GARDENS	7820 KEW AVENUE		RANCHO CUCAN	CA	91739	165,294	272,863.85	93,555.38	531,713.22	100,000
3844	Bakers	THE PROMENDADE SHOPS AT DOS LAGOS	2785 CABOT DR	SUITE 160	CORONA	CA	92883	120,589	398,967.92	139,605.15	659,142.46	323,000
3848	Bakers	NORTHRIDGE FASHION CTR	9301 TAMPA AVE		NORTHRIDGE	CA	91324	125,627	193,037.13	131,602.76	450,267.26	319,000
3849	Bakers	LOS CERRITOS	350 LOS CERRITOS		CERRITOS	CA	90703	148,206	169,396.48	88,680.14	406,282.46	365,000
3851	Bakers	DEL AMO FASHION CTR	21712 HAWTHORNE BOULEVARD	238 DEL AMO FASHION CENTER	TORRANCE	CA	90503	67,910	134,350.38	70,782.19	273,042.39	111,000
3853	Wild Pair	DEL AMO FASHION CTR	3825 CARSON ST	SPACE 81	TORRANCE	CA	90503	145,400	313,064.34	271,027.64	729,491.85	332,000
3856	Bakers	STONEWOOD S/C	238 STONEWOOD ST		DOWNEY	CA	90241	130,742	80,392.04	85,844.20	296,978.43	272,000
3857	Bakers	OAKS, THE	222 WEST HILLCREST DRIVE	SPACE #K017	THOUSAND OAK	CA	91360	94,004	259,998.72	129,527.05	483,529.32	261,000
3864	Bakers	MONTEBELLO T/C	1820 MONTEBELLO T/C		MONTEBELLO	CA	90640	146,279	179,289.23	72,118.54	397,687.24	335,000
3866	Bakers	GALLERIA AT SOUTH BAY	1815 HAWTHORNE BLVD	SPACE 254	REDONDO BEACH	CA	90278	75,489	51,893.37	131,695.13	259,077.57	143,000
3767	Bakers	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2016	CANOGA PARK	CA	91303	128,078	314,551.20	146,278.84	588,906.01	262,000
3868	Wild Pair	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD	SPACE #2050	CANOGA PARK	CA	91303	169,000	287,325.31	172,877.69	629,203.13	83,000
3875	Bakers	BALDWIN PLAZA	CRENSHAW PL. SUITE 118	3650 W. MARTIN LUTHER KING JR	LOS ANGELES	CA	90008	71,577	60,635.85	58,090.26	190,303.11	181,000
3879	Bakers	LAKEWOOD CENTER	90 LAKEWOOD CTR		LAKEWOOD	CA	90712	82,280	171,516.92	89,124.53	342,921.32	186,000
3884	Bakers	FOX HILLS MALL	188 FOX HILLS MALL		CULVER CITY	CA	90230	128,953	218,353.14	96,715.59	444,021.31	312,000
3894	Wild Pair	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 609	ORANGE	CA	92868	57,958	54,345.06	73,530.07	185,833.22	47,000
3895	Bakers	THE BLOCK AT ORANGE	20 CITY DR BLVD	SPACE 306	ORANGE	CA	92868	119,833	60,919.72	63,602.43	244,355.44	262,000
3899	Bakers	SANTA ANITA	400 SOUTH BALDWIN AVENUE	SUITE 704-L	ARCADIA	CA	91007	82,670	189,785.15	73,462.71	345,917.81	191,000
3900	Bakers	GLENDALE GALLERIA	2132 GLENDALE GALLERIA	GU-13	GLENDALE	CA	91210	159,717	121,808.80	100,333.55	381,859.70	406,000
3901	Wild Pair	GLENDALE GALLERIA	2170 GLENDALE GALLERIA		GLENDALE	CA	91210	108,584	229,039.52	173,406.62	511,032.20	171,000
3902	Leeds	VALLEY PLAZA	2701 MING AVE #27	B-11	BAKERSFIELD	CA	93304	118,937	194,231.17	112,355.26	425,523.61	167,000
3905	Bakers	PLAZA AT W COVINA	280 PLAZA DR		WEST COVINA	CA	91790	122,088	65,630.94	60,549.10	248,168.52	278,000
3907	Bakers	IRVINE SPECTRUM	83 FORTUNE DRIVE	SUITE 211	IRVINE	CA	92618	86,001	188,324.07	123,977.05	398,302.53	183,000
3919	Bakers	IMPERIAL VALLEY MALL	#1522	3451 S DOGWOOD AVE	EL CENTRO	CA	92243	77,161	210,239.04	90,592.11	377,992.22	173,000
3920	Bakers	OAKRIDGE MALL	925 BLOSSOM HILL ROAD	SPACE 1265	SAN JOSE	CA	95123	47,231	145,753.09	52,198.16	245,182.08	108,000
3928	Bakers	EASTRIDGE MALL	142 EASTRIDGE MALL	SPACE 1084	SAN JOSE	CA	95122	57,024	280,934.24	125,418.92	463,377.11	149,000
3834	Bakers	ARDEN FAIR MALL	1689 ARDEN WAY	#2072	SACRAMENTO	CA	95815	98,715	194,560.05	99,459.55	392,734.23	268,000
3842	Bakers	HILLTOP MALL	1310 HILLTOP MALL RD	SPACE B-110	RICHMOND	CA	94806	58,468	83,551.08	69,779.27	211,798.26	127,000
3845	Bakers	SUNVALLEY MALL	420 SUNVALLEY MALL	A-210 SUNVALLEY MALL	CONCORD	CA	94520	63,613	177,478.26	82,771.07	323,862.73	187,000
3848	Bakers	NEW PARK MALL	2086 NEW PARK MALL	SPACE #1106	NEWARK	CA	94560	48,388	230,415.13	125,919.89	404,722.84	176,000
3850	Bakers	SAN FRANCISCO CENTRE	865 MARKET ST	SPACE #310	SAN FRANCISCO	CA	94103	174,892	262,713.77	140,827.25	578,433.16	289,000
3854	Bakers	SOUTHLAND MALL	559 SOUTHLAND MALL		HAYWARD	CA	94545	68,114	189,659.13	78,999.61	336,773.00	203,000
3856	Bakers	VALLEY FAIR MALL	2855 STEVENS CREEK BLVD	SPACE 2509	SANTA CLARA	CA	95050	50,757	130,719.36	106,152.02	287,628.45	150,000
3858	Bakers	SERRAMONTE CENTER	115 SERRAMONTE CTR		DALY CITY	CA	94015	90,544	237,266.78	127,703.27	455,513.90	189,000
3860	Bakers	STONEBRIDGE SHOPPING CTR	ONE STONEBRIDGE MALL	SPACE A-212	PLEASANTON	CA	94566	90,819	227,003.78	137,581.74	455,404.59	210,000
					CA Total			4,116,206	7,465,910.53	4,375,822.50	15,957,938.76	8,423,000

1

CONDITIONS
This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancel-lation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or nonrenewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

INSURANCE BINDER

DATE (MM/DD/YYYY): 01/30/2008

	EFFECTIVE DATE	EFFECTIVE TIME		EXPIRATION DATE	EXPIRATION TIME
	6/30/07	12:01	X AM / PM	06/30/08	X 12:01 AM / NOON

AGENCY CUSTOMER ID: BAKER04

COVERAGES

TYPE OF INSURANCE	COVERAGE/FORMS	DEDUCTIBLE	COINS %	LIMITS AMOUNT
PROPERTY — CAUSES OF LOSS: ☐ BASIC ☐ BASIC ☐ SPEC ☐ ☐				
GENERAL LIABILITY: ☐ COMMERCIAL GENERAL LIABILITY ☐ ☐ CLAIMS MADE ☐ OCCUR ☐ ☐ ☐	RETRO DATE FOR CLAIMS MADE	EACH OCCURRENCE		$
		DAMAGE TO RENTED PREMISES		$
		MED EXP (Any one person)		$
		PERSONAL & ADV INJURY		$
		GENERAL AGGREGATE		$
		PRODUCTS – COMP/OP AGG		$
AUTOMOBILE LIABILITY: ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐ ☐		COMBINED SINGLE LIMIT		$
		BODILY INJURY (Per person)		$
		BODILY INJURY (Per accident)		$
		PROPERTY DAMAGE		$
		MEDICAL PAYMENTS		$
		PERSONAL INJURY PROT		$
		UNINSURED MOTORIST		$
				$
AUTO PHYSICAL DAMAGE — DEDUCTIBLE: ☐ COLLISION: ☐ OTHER THAN COL:	☐ VEHICLES ☐ SCHEDULED VEHICLES	☐ ACTUAL CASH VALUE ☐ STATED AMOUNT ☐ OTHER		$
GARAGE LIABILITY: ☐ ANY AUTO ☐ ☐		AUTO ONLY – EA ACCIDENT		$
		OTHER THAN AUTO ONLY:		
		EACH ACCIDENT		$
		AGGREGATE		$
EXCESS LIABILITY: ☐ UMBRELLA FORM ☐ OTHER THAN UMBRELLA FORM	RETRO DATE FOR CLAIMS MADE:	EACH OCCURRENCE		$
		AGGREGATE		$
		SELF-INSURED RETENTION		$
WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY		☐ WC STATUTORY LIMITS		
		E.L. EACH ACCIDENT		$
		E.L. DISEASE – EA EMPLOYEE		$
		E.L. DISEASE – POLICY LIMIT		$
SPECIAL CONDITIONS OTHER COVERAGES	Boiler and Machinery (Equipment Breakdown) Policy: # FBP2245462 Refer to the attachments for the policy coverages, terms & conditions	FEES		$
		TAXES		$
		ESTIMATED TOTAL PREMIUM		$

NAME & ADDRESS

TO WHOM IT MAY CONCERN

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE ☐

LOAN #

AUTHORIZED REPRESENTATIVE

/s/ John R. Drew

NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

INSURANCE BINDERDATE (MM/DD/YYYY) 01/30/2008THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM.AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc.COMPANY The Hartford #84-530502BINDER #EFFECTIVEEXPIRATIONDATETIMEDATETIME6/30/0712:01XAM06/30/08X12:01 AMPMNOONPHONE (A/C, No. Ext): 314-421-1525FAX (A/C,No.):THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:CODE: XW232SUB CODE:AGENCY CUSTOMER ID: BAKER04DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales of Shoes and Related AccessoriesINSUREDBakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGESLIMITS TYPE OF INSURANCECOVERAGE/FORMSDEDUCTIBLECOINS %AMOUNTPROPERTY CAUSES OF LOSS BASIC BASIC SPEC GENERAL LIABILITYEACH OCCURRENCE$ COMMERCIAL GENERAL LIABILITYDAMAGE TO RENTED PREMISES$ CLAIMS MADE OCCURMED EXP (Any one person)$PERSONAL & ADV INJURY$GENERAL AGGREGATE$RETRO DATE FOR CLAIMS MADEPRODUCTS - COMP/OP AGG$AUTOMOBILE LIABILITYCOMBINED SINGLE LIMIT$ ANY AUTOBODILY INJURY (Per person)$ ALL OWNED AUTOSBODILY INJURY (Per accident)$ SCHEDULED AUTOSPROPERTY DAMAGE$ HIRED AUTOSMEDICAL PAYMENTS$ NON-OWNED AUTOSPERSONAL INJURY PROT$ UNINSURED MOTORIST$ $AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: ___STATED AMOUNT$ OTHER THAN COL: OTHERGARAGE LIABILITYAUTO ONLY - EA ACCIDENT$ ANY AUTOOTHER THAN AUTO ONLY:EACH ACCIDENT$AGGREGATE$EXCESS LIABILITYEACH OCCURRENCE$ UMBRELLA FORMAGGREGATE$ OTHER THAN UMBRELLA FORMRETRO DATE FOR CLAIMS MADE:SELF-INSURED RETENTION$WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITSE.L. EACH ACCIDENT$E.L. DISEASE — EA EMPLOYEE$E.L. DISEASE — POLICY LIMIT$SPECIAL CONDITIONS OTHER COVERAGESBoiler and Machinery (Equipment Breakdown) Policy: # FBP2245462 Refer to the attachments for the policy coverages, terms & conditionsFEES$TAXES$ESTIMATED TOTAL PREMIUM$NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN #AUTHORIZED REPRESENTATIVE /s/ John R. Drew NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

BOILER & MACHINERY INSURANCE POLICY OUTLINE

Locations Insured:	• Per attached schedule of leased locations

Coverages	Limit
Equipment Breakdown Limit		$5,439,000.
Property Damage		$3,189,000.
Business Income		$1,250,000.
Extra Expense		$1,000,000.
Expediting Expenses		$25,000.
Hazardous Substances		$25.000.
Perishable Goods		$25,000.
CFC Refrigerants	$	Policy Limits
Service Interruption		$100,000.
Ordinance or Law		$25,000.
Demolition		$50,000.
Deductibles:

• Direct Damage Coverages:	$1,500 Except:
• Air Conditioning & Refrigerating Systems:	$25 per horsepower, $1,500 minimum
• Indirect Coverages:	24 hours Waiting Period
Major Conditions:
•	H.S.B.’s Freestyle Policy Form

•	Comprehensive Coverage Form (Excluding Production Equipment)

•	Valuation: Cost to Repair or Replace — whichever is less

•	Cancellation Provisions:
•	10 Days Notice of Cancellation for Non-Payment of Premium.

•	30 Days Notice of Cancellation for fraud, material misrepresentation, violation of terms or conditions, change in conditions, insurance company insolvency or loss of reinsurance.

•	60 Days Notice of Cancellation for Other Reasons.
•	Business Income Coinsurance: Waived until 6/30/2007 (Will need to get extended to 6/30/08)

•	Coverage included for Certified Foreign Acts of Terrorism
Partial Listing of Exclusions:
•	Flood

•	Earthquake

•	Ordinance of Law

•	Computer Date Recognition Exclusion

•	Service Interruption

•	Nuclear Hazard

•	War and Military Action

•	Testing

•	Spoilage Coverage

•	Other Exclusions and Limitations as Set Forth in policy.

35

BOILER & MACHINERY SCHEDULE OF LOCATIONS

Location #	Insured Store #	Street Address
(1)	Bakers # 2730	114 East Flagler Street Miami, FL 33131

(2)	Bakers # 2050	133 South State Street Chicago, IL 60603

(3)	Bakers # 2580	358-362 Fifth Avenue New York, NY 10001

36

CONDITIONS
This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancel-lation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or non renewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

INSURANCE BINDERDATE (MM/DD/YYYY) 01/30/2008THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM.AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc.COMPANY One Beacon America Ins CoBINDER #EFFECTIVEEXPIRATIONDATETIMEDATETIME6/30/0712 :01XAM06/30/08X12:01 AMPMNOONPHONE (A/C, No. Ext): 314-421-1525FAX (A/C,No.):THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:CODE:SUB CODE:AGENCY CUSTOMER ID: BAKER04DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales of Shoes and Related AccessoriesINSUREDBakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGESLIMITS TYPE OF INSURANCECOVERAGE/FORMSDEDUCTIBLECOINS % AMOUNTPROPERTY CAUSES OF LOSS BASIC BASIC SPECGENERAL LIABILITYEACH OCCURRENCE$ COMMERCIAL GENERAL LIABILITYDAMAGE TO RENTED PREMISES$ CLAIMS MADE OCCURMED EXP (Any one person)$PERSONAL & ADV INJURY$GENERAL AGGREGATE$RETRO DATE FOR CLAIMS MADEPRODUCTS — COMP/OP AGG$AUTOMOBILE LIABILITYCOMBINED SINGLE LIMIT$ ANY AUTOBODILY INJURY (Per person)$ ALL OWNED AUTOSBODILY INJURY (Per accident)$ SCHEDULED AUTOSPROPERTY DAMAGE$ HIRED AUTOSMEDICAL PAYMENTS$ NON-OWNED AUTOSPERSONAL INJURY PROT$ UNINSURED MOTORIST$ $AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: ___STATED AMOUNT$ OTHER THAN COL: OTHERGARAGE LIABILITYAUTO ONLY — EA ACCIDENT$ ANY AUTOOTHER THAN AUTO ONLY:EACH ACCIDENT$AGGREGATE$EXCESS LIABILITYEACH OCCURRENCE$ UMBRELLA FORMAGGREGATE$ OTHER THAN UMBRELLA FORMRETRO DATE FOR CLAIMS MADE:SELF-INSURED RETENTION$WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITSE.L. EACH ACCIDENT$1,000,000E.L. DISEASE — EA EMPLOYEE$1,000,000E.L. DISEASE — POLICY LIMIT$1,000,000 SPECIAL CONDITIONS OTHER COVERAGESWorkers Compensation Policy: #406-01-80-97-0000 Refer to the attachments for the policy coverages, terms & conditionsFEES$TAXES$ESTIMATED TOTAL PREMIUM$NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN #AUTHORIZED REPRESENTATIVE /s/ John R. Drew F.NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE G. H. NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

WORKERS COMPENSATION POLICY OUTLINE, CONT’D
(All States Except Rhode Island)
Policy Coverages:

Named Insured:	Bakers Footwear Group, Inc.
Policy No:	406-01-80-97-0000
Policy Period:	06/30/07 — 06/30/08
Company:	The One Beacon America Insurance Co.

Coverage:	Workers Compensation Insurance: Part One applies to the Workers Compensation Law for the states listed below:

Alabama	Idaho	Minnesota	Oklahoma
Arizona	Illinois	Missouri	Pennsylvania
Arkansas	Indiana	Nebraska	South Carolina
California	Kansas	Nevada	Tennessee
Colorado	Kentucky	New Hampshire	Texas
Connecticut	Louisiana	New Jersey	Utah
Delaware	Maryland	New Mexico	Virginia
Florida	Massachusetts	New York	Wisconsin
Georgia	Michigan	North Carolina
Employers Liability Insurance (Part Two) applies to work in each state listed above.

The limits of liability are:

Bodily Injury by Accident	$1,000,000	Each Accident
Bodily Injury by Disease	$1,000,000	Policy Limit
Bodily Injury by Disease	$1,000,000	Each Employee

Other State Insurance (Part Three):	All States except: Maine, North Dakota, Ohio, Washington, West Virginia, and states designated in Part One.
Additional Conditions:
•	Foreign Coverage Provided within the International Human Resources Endorsement.

•	Cancellation Provisions:
•	10 Days Notice of Cancellation for Non-Payment of Premium.

•	30 Days Notice of Cancellation for fraud, material misrepresentation, violation of terms or conditions, change in conditions, insurance company insolvency or loss of reinsurance.

•	90 Days Notice of Cancellation for Other Reasons.
•	Voluntary Compensation & Employers Liability Endorsement.

•	2007 Experience Modification Rating Factor: .79 (Tentative) MI=1.00; NJ=. 863; PA=.844; DE=1.00; CA=.78

•	Terrorism Coverage Included

Footnote:	The insured secures coverage for employees in the states of Ohio and Washington directly through the respective State Fund.

39

CONDITIONS
This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancel- lation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or non renewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

INSURANCE BINDERDATE (MM/DD/YYYY) 01/30/2008THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM.AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc.COMPANY C N ABINDER #EFFECTIVEEXPIRATIONDATETIMEDATETIME6/30/0712:01XAM06/30/08X12:01 AMPMNOONPHONE (A/C, No. Ext): 314-421-1525FAX (A/C,No.):THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:CODE: A09485SUB CODE:AGENCY CUSTOMER ID: BAKER04DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales of Shoes and Related AccessoriesINSUREDBakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGESLIMITS TYPE OF INSURANCECOVERAGE/FORMSDEDUCTIBLECOINS %AMOUNTPROPERTY CAUSES OF LOSS BASIC BASIC SPEC GENERAL LIABILITYEACH OCCURRENCE$ COMMERCIAL GENERAL LIABILITYDAMAGE TO RENTED PREMISES$ CLAIMS MADE OCCURMED EXP (Any one person)$PERSONAL & ADV INJURY$GENERAL AGGREGATE$RETRO DATE FOR CLAIMS MADEPRODUCTS - COMP/OP AGG$AUTOMOBILE LIABILITYCOMBINED SINGLE LIMIT$ ANY AUTOBODILY INJURY (Per person)$ ALL OWNED AUTOSBODILY INJURY (Per accident)$ SCHEDULED AUTOSPROPERTY DAMAGE$ HIRED AUTOSMEDICAL PAYMENTS$ NON-OWNED AUTOSPERSONAL INJURY PROT$ UNINSURED MOTORIST$ $AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: ___STATED AMOUNT$ OTHER THAN COL: OTHERGARAGE LIABILITYAUTO ONLY — EA ACCIDENT$ ANY AUTOOTHER THAN AUTO ONLY:EACH ACCIDENT$AGGREGATE$EXCESS LIABILITYEACH OCCURRENCE$ UMBRELLA FORMAGGREGATE$ OTHER THAN UMBRELLA FORMRETRO DATE FOR CLAIMS MADE:SELF-INSURED RETENTION$WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITSE.L. EACH ACCIDENT$15,000,000E.L. DISEASE — EA EMPLOYEE$15,000,000E.L. DISEASE — POLICY LIMIT$10,000SPECIAL CONDITIONS OTHER COVERAGESUmbrella Liability Policy: #L-2090687790 Refer to the attachments for the policy coverages, terms & conditionsFEES$TAXES$ESTIMATED TOTAL PREMIUM$NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN #AUTHORIZED REPRESENTATIVE /s/ John R. Drew I.NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE J. K. NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

NAMED INSURED LISTING
Bakers Footwear Group, Inc.
Weiss and Neuman Shoe Company (Inactive)

42

UMBRELLA LIABILITY INSURANCE POLICY OUTLINE

Limit of Liability:	$15,000,000	Each Occurrence
	$15,000,000	Aggregate

Self-Insured Retention:	$10,000	Each Occurrence

Required Primary Coverages:
• General Liability:	$1,000,000	Each Occurrence
	$2,000,000	General Aggregate
	(Other than Products / Completed Operations)
	$2,000,000	Products / Completed Operations

• Automobile Liability:	$1,000,000	Combined Single Limit

• Employers Liability:	$1,000,000	Each Accident
	$1,000,000	Disease — Policy Limit
	$1,000,000	Disease — Each Employee

• Employee Benefit Liability:	$1,000,000	Each Claim
	$2,000,000	Annual Aggregate

• Foreign Contingent Automotive Liability:	$1,000,000	Each Accident / CSL

• Foreign Employers Liability:	$1,000,000	Bodily Injury by Accident — Each Accident
	$1,000,000	Bodily Injury by Disease — Each Employee
	$1,000,000	Bodily Injury by Disease — Policy Limit
MAJOR CONDITIONS:
•	Employee Benefit Liability — Following Form

•	General Aggregate Limit per Location — Following Form

•	Defense Costs Outside Limits

•	Drop Down Provision

•	Coverage Included for Certified Acts of Terrorism.

•	Flat Premium Charge

•	Cancellation Provisions:
•	10 Days Notice of Cancellation for Non-Payment of Premium.

•	30 Days Notice of Cancellation for fraud, material misrepresentation, violation of terms or conditions, change in conditions, insurance company insolvency or loss of reinsurance.

•	60 Days Notice of Cancellation for Other Reasons.

43

UMBRELLA LIABILITY INSURANCE POLICY OUTLINE, CONT’D
PARTIAL LISTING OF EXCLUSIONS:
•	ERISA/CORBA

•	Employment Related Practices Liability

•	Asbestos

•	Computer Date Recognition Pollution

•	Care Custody and Control — Real and Personal Property

•	Professional Services Errors & Omissions

•	Intellectual Property

•	Biological Agents (Fungus / Mold)

•	War Liability

•	Lead Liability

•	Other Exclusions and Limitations as Set Forth in Policy.

44

CONDITIONS
This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according-to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancel- lation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or non renewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (8) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

INSURANCE BINDER

DATE (MM/DD/YYYY)
01/30/2008

AGENCY	COMPANY	BINDER #
Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc.	Federal Insurance Co.	

EFFECTIVE DATE	EFFECTIVE TIME	AM/PM	EXPIRATION DATE	EXPIRATION TIME
6/30/07	12:01	X AM / PM	06/30/08	X 12:01 AM / NOON

CODE: 37910 | SUB CODE:

AGENCY CUSTOMER ID: BAKER04

INSURED

DESCRIPTION OF OPERATIONS/PROPERTY (Including Location)

Retail Sales of Shoes and Related Accessories

COVERAGES

TYPE OF INSURANCE	COVERAGE/FORMS	LIMITS: DEDUCTIBLE	COINS %	AMOUNT
PROPERTY CAUSES OF LOSS ☐ BASIC ☐ BASIC ☐ SPEC ☐ ☐				
GENERAL LIABILITY ☐ COMMERCIAL GENERAL LIABILITY ☐☐ CLAIMS MADE ☐ OCCUR ☐ ☐ ☐	RETRO DATE FOR CLAIMS MADE	EACH OCCURRENCE		$
		DAMAGE TO RENTED PREMISES		$
		MED EXP (Any one person)		$
		PERSONAL & ADV INJURY		$
		GENERAL AGGREGATE		$
		PRODUCTS – COMP/OP AGG		$
AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐ ☐		COMBINED SINGLE LIMIT		$
		BODILY INJURY (Per person)		$
		BODILY INJURY (Per accident)		$
		PROPERTY DAMAGE		$
		MEDICAL PAYMENTS		$
		PERSONAL INJURY PROT		$
		UNINSURED MOTORIST		$
				$
AUTO PHYSICAL DAMAGE DEDUCTIBLE ☐ COLLISION: ☐ OTHER THAN COL:	☐ VEHICLES ☐ SCHEDULED VEHICLES	☐ ACTUAL CASH VALUE ☐ STATED AMOUNT ☐ OTHER		$
GARAGE LIABILITY ☐ ANY AUTO ☐ ☐		AUTO ONLY – EA ACCIDENT		$
		OTHER THAN AUTO ONLY:		
		EACH ACCIDENT		$
		AGGREGATE		$
EXCESS LIABILITY ☐ UMBRELLA FORM ☐ OTHER THAN UMBRELLA FORM	RETRO DATE FOR CLAIMS MADE:	EACH OCCURRENCE		$
		AGGREGATE		$
		SELF-INSURED RETENTION		$
WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY		☐ WC STATUTORY LIMITS		
		E.L. EACH ACCIDENT		$
		E.L. DISEASE – EA EMPLOYEE		$
		E.L. DISEASE – POLICY LIMIT		$
SPECIAL CONDITIONS OTHER COVERAGES	Ocean Cargo Policy #69406 Refer to the attachments for the policy coverages, terms & conditions	FEES		$
		TAXES		$
		ESTIMATED TOTAL PREMIUM		$

NAME & ADDRESS

TO WHOM IT MAY CONCERN

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE ☐

LOAN #

AUTHORIZED REPRESENTATIVE

/s/ John R. Drew

MNOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

INSURANCE BINDERDATE (MM/DD/YYYY) 01/30/2008THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM.AGENCY Smith & McLaughlin, Inc. The Daniel & Henry Company 1001 Highlands Plaza Dr West St. Louis MO 63110 Smith & McLaughlin, Inc.COMPANY Federal Insurance Co.BINDER #EFFECTIVEEXPIRATIONDATETIMEDATETIME6/30/0712:01XAM06/30/08X12:01 AMPMNOONPHONE (A/C, No. Ext): 314-421-1525FAX (A/C,No.):THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:CODE: 37910SUB CODE:AGENCY CUSTOMER ID: BAKER04DESCRIPTION OF OPERATIONS/PROPERTY (Including Location) Retail Sales of Shoes and Related AccessoriesINSUREDBakers Footwear Group, Inc. 2815 Scott Avenue St. Louis MO 63103 COVERAGESLIMITS TYPE OF INSURANCECOVERAGE/FORMSDEDUCTIBLECOINS %AMOUNTPROPERTY CAUSES OF LOSS BASIC BASIC SPEC GENERAL LIABILITYEACH OCCURRENCE$ COMMERCIAL GENERAL LIABILITYDAMAGE TO RENTED PREMISES$ CLAIMS MADE OCCURMED EXP (Any one person)$PERSONAL & ADV INJURY$GENERAL AGGREGATE$RETRO DATE FOR CLAIMS MADEPRODUCTS - COMP/OP AGG$AUTOMOBILE LIABILITYCOMBINED SINGLE LIMIT$ ANY AUTOBODILY INJURY (Per person)$ ALL OWNED AUTOSBODILY INJURY (Per accident)$ SCHEDULED AUTOSPROPERTY DAMAGE$ HIRED AUTOSMEDICAL PAYMENTS$ NON-OWNED AUTOSPERSONAL INJURY PROT$ UNINSURED MOTORIST$ $AUTO PHYSICAL DAMAGE DEDUCTIBLE VEHICLES SCHEDULED VEHICLES ACTUAL CASH VALUE COLLISION: ___STATED AMOUNT$ OTHER THAN COL: OTHERGARAGE LIABILITYAUTO ONLY — EA ACCIDENT$ ANY AUTOOTHER THAN AUTO ONLY:EACH ACCIDENT$AGGREGATE$EXCESS LIABILITYEACH OCCURRENCE$ UMBRELLA FORMAGGREGATE$ OTHER THAN UMBRELLA FORMRETRO DATE FOR CLAIMS MADE:SELF-INSURED RETENTION$WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY WC STATUTORY LIMITSE.L. EACH ACCIDENT$E.L. DISEASE — EA EMPLOYEE$E.L. DISEASE — POLICY LIMIT$SPECIAL CONDITIONS OTHER COVERAGESOcean Cargo Policy #69406 Refer to the attachments for the policy coverages, terms & conditionsFEES$TAXES$ESTIMATED TOTAL PREMIUM$NAME & ADDRESS TO WHOM IT MAY CONCERN MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN #AUTHORIZED REPRESENTATIVE /s/ John R. DrewL.NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE M. N. NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE

OCEAN CARGO / WAR RISK POLICY OUTLINE

Named Insured:	Bakers Footwear Group, Inc. And/or their Subsidiary as they may now or hereinafter be constituted as their respective interests appear.

Policy No.:	69406
To be assigned (War Risk)

Insurance Co.:	Federal Insurance Company (CHUBB Group)

Effective:	June 30, 2007 to until canceled

Insuring Merchandise Consisting Principally of:	Shoes, handbags, fashion items including costume jewelry, and similar merchandise incidental to the business of the assured, in cartons and containerized.

Geographic Limits:	World to world, but excluding shipments to or from countries which the Assured is legally prohibited from trading or where there is a legal or regulatory prohibition against providing insurance.

Peril:	To pay for Physical Loss of Damage from any external cause (except those excluded in the Ocean Cargo Policy Form).

Deductible:	$1,000 / Occurrence

Valuation of Merchandise:

• Presold merchandise at net selling price less unincurred expenses

• Cost/invoice amount including insurance and freight plus 20%

47

OCEAN CARGO / WAR RISK POLICY OUTLINE, CONT’D
Limits of Liability (Per Occurrence):
$2,500,000 anyone vessel or aircraft connecting conveyance; Except:

A.	$ 250,000 on deck, subject to an on deck bill of lading

B.	$ 25,000 anyone package shipped by government or private mail or parcel post.

C.	$ 25,000 via messenger as a connecting conveyance

D.	$ 100,000 anyone metal barge or anyone tow as a principal conveyance

E.	$2,500,000 anyone truck or rail car;
Clauses / Endorsements:

Additional Coverage:	Limit	Deductible
Consolidation	$2,500,000	$1,000
Exhibitions	$25,000	$1,000
Extra Expense	$250,000	$1,000
Salespersons Samples	$5,000	$1,000

		Rate
Extension of Coverages: SR &CC		Included
DIC/Guaranteed Collectibility		Included
FOB, FAS, FCA, CFR Sales		Included
Export Contingency		Included
Import Duty		Included

Endorsements and Special Provisions: Profit Sharing Minimum Premium $20,000	11-02-2039
• 50/50/50
Standard percentages for qualifying Loss Ratio, Premium Modifier and Dividend Factor.
• Garment Consequential Loss (Pairs and Sets)	11-02-2-34

48

CONDITIONS
This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.
This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.
Applicable in California
When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from “Insurance Binder” to “Cover Note”.
Applicable in Colorado
With respect to binders issued to renters of residential premises, home owners, condo unit owners and mobile home owners, the insurer has thirty (30) business days, commencing from the effective date of coverage, to evaluate the issuance of the insurance policy.
Applicable in Delaware
The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancellation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.
Chapter 21 Title 25 Paragraph 2119
Applicable in Florida
Except for Auto Insurance coverage, no notice of cancellation or nonrenewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.
Applicable in Nevada
Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

SCHEDULE 6.4
Disposal of Assets
1.	The Borrower periodically amends and terminates store leases in the ordinary course of its business.

SCHEDULE 6.13
Transactions with Affiliates
1.	The Borrower issued subordinated convertible debentures on June 26, 2007. Certain affiliates of the Borrower, including directors and advisory directors, are holders of these debentures. The debentures contain a weighted average conversion price adjustment (and other adjustments) that can be affected by future corporate transactions and will be impacted by this transaction.

2.	The Borrower may enter into any of the following transactions with its affiliates: (a) a transaction that is contemplated and in compliance with any of Borrower’s existing cash bonus plans, bonus letters, directors fee arrangements, employment agreements, stock option plans, equity incentive plans, or any such future plans or arrangements approved by the Borrower’s Board of Directors, Compensation Committee or shareholders, (b) payment of salaries and bonuses approved by the Borrower’s Board of Directors or Compensation Committee in the ordinary course of business, and (c) payment of severance benefits pursuant to severance arrangements that the Borrower may enter from time to time with its employees, officers and directors.